                                                                   EXHIBIT 10.80

                                                                [EXECUTION COPY]



                                   $42,000,000


                                CREDIT AGREEMENT,


                         dated as of February 18, 1998,


                                      among

                        SELFCARE CONSUMER PRODUCTS, INC.,

                                as the Borrower,

                                 SELFCARE, INC.,

                                as the Guarantor,


                         CERTAIN FINANCIAL INSTITUTIONS,

                                 as the Lenders,


                                       and


                            THE CHASE MANHATTAN BANK,

                          as the Agent for the Lenders.

                                TABLE OF CONTENTS


SECTION                                                                                                PAGE
                                   ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

  1.1.       Defined Terms ...............................................................................2
  1.2.       Use of Defined Terms .......................................................................29
  1.3.       Cross-References ...........................................................................29
  1.4.       Accounting and Financial Determinations ....................................................29

                                       ARTICLE II
                           COMMITMENTS, BORROWING PROCEDURES,
                              LETTERS OF CREDIT AND NOTES

  2.1.       Commitments ................................................................................30
  2.1.1.     Term Loan Commitment .......................................................................30
  2.1.2.     Revolving Loan Commitment ..................................................................30
  2.1.3.     Letter of Credit Commitment ................................................................30
  2.2.       Lenders Not Permitted or Required To Make Credit Extensions ................................30
  2.2.1.     Term Loans .................................................................................30
  2.2.2.     Revolving Loans and Letters of Credit ......................................................30
  2.3.       Reduction of the Commitment Amounts ........................................................31
  2.4.       Borrowing Procedure ........................................................................31
  2.5.       Continuation and Conversion Elections ......................................................31
  2.6.       Funding ....................................................................................32
  2.7.       Letters of Credit. .........................................................................32
  2.7.1.     Issuance Procedures ........................................................................32
  2.7.2.     Other Lenders' Participation ...............................................................33
  2.7.3.     Disbursements ..............................................................................33
  2.7.4.     Reimbursement ..............................................................................33
  2.7.5.     Deemed Disbursements .......................................................................33
  2.7.6.     Nature of Reimbursement Obligations ........................................................34
  2.8.       Notes ......................................................................................34

                                      ARTICLE III
                       REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

  3.1.       Repayments and Prepayments .................................................................35
  3.1.1.     Voluntary Prepayments ......................................................................35
  3.1.2.     Mandatory Repayments and Prepayments .......................................................35
  3.2.       Interest Provisions ........................................................................37
  3.2.1.     Rates ......................................................................................38
  3.2.2.     Post-Default Rates .........................................................................38
  3.2.3.     Payment Dates ..............................................................................39
  3.3.       Fees .......................................................................................39

SECTION                                                                                                PAGE
  3.3.1.     Commitment Fee .............................................................................39
  3.3.2.     Letter of Credit Fee .......................................................................39
  3.3.3.     Agent's Fees, etc ..........................................................................40

                                       ARTICLE IV
                         CERTAIN LIBO RATE AND OTHER PROVISIONS

  4.1.       LIBO Rate Lending Unlawful .................................................................40
  4.2.       Deposits Unavailable .......................................................................40
  4.3.       Increased Costs, etc. ......................................................................40
  4.4.       Funding Losses .............................................................................41
  4.5.       Increased Capital Costs ....................................................................42
  4.6.       Taxes ......................................................................................42
  4.7.       Payments, Computations, etc. ...............................................................43
  4.8.       Sharing of Payments ........................................................................44
  4.9.       Setoff .....................................................................................44
  4.10.      Use of Proceeds ............................................................................44

                                       ARTICLE V
                            CONDITIONS TO CREDIT EXTENSIONS

  5.1.       Initial Credit Extension ...................................................................45
  5.1.1.     Resolutions, etc ...........................................................................45
  5.1.2.     Agreement ..................................................................................45
  5.1.3.     Delivery of Notes ..........................................................................45
  5.1.4.     Required Consents and Approvals ............................................................45
  5.1.5.     Consummation of the Acquisition ............................................................46
  5.1.6.     Collection Account Agreements ..............................................................46
  5.1.7.     Borrowing Base Certificate .................................................................46
  5.1.8.     Financial Information, etc .................................................................46
  5.1.9.     Consent to Assignment of Operational Agreement .............................................48
  5.1.10.    Guaranty ...................................................................................48
  5.1.11.    Pledged Property ...........................................................................48
  5.1.12.    UCC Search Results .........................................................................48
  5.1.13.    Security Agreements, Filings, etc ..........................................................48
  5.1.14.    Solvency Certificate .......................................................................49
  5.1.15.    Closing Date Certificate ...................................................................49
  5.1.16.    Reliance Letters ...........................................................................49
  5.1.17.    Evidence of Insurance ......................................................................49
  5.1.18.    Environmental Matters ......................................................................49
  5.1.19.    Payment of Outstanding Indebtedness, etc ...................................................49
  5.1.20.    Escrow Agreement ...........................................................................49
  5.1.21.    Tax Sharing Agreement ......................................................................50
  5.1.22.    Opinions of Counsel ........................................................................50
  5.1.23.    Bailee Waivers .............................................................................50
  5.1.24.    Agent's Closing Fees, Expenses, etc. .......................................................50

SECTION                                                                                                PAGE
  5.1.25.    Other Closing Expenses .....................................................................50
  5.2.       All Credit Extensions ......................................................................50
  5.2.1.     Compliance with Warranties, No Default, etc ................................................50
  5.2.2.     Credit Extension Request, etc ..............................................................50
  5.2.3.     Satisfactory Legal Form ....................................................................51

                                   ARTICLE VI
                         REPRESENTATIONS AND WARRANTIES

  6.1.       Organization, etc. .........................................................................51
  6.2.       Due Authorization, Non-Contravention, etc. .................................................51
  6.3.       Government Approval, Regulation, etc. ......................................................52
  6.4.       Validity, etc. .............................................................................52
  6.5.       Financial Information ......................................................................52
  6.6.       No Material Adverse Change .................................................................52
  6.7.       Litigation, Labor Controversies, etc. ......................................................53
  6.8.       Subsidiaries ...............................................................................53
  6.9.       Ownership of Properties ....................................................................53
  6.10.      Taxes ......................................................................................53
  6.11.      Pension and Benefit Plans ..................................................................53
  6.12.      Environmental Warranties ...................................................................54
  6.13.      Inventory ..................................................................................55
  6.14.      Accuracy of Information ....................................................................55
  6.15.      Purchase Agreement .........................................................................56
  6.16.      Absence of Default .........................................................................56
  6.17.      Regulations G, U and X .....................................................................56
  6.18.      Government Regulation ......................................................................56
  6.19.      Solvency ...................................................................................56
  6.20.      Insurance. .................................................................................56
  6.21.      Senior Indebtedness, etc. ..................................................................57
  6.22.      Operational Agreements. ....................................................................57

                                  ARTICLE VII
                                   COVENANTS

  7.1.       Affirmative Covenants ......................................................................57
  7.1.1.     Financial Information, Reports, Notices, etc ...............................................57
  7.1.2.     Compliance with Laws, etc ..................................................................60
  7.1.3.     Maintenance of Properties ..................................................................60
  7.1.4.     Insurance ..................................................................................60
  7.1.5.     Books and Records; Accounts ................................................................62
  7.1.6.     Environmental Covenant .....................................................................62
  7.1.7.     Further Assurances .........................................................................63
  7.1.8.     As to Intellectual Property Collateral .....................................................64
  7.1.9.     Future Subsidiaries ........................................................................65
  7.1.10.    Rate Protection Agreements .................................................................66

SECTION                                                                                                PAGE
  7.1.11.    Certain Post-Closing Covenants .............................................................66
  7.1.12.    Jmar Ames, Inc. ............................................................................67
  7.2.       Negative Covenants .........................................................................68
  7.2.1.     Business Activities ........................................................................68
  7.2.2.     Indebtedness ...............................................................................68
  7.2.3.     Liens ......................................................................................69
  7.2.4.     Financial Condition ........................................................................70
  7.2.5.     Investments ................................................................................71
  7.2.6.     Restricted Payments, etc ...................................................................72
  7.2.7.     Capital Expenditures, etc ..................................................................72
  7.2.8.     Take or Pay Contracts ......................................................................73
  7.2.9.     Consolidation, Merger, etc .................................................................73
  7.2.10.    Asset Dispositions, etc ....................................................................74
  7.2.11.    Modification of Certain Agreements .........................................................74
  7.2.12.    Transactions with Affiliates; Separate Existence ...........................................75
  7.2.13.    Negative Pledges, Restrictive Agreements, etc ..............................................76
  7.2.14.    Management Fees, Expenses, etc .............................................................77
  7.2.15.    Fiscal Year End ............................................................................77
  7.2.16.    Limitation on Sale and Leaseback Transactions...............................................77

                                  ARTICLE VIII
                               EVENTS OF DEFAULT

  8.1.       Listing of Events of Default ...............................................................77
  8.1.1.     Non-Payment of Obligations .................................................................77
  8.1.2.     Breach of Representations and Warranties ...................................................77
  8.1.3.     Non-Performance of Certain Covenants and Obligations .......................................77
  8.1.4.     Non-Performance of Other Covenants and Obligations .........................................78
  8.1.5.     Default On Other Indebtedness ..............................................................78
  8.1.6.     Judgments ..................................................................................78
  8.1.7.     Pension Plans ..............................................................................78
  8.1.8.     Control of Holdings and the Borrower .......................................................78
  8.1.9.     Bankruptcy, Insolvency, etc ................................................................79
  8.1.10.    Impairment of Security, etc ................................................................79
  8.1.11.    Subordinated Notes .........................................................................79
  8.1.12.    Non-Payment of Taxes .......................................................................79
  8.2.       Action if Bankruptcy Exists ................................................................80
  8.3.       Action if Other Event of Default Exists ....................................................80
  8.4.       Payments Upon Acceleration .................................................................80

                                   ARTICLE IX
                                   THE AGENT

  9.1.       Actions ....................................................................................81
  9.2.       Funding Reliance, etc. .....................................................................81
  9.3.       Exculpation ................................................................................81

SECTION                                                                                                PAGE
  9.4.       Successor ..................................................................................82
  9.5.       Loans by Chase .............................................................................82
  9.6.       Credit Decisions ...........................................................................82
  9.7.       Copies, etc. ...............................................................................82
  9.8.       Certain Collateral Matters .................................................................82

                                   ARTICLE X
                            MISCELLANEOUS PROVISIONS

  10.1.      Waivers, Amendments, etc. ..................................................................83
  10.2.      Notices ....................................................................................84
  10.3.      Payment of Costs and Expenses ..............................................................84
  10.4.      Indemnification ............................................................................85
  10.5.      Survival ...................................................................................86
  10.6.      Severability ...............................................................................86
  10.7.      Headings ...................................................................................86
  10.8.      Execution in Counterparts, Effectiveness, etc. .............................................86
  10.9.      Governing Law; Entire Agreement ............................................................86
  10.10.     Successors and Assigns .....................................................................87
  10.11.     Sale and Transfer of Loans and Notes; Participations in Loans and Notes ....................87
  10.11.1.   Assignments ................................................................................87
  10.11.2.   Participations .............................................................................88
  10.11.3.   Certain Other Provisions ...................................................................89
  10.12.     Other Transactions .........................................................................89
  10.13.     Guaranty of Holdings .......................................................................89
  10.14.     Forum Selection and Consent to Jurisdiction ................................................91
  10.15.     Waiver of Jury Trial, etc. .................................................................92

                             SCHEDULES AND EXHIBITS


SCHEDULE I                 -      Disclosure Schedule
SCHEDULE II                -      Percentages
SCHEDULE III               -      Administrative Information

EXHIBIT A                  -      Form of Revolving Note
EXHIBIT B                  -      Form of Term Note
EXHIBIT C-1                -      Form of Borrowing Request
EXHIBIT C-2                -      Form of Continuation/Conversion Notice
EXHIBIT D                  -      Form of Issuance Request
EXHIBIT E                  -      Form of Borrowing Base Certificate
EXHIBIT F-1                -      Form of Compliance Certificate
EXHIBIT F-2                -      Form of Holdings' Compliance Certificate
EXHIBIT G                  -      Form of Pledge Agreement
EXHIBIT H                  -      Form of Security Agreement
EXHIBIT I                  -      Form of Collection Account Agreement
EXHIBIT J                  -      Form of Subsidiary Guaranty
EXHIBIT K                  -      Form of Closing Date Certificate
EXHIBIT L                  -      Form of Solvency Certificate
EXHIBIT M                  -      Form of Lender Assignment Agreement
EXHIBIT N                  -      Form of Escrow Agreement
EXHIBIT O                  -      Form of Tax Sharing Agreement
EXHIBIT P-1                -      Form of Legal Opinion of Counsel to Holdings and the Borrower
EXHIBIT P-2                -      Form of Legal Opinion of Ohio Counsel to Jmar Ames, Inc.

                                CREDIT AGREEMENT

         CREDIT AGREEMENT, dated as of February 18, 1998, among SELFCARE CONSUMER PRODUCTS, INC., a Delaware corporation (the "Borrower"), SELFCARE, INC., a Delaware corporation ("Holdings"), as guarantor, the various financial institutions as are or may become parties hereto (collectively, the "Lenders"), and THE CHASE MANHATTAN BANK ("Chase"), as agent (in such capacity, the "Agent") for the Lenders.

                              W I T N E S S E T H:

         WHEREAS, Holdings is engaged in the business of developing, manufacturing and marketing health care products, including nutritionals and self-test diagnostic products for the diabetes, women's health and infectious disease markets;

         WHEREAS, upon consummation of the Acquisition (such capitalized term and all other capitalized terms used in these recitals without definition shall have the meanings provided for in Article I hereto) the Borrower and its Wholly-Owned Subsidiaries will be engaged in the business of developing and marketing nutritional supplements and diabetes care products; and

         WHEREAS, all the capital stock of the Borrower is owned by Holdings;
and

         WHEREAS, the Borrower desires to obtain from the Lenders

         (a) Term Loan Commitments pursuant to which Term Loans will be made by the Lenders on the date of the initial Credit Extension in an aggregate principal amount not to exceed $37,000,000; and

         (b) Revolving Loan Commitments pursuant to which Revolving Loans will be made by the Lenders from time and time in an aggregate principal amount at any one time outstanding not to exceed $5,000,000 and Letters of Credit will be issued by the Issuer from time to time in a maximum aggregate principal amount at any one time outstanding not to exceed $1,000,000, provided that, in any event, the aggregate outstanding principal amount of all Revolving Loans, together with the aggregate amount of all Letter of Credit Outstandings, shall not at any one time exceed the lesser of the Revolving Loan Commitment or the Borrowing Base Amount in effect at such time; and

         WHEREAS, the Lenders are willing, on the terms and subject to the conditions hereinafter set forth (including Article V), to extend such Commitments and make such Loans to the Borrower and issue (or participate in) Letters of Credit for the account of the Borrower;

         NOW, THEREFORE, the parties hereto hereby agree as follows:


                                    ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.1. DEFINED TERMS. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

"ACCOUNT" means any "account" (as that term is defined in Section 9-106 of the U.C.C.) of any Person.

"ACCOUNT DEBTOR" is defined in clause (e) of the definition of "Eligible
Account".

"ACQUISITION" means the acquisition by the Borrower of all the capital stock of Can-Am pursuant to the Purchase Agreement.

"ADJUSTED PERCENTAGE" means, (a) at a time when no Lender Default exists, for each Lender such Lender's Percentage and (b) at a time when a Lender Default exists (i) for each Lender that is a Defaulting Lender, zero and (ii) for each Lender that is a Non-Defaulting Lender, the percentage determined by dividing an amount equal to such Lender's Percentage of the Total Commitment Amount at such time by the Adjusted Total Commitment Amount at such time, it being understood that all references herein to Commitments and the Adjusted Total Commitment Amount at a time when the Total Commitment Amount or Adjusted Total Commitment Amount, as the case may be, has been terminated shall be references to the Commitments or Adjusted Total Commitment Amount, as the case may be, in effect immediately prior to such termination.

"ADJUSTED TOTAL COMMITMENT AMOUNT" means, at any time, the Total Commitment Amount less the aggregate Commitments of all Defaulting Lenders.

"AFFILIATE" of any Person means any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any Plan). A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power

         (a) to vote 5% or more of the securities (on a fully diluted basis) or other interests having ordinary voting power for the election of directors or managing general partners; or

         (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

"AGENT" is defined in the preamble and includes each other Person as shall have subsequently been appointed as the successor Agent pursuant to Section 9.4.

"AGREEMENT" means this Credit Agreement, as amended, supplemented, restated or otherwise modified from time to time.

"ALTERNATE BASE RATE" shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% per annum, and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1% per annum. "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Agent at it principal office in New York City as its prime rate in effect at such time. "Base CD Rate" shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and
(ii) Statutory Reserves and (b) the Assessment Rate. "Three-Month Secondary CD Rate" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it. "Statutory Reserves" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal, established by the Board and any other banking authority to which the Agent is subject with respect to the Base CD Rate, for new negotiable non personal time deposits in dollars of over $100,000 with maturities approximately equal to three months. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage. "Assessment Rate" shall mean the annual assessment rate (net of refunds and rounded upwards, if necessary, to the next 1/16 of 1%) estimated by the Agent to be payable by the Agent to the Federal Deposit Insurance Corporation (or any successor) for insurance by such Corporation (or such successor) of time deposits made in dollars at the Agent's domestic offices during the current calendar year. "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it. If for any reason the Agent shall have determined in a commercially reasonable manner (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Base CD Rate or the Federal Funds Effective Rate, or both, for any reason, including, the inability or failure of the Agent to obtain sufficient quotations in accordance with the terms hereof, the Alternate Base Rate shall be determined without regard to clause (b) or (c), or both, of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate, respectively.

"AMG" means AMG Medical Inc., a Canadian corporation.

"APPLICABLE MARGIN" means (a) with respect to the unpaid principal amount of each Base Rate Loan, the applicable percentage set forth below in the column entitled "Applicable Margin for Base Rate Loans"; and (b) with respect to the unpaid principal amount of each LIBO Rate Loan, the applicable percentage set forth below in the column entitled "Applicable Margin for LIBO Rate Loans":

                                                                         Applicable                  Applicable
                        Senior Funded Debt                               Margin For                  Margin For
                          to EBITDA Ratio                             Base Rate Loans              LIBO Rate Loans
                        -------------------                           ---------------              ---------------
         A.       Greater than                                                1.50%                        3.00%
                  4.00:1.00
         B.       Equal to or less than                                       1.25%                        2.75%
                  4.00:1.00 but greater than
                  3.50:1.00
         C.       Equal to or less than                                       1.00%                        2.50%
                  3.50:1.00 but greater than
                  2.50:1.00
         D.       Equal to or less than                                        .75%                        2.25%
                  2.50:1.00 but greater than
                  2.00:1.00
         E.       Equal to or less than                                        .50%                        2.00%
                  2.00:1.00 but greater than
                  1.50:1.00
         F.       Equal to or less than                                        .25%                        1.75%
                  1.50:1.00

The Senior Funded Debt to EBITDA Ratio used to compute the Applicable Margin shall be the Senior Funded Debt to EBITDA Ratio set forth in the Compliance Certificate most recently delivered by the Borrower to the Agent pursuant to clause (e) of Section 7.1.1, and changes in the Applicable Margin resulting from a change in the Senior Funded Debt to EBITDA Ratio shall become effective upon delivery by the Borrower to the Agent of a new Compliance Certificate pursuant to clause (e) of Section 7.1.1; provided, however, that from and after the Effective Date and until the earlier of the receipt by the Agent and the Lenders of (i) the audited financial statements pursuant to clause (c) of Section 7.1.1 for the Borrower's 1998 Fiscal Year or (ii) audited financial statements for the Borrower and Can-Am for each of their 1997 Fiscal Years (such financial statements to be prepared by Arthur Anderson LLP or other independent public accountants acceptable to the Agent in accordance with GAAP consistently applied and free of any Impermissible Qualifications) the Applicable Margin shall equal the Applicable Margin set forth in row C above unless the Compliance Certificate most recently delivered by the Borrower to the Agent pursuant to clause (e) of
Section 7.1.1 indicates that the Applicable Margin should be greater, in which case the Applicable Margin shall be the percentage indicated in rows A or B above, as applicable. If the Borrower shall fail to deliver a Compliance Certificate within 45 days after the end of any Fiscal Quarter as required pursuant to clause (e) of Section 7.1.1, the Applicable Margin from and including the 45th day after the end of such Fiscal Quarter to but not including the date the Borrower delivers to the Agent a Compliance Certificate with respect to such Fiscal Quarter shall conclusively be presumed to equal the relevant Applicable Margin set forth at row A above. In addition, the Applicable Margin shall be automatically increased to the Applicable Margin set forth in row A above during all periods of time in which any Default or Event of Default has occurred and is continuing.

"ASSESSMENT RATE" is defined in the definition of Alternate Base Rate.

"AUTHORIZED OFFICER" means, relative to any Obligor, those of its officers whose signatures and incumbency shall have been certified to the Agent and the Lenders pursuant to Section 5.1.1.

"BASE CD RATE" is defined in the definition of Alternate Base Rate.

"BASE RATE LOAN" means a Loan bearing interest at a fluctuating interest rate determined by reference to the Alternate Base Rate.

"BORROWER" is defined in the preamble.

"BORROWER SUBORDINATED NOTES" means collectively (a) the Promissory Note, dated the date hereof, of the Borrower in favor of Holdings and in the original principal amount of $2,000,000 and (b) the Subordinated Promissory Note, dated the date hereof, of the Borrower in favor of Holdings and in the original principal amount of $5,000,000, as amended, supplemented, restated or otherwise modified from time to time in accordance with Section 7.2.11.

"BORROWING" means the Loans of the same type and, in the case of LIBO Rate Loans, having the same Interest Period, made by all Lenders on the same Business Day and pursuant to the same Borrowing Request in accordance with Section 2.1.

"BORROWING BASE AMOUNT" means, at any time, the sum of

         (a) 83% of the aggregate amount of all Eligible Accounts of the Borrower at such time;

         (b) 80% of the aggregate amount of all Eligible Accounts of Can-Am at such time; and

         (c) 50% of the aggregate amount of all Eligible Inventory at such time.

The Borrowing Base Amount shall initially be computed by the Borrower in each Borrowing Base Certificate delivered from time to time to the Agent pursuant to clause (i) of Section 7.1.1. The Agent shall have the right to review such computations and if, in the Agent's reasonable judgment, such computations have not been computed in accordance with the terms of this Agreement, the Agent shall have the right to adjust such computations, such adjustment to be binding on the Borrower absent manifest error.

"BORROWING BASE CERTIFICATE" means the Borrowing Base Certificate duly completed and executed by the chief financial Authorized Officer of the Borrower, substantially in the form of Exhibit E hereto, together with such changes thereto as the Agent may from time to time reasonably request for the purpose of monitoring the Borrower's compliance therewith.

"BORROWING REQUEST" means a Borrowing Request, duly executed by an Authorized Officer of the Borrower, in substantially the form of Exhibit C-1 hereto.

"BUSINESS DAY" means

         (a) any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in New York, New York; and

         (b) relative to the making, continuing, prepaying or repaying of any LIBO Rate Loan, any day which is a Business Day described in clause (a) above and which is also a day on which dealings in Dollars are carried on in the interbank eurodollar market of the Agent's LIBOR Office.

"CAN-AM" means Can-Am Care Corporation, a New York corporation.

"CAPITAL EXPENDITURES" means, for any period, the sum (without duplication) of

         (a) the aggregate amount of all expenditures of the Borrower and its Subsidiaries for fixed or capital assets or additions to equipment (including replacements and capitalized repairs) made during such period which, in accordance with GAAP, would be classified as capital expenditures; and

         (b) the aggregate amount of all Capitalized Lease Liabilities payments during such period.

"CAPITALIZED LEASE LIABILITIES" means all monetary obligations of the Borrower or any of its Subsidiaries under any leasing or similar arrangement which, in accordance with GAAP, would be classified as capitalized leases, and, for purposes of this Agreement and each other Loan Document, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

"CASH EQUIVALENT INVESTMENT" means, at any time:

         (a) any evidence of Indebtedness, maturing not more than one year after the date of issuance, issued or guaranteed by the United States Government;

         (b) commercial paper, maturing not more than nine months from the date of issuance and rated at least A-1 by Standard & Poor's Corporation or P-1 by Moody's Investors Service, Inc., which is issued by

                  (i) a corporation (other than an Affiliate of any Obligor) organized under the laws of any state of the United States or of the District of Columbia, or

                  (ii) any Lender or any Affiliate thereof;

         (c) any certificate of deposit or bankers acceptance, maturing not more than one year after such time, which is issued by a Lender or a commercial banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $1,000,000,000;

         (d) any repurchase agreement entered into with any Lender (or other commercial banking institution of the stature referred to in clause (c)) secured by a fully perfected Lien in any obligation thereunder of the type described in any of clauses (a) through (c), having a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation thereunder of such Lender or other commercial banking institution; or

         (e) any mutual fund or pooled investment vehicle rate Aa or better by Moody's Investors Service, Inc. or AA or better by Standard and Poor's Rating Group that is managed or otherwise controlled by Chase or its Affiliates and invests principally in the type of obligations described above.

"CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended from time to time.

"CERCLIS" means the Comprehensive Environmental Response Compensation, and Liability Information System from time to time.

"CHANGE IN CONTROL"

         (a) the failure at any time of the Investor Group to own beneficially, on or prior to March 31, 2001, at least 3.5% of the issued and outstanding shares of the common stock of Holdings (whether voting or non-voting), on a fully diluted basis; provided, that if any member of the Investor Group ceases to be employed by both Holdings and the Borrower, such minimum percentage requirement shall be reduced by a fraction (calculated as a percentage), the numerator of which equals the number of shares of common stock of Holdings owned by such member of the Investor Group and the denominator of which equals the total number of issued and outstanding shares of common stock of Holdings, on a fully diluted basis, in each case as of the date such member of the Investor Group ceases to be so employed;

         (b) the failure of Holdings at any time to own beneficially 100% of the issued and outstanding shares of common stock of the Borrower (whether voting or non-voting), on a fully diluted basis, such shares to be held free and clear of all Liens (other than Liens in favor of the Agent); or

         (c) the failure of the Borrower at any time to own beneficially 100% of the issued and outstanding shares of common stock of any of its Subsidiaries (whether voting or non-voting), on a fully diluted basis, such shares to be held free and clear of all Liens (other than Liens in favor of the Agent);

         (d) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), excluding the Investor Group, shall become, or obtain rights (whether by means or warrants, options or otherwise) to become, the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of more than 20% of the outstanding common stock of Holdings;

         (e) the board of directors of Holdings shall cease to consist of a majority of Continuing Directors;

         (f) the failure of (i) Ron Zwanziger, at any time, (ii) Robert Oringer, at any time on or prior to February 28, 2002, or (iii) with respect Kenneth D. Legg, Richard A. Pinkowitz, Anthony H. Hall and Gary E. Long, more than one of such Persons at any time, to be employed by both Holdings and the Borrower in the same or comparable positions as to which each of them were employed on the date of the initial Credit Extension, having substantially the same responsibilities and spending at the Borrower in his capacity as an employee in such same or comparable position no less than the percentage of his total work time as provided in the Holdings' consolidated budget for its 1998 Fiscal Year; provided, however, that the failure of either Ron Zwanziger or Robert Oringer to be so employed shall not constitute a Change in Control if, within 120 days the occurrence thereof, Ron Zwanziger or Robert Oringer, as the case may be, is replaced by a Person that is reasonably satisfactory to the Agent; or

         (g) any change in control (or similar event, however denominated) with respect to Holdings, the Borrower or any Subsidiary thereof shall occur under and as defined in any of the Holdings' Subordinated Notes or any other agreement, note or document to which Holdings, the Borrower or any Subsidiary thereof is a party in respect of any Indebtedness in an aggregate principal amount of $1,000,000 or more.

"CHASE" is defined in the preamble.

"CODE" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

"COLLATERAL" means the common stock of the Borrower and any assets of Holdings, the Borrower or any of their Subsidiaries subject to a Lien pursuant to any Loan Document.

"COMMITMENT" means, as the context may require, a Lender's Revolving Loan Commitment, Term Loan Commitment or Letter of Credit Commitment.

"COMMITMENT AMOUNT" means, as the context may require, either the Revolving Loan Commitment Amount or the Term Loan Commitment Amount.

"COMMITMENT TERMINATION DATE" means, as the context may require, either the Revolving Loan Commitment Termination Date or the Term Loan Commitment Termination Date.

"COMMITMENT TERMINATION EVENT" means

         (a) the occurrence of any Default described in clauses (a) through (d) of Section 8.1.9; or

         (b) the occurrence and continuance of any other Event of Default and either

                  (i) the declaration of the Loans to be due and payable pursuant to Section 8.3, or

                  (ii) the giving of notice by the Agent, acting at the direction of the Required Lenders, to the Borrower that the Commitments have been terminated.

"COMMONLY CONTROLLED ENTITY" means an entity, whether or not incorporated, which is under common control with Holdings or the Borrower within the meaning of
Section 4001 of ERISA or is a part of a group which includes Holdings or the Borrower and which is created as a single employer under Section 414 of the Code.

"COMPLIANCE CERTIFICATE" means a Compliance Certificate duly executed by the chief financial Authorized Officer of the Borrower, substantially in the form of Exhibit F-1 hereto or in such other form as may be acceptable to the Agent, together with such changes thereto as the Agent may from time to time reasonably request for the purpose of monitoring the Borrower's compliance with the financial covenants contained herein.

"CONSOLIDATED DEBT" means the outstanding principal amount of all Indebtedness of the Borrower and its Wholly-Owned Subsidiaries of the type referred to in clause (a), (b) or (c) of the definition of

"Indebtedness" and (without duplication) any Contingent Liability in respect of any of the foregoing, it being understood and agreed that Consolidated Debt shall include the Credit Extensions.

"CONTINGENT LIABILITY" means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, obligation or any other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The principal amount of any Person's obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount (or maximum principal amount, if larger) of the debt, obligation or other liability guaranteed thereby.

"CONTINUATION/CONVERSION NOTICE" means a Continuation/Conversion Notice duly executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit C-2 hereto.

"CONTINUING DIRECTOR" means (a) any director of the board of directors of Holdings on the date of the initial Credit Extension, (b) a director whose nomination for election to the board of directors of Holdings is recommended by at least 50% of the then Continuing Directors or (c) a director elected to the board of directors of Holdings with the approval of the holders of at least 50% of the voting common stock of Holdings held by members of the Investor Group.

"CREDIT EXTENSION" means, as the context may require,

         (a) the making of a Loan by a Lender; or

         (b) the issuance of any Letter of Credit, or the extension of any Stated Expiry Date of any existing Letter of Credit, by an Issuer.

"CREDIT EXTENSION REQUEST" means, as the context may require, any Borrowing Request or Issuance Request.

"DEBT SERVICE COVERAGE RATIO" means, for any period, the ratio of

         (a) Net Cash Flow for such period;

         to

         (b) Debt Service Expense for such period;

"DEBT SERVICE EXPENSE" means, with respect to any period, the aggregate of all regularly scheduled principal payments (whether or not such scheduled payments are actually paid) of Funded Debt.

"DEFAULT" means any Event of Default or any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.

"DEFAULTING LENDER" shall mean any Lender with respect to which a Lender Default is in effect.

"DISBURSEMENT" is defined in Section 2.7.3.

"DISBURSEMENT DATE" is defined in Section 2.7.3.

"DISCLOSURE SCHEDULE" means the Disclosure Schedule attached hereto as Schedule I, as it may be amended, supplemented or otherwise modified from time to time by the Borrower with the consent of the Agent and the Required Lenders.

"DOLLAR" and the symbol "$" mean lawful money of the United States.

"DOMESTIC OFFICE" means, relative to any Lender, the office of such Lender designated as such on Schedule III hereto or designated in a Lender Assignment Agreement, or such other office of a Lender (or any successor or assign of such Lender) within the United States as may be designated from time to time by notice from such Lender to the Borrower and the Agent.

"DOMESTIC SUBSIDIARY" means each Subsidiary of Holdings or the Borrower that is organized under the laws of any State of the United States of America or the District of Columbia.

"EBITDA" means, for any period, the sum, without duplication, for such period, of

         (a) Net Income during such period;

         plus

         (b) the amount deducted, in determining Net Income, of all dividends paid by the Borrower to Holdings to the extent permitted in the proviso of
Section 7.2.6 during such period ;

         plus

         (c) Interest Expense during such period;

         plus

         (d) the amount deducted, in determining Net Income, representing amortization, depreciation of assets and other non-cash items properly deducted or subtracted (if properly added) in determining Net Income of the Borrower and its Wholly-Owned Subsidiaries during such period.

"EFFECTIVE DATE" means the date this Agreement becomes effective pursuant to
Section 10.8.

"ELIGIBLE ACCOUNT" means, at any time of determination thereof, any Account of the Borrower or Can-Am which the Agent, in its sole judgment, determines to be eligible for the purpose of making Credit Extensions to the Borrower. In addition, without limiting the Agent's discretion, no Account shall be as Eligible Account unless each of the following requirements has been fulfilled to the satisfaction of the Agent:

         (a) the Borrower or Can-Am has lawful and absolute title to such Account, free and clear of all Liens other than the Liens in favor of the Agent for the benefit of the Lenders;

         (b) the Agent has a security interest in such Account, which security interest is legal, valid, binding, perfected and first priority under the U.C.C.; provided, however, that

                  (i) no Account as to which any United States federal or state governmental agency or instrumentality is the Account Debtor may be an Eligible Account, except to the extent the Borrower or Can-Am has complied with the Assignment of Claims Act of 1940, as amended (31 U.S.C. Section 3727; 41 U.S.C.
Section 15), by delivering to the Agent a notice of assignment in favor of the Agent under such Act and in compliance with applicable provisions of 31 C.F.R.
Section 7-103.8 and 41 C.F.R. Section 1-30.7, or with similar state law; and

                  (ii) no Account as to which any other government or agency of such government is the Account Debtor may be an Eligible Account;

         (c) the Borrower or Can-Am has the full and unqualified right to assign and grant a security interest in such Account to the Agent;

         (d) such Account is payable in Dollars and, to the best knowledge of the Borrower or Can-Am, is a legal, valid, binding and enforceable obligation of the Person who is obligated under such Account (the "Account Debtor");

         (e) such Account is not subject to any dispute, setoff, counterclaim or other claim or defense on the part of the Account Debtor denying liability under such Account, in whole or in part;

         (f) such Account is evidenced by an invoice rendered to the Account Debtor and evidences monetary obligations;

         (g) such Account is a bona fide Account which arose in the ordinary course of business, and with respect to which,

                  (i) in the case of an Account arising from the sale of goods, such goods have been shipped or delivered to and not rejected by the Account Debtor, such Account was created as a result of a sale on an absolute basis and not on a consignment, approval or sale-and-return basis and all other actions necessary to create a binding obligation on the part of the Account Debtor for such Account have been taken, and

                  (ii) in the case of an Account relating to the sale of services, such services have been performed or completed and accepted by the Account Debtor and all other actions necessary to create a binding obligation on the part of the Account Debtor have been taken;

         (h) with respect to such Account, the Account Debtor is not

                  (i) an Affiliate, Subsidiary, officer, director or employee of Holdings or any of its Subsidiaries (including the Borrower or Can-Am);

                  (ii) located in a jurisdiction other than the United States;

                  (iii) a domestic or foreign government or any agency, department or instrumentality thereof (except to the extent clause (b) is complied with); or

                  (iv) the subject of any reorganization, bankruptcy, receivership, custodianship or insolvency or any other condition of the type described in clauses (a) through (d) of Section 8.1.9;

         (i) all or any part of such Account is not outstanding more than 90 days past the original invoice date with respect thereto;

         (j) such Account is not an Account owing by an Account Debtor (i) more than 20% of the Accounts of which are more than 90 days past the original invoice date therefor or (ii) whose Accounts comprise more than 20% of the aggregate Accounts owing to the Borrower or Can-Am;

         (k) payment with respect to such Account, if by check, has not been returned for insufficient funds;

         (l) such Account has not been placed with a lawyer or other agent for collection;

         (m) neither the Borrower, Can-Am nor any of their Subsidiaries is indebted to such Account Debtor, unless the Borrower, Can-Am and the relevant Subsidiary, on the one hand, and such Account Debtor, on the other hand, have entered into an agreement whereby the Account Debtor is prohibited from exercising any right of setoff with respect to the Accounts of the Borrower or Can-Am;

         (n) neither the Borrower nor Can-Am has not made any agreement with the Account Debtor of such Account for any deduction therefrom, except a discount or allowance allowed by the Borrower or Can-Am in the ordinary course of its business;

         (o) such Account complies with all material requirements of all applicable laws, rules and regulations;

         (p) such Account is not with respect to an Account Debtor located in New Jersey, Minnesota or another State denying creditors access to its courts in the absence of a Notice of Business Activities Report or other similar filing, unless the Borrower or Can-Am, as the case may be, is duly qualified as a foreign corporation in each such State or has duly filed and has a currently effective Notice of Business Activities Report or other similar filing;

         (q) to the best of the Borrower's or Can-Am's knowledge, there are no facts, events or occurrences which in any material respect may impair the validity or enforceability of such Account or may reduce materially the amount payable thereunder as shown on the Borrower's or Can-Am's books and records; and

         (r) neither the Borrower nor Can-Am has knowledge of any fact or circumstance which could reasonably be expected to impair materially the validity or collectibility of such Account or render it ineligible under the criteria set forth in clauses (a) through (q) above.

"ELIGIBLE INVENTORY" means, at any time of determination thereof, any Inventory of the Borrower or Can-Am which the Agent, in its sole judgment, determines to be eligible for the purpose of making Credit Extensions to the Borrower. In addition, without limiting the Agent's discretion, no Inventory shall be Eligible Inventory unless it arose in the ordinary course of business of the Borrower or Can-Am and each of the following requirements has been fulfilled to the satisfaction of the Agent:

         (a) such Inventory is located in the United States on real property that is either (i) owned by the Borrower or Can-Am, free and clear of any Liens other than of the nature referred to in clauses (a) or (h) of Section 7.2.3 or
(ii) located in or with, as the case may be, a public warehouse or third party described in Item 6.13(a) ("Inventory Location") of the Disclosure Schedule attached hereto (provided that the Borrower or Can-Am shall have delivered to the Agent or landlord or bailee waiver, as applicable, as required by in clause
(a) of Section 6.13);

         (b) the Borrower or Can-Am has full and unqualified right to assign and grant a Lien in such Inventory to the Agent for the benefit of the Lenders;

         (c) the Borrower or Can-Am has full and lawful title to such Inventory, free and clear of all Liens, other than any Liens in favor of the Agent for the benefit of the Lenders;

         (d) the Agent has a security interest in such Inventory, which security interest is legal, valid, binding, perfected and first priority under the U.C.C.;

         (e) none of such Inventory shall consist of

                  (i) items in the custody of third parties (other than the Borrower or Can-Am) for processing or manufacture (except that up to $500,000 of such Inventory may be held by manufacturers for processing if each such manufacturer shall have delivered a bailee waiver as required by clause (a) of
Section 6.13);

                  (ii) items in the Borrower's or Can-Am's possession but intended by the Borrower or Can-Am for return to the suppliers thereof;

                  (iii) items belonging to third parties (other than the Borrower or Can-Am) that have been consigned to the Borrower or Can-Am or are otherwise in the Borrower's or Can-Am's custody or possession; or

                  (iv) items in the Borrower's or Can-Am's custody and possession on a sale-on-approval or sale-or-return basis or subject to any other repurchase or return agreement;

         (f) none of such Inventory is

                  (i) obsolete, unsalable, damaged or otherwise unfit for sale or further processing in the ordinary course of the Borrower's or Can-Am's business; or

                  (ii) a work in process.

"ENVIRONMENTAL CONSULTANT" is defined in clause (b) of Section 7.1.6.

"ENVIRONMENTAL LAWS" means all applicable federal, state or local statutes, laws, ordinances, codes, rules, regulations and guidelines (including consent decrees and administrative orders) relating to public health and safety and protection of the environment, preservation or reclamation of natural resources, the Release of any Hazardous Material or to health and safety matters, including CERCLA, the Resource Conservation and Recovery Act, the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 U.S.C. Sections 1251 et seq., the Clean Air Act of 1970, 42 U.S.C. Sections 7401 et seq., the Toxic Substances

Control Act of 1976, 15 U.S.C. Sections 2601 et seq., the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C., Sections 651 et seq., the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Sections 11001 et seq., the Safe Drinking Water Act of 1974, as amended, 42 U.S.C. Sections 300(f) et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Sections 5101 et seq., and any similar implementing state or local law, and all amendments or regulations promulgated under any of the foregoing.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

"ESCROW ACCOUNT" means the escrow account maintained pursuant to the Escrow Agreement.

"ESCROW AGREEMENT" means the Escrow Agreement executed and delivered pursuant to
Section 5.1.21, substantially in the form of Exhibit N hereto, as amended, supplemented, restated and otherwise modified from time to time.

"EVENT OF DEFAULT" is defined in Section 8.1.

"EXCESS CASH FLOW" means, for any Fiscal Year of the Borrower, the sum for such Fiscal Year of:

         (a) Net Cash Flow;

         minus

         (b) all prepayments and repayments of Funded Debt (including the Term Loans pursuant to Section 3.1.1 and clauses (b) and (d) of Section 3.1.2);

"EXCLUDED FOREIGN SUBSIDIARIES" means any Foreign Subsidiary the pledge of all or any part of whose capital stock or other property or assets as Collateral, or the guaranty of the Obligations by, would result in material adverse tax consequences to Holdings or the Borrower, provided that for purposes of this definition (a) the term "Foreign Subsidiary" shall not include any Subsidiary
(i) which is properly treated as a partnership or branch of Holdings or the Borrower or a Domestic Subsidiary for United States federal income tax purposes and (ii) the pledge of all of any part of whose capital stock or other property or assets as Collateral, or the guaranty of the Obligations by, would not result in material adverse tax consequences to Holdings or the Borrower and (b) any determination as to whether a Subsidiary is an Excluded Foreign Subsidiary shall be approved by the Agent.

"FEE LETTER" means the confidential fee letter, dated as of the date hereof, from Chase, addressed to, and agreed and accepted by, the Borrower.

"FEDERAL FUNDS EFFECTIVE RATE" is defined in the definition of Alternate Base Rate.

"FISCAL MONTH" means any month of a Fiscal Year.

"FISCAL QUARTER" means any quarter of a Fiscal Year.

"FISCAL YEAR" means any period of twelve consecutive calendar months ending on December 31. References to a Fiscal Year with a number corresponding to any calendar year (e.g., "Fiscal Year 1998") refer to the Fiscal Year ending during such calendar year.

"F.R.S. BOARD" means the Board of Governors of the Federal Reserve System or any successor thereto.

"FOREIGN SUBSIDIARY" means each Subsidiary of Holdings or the Borrower that is not a Domestic Subsidiary.

"FUNDED DEBT" means Consolidated Debt which

         (a) matures more than one year from the date of creation;

         (b) matures within one year from the date of creation but is renewable or extendible, at the sole option of the Borrower or any of its Wholly-Owned Subsidiaries, to a date more than one year from such date; or

         (c) arises under a revolving credit or similar agreement which obligates the lender or lenders thereof to extend such Indebtedness for a period of more than one year from such date, including, without limitation, all current maturities and current sinking fund payments in respect of such Indebtedness whether or not required to be paid within one year from the date of its creation and, in the case of the Borrower, Indebtedness in respect of the Loans.

"GAAP" is defined in Section 1.4.

"HAZARDOUS MATERIAL" means

         (a) any "hazardous substance", as defined by CERCLA;

         (b) any "hazardous waste", as defined by the Resource Conservation and Recovery Act;

         (c) any petroleum product; or

         (d) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance within the meaning of any applicable federal, state or local law, regulation, ordinance or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, all as amended or hereafter amended.

"HEDGING OBLIGATIONS" means, with respect to any Person, all liabilities of such Person under any Rate Protection Agreement.

"HEREIN", "HEREOF", "HERETO", "HEREUNDER" and similar terms contained in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular Section, paragraph or provision of this Agreement or such other Loan Document.

"HOLDINGS" is defined in the preamble.

"HOLDINGS' COMPLIANCE CERTIFICATE" means a Compliance Certificate duly executed by the chief financial Authorized Officer of Holdings, substantially in the form of Exhibit F-2 hereto or in such other form as may be acceptable to the Agent.

"HOLDINGS' CONSOLIDATED DEBT" means the outstanding principal amount of all Indebtedness of Holdings and its Subsidiaries (other than the Borrower and its Wholly-Owned Subsidiaries) of the type referred to in clauses (a), (b) or (c) of the definition of "Indebtedness" and (without duplication) any Contingent Liability in respect of the foregoing.

"HOLDINGS' CONSOLIDATED DEBT TO HOLDINGS' TOTAL CAPITAL RATIO" means, as of any date of determination, the ratio of:

         (a) Holdings' Consolidated Debt as of such date;

         to

         (b)      (i) Holdings' Consolidated Debt as of such date;

         plus

                  (ii) Holdings' Stockholders' Equity as of such date.

"HOLDINGS' EQUITY DOCUMENTS" means collectively the agreements identified in
Item 1.1 ("Holdings' Equity Documents") of the Disclosure Schedule, as each such agreement referred to therein is amended, supplemented, restated or otherwise modified from time to time in accordance with Section 7.2.11.

"HOLDINGS' FUNDED DEBT" means Holdings Consolidated Debt which

         (a) matures more than one year from the date of creation;

         (b) matures within one year from the date of creation but is renewable or extendible, at the sole option of Holdings or any of its Subsidiaries (other than the Borrower and its Wholly-Owned Subsidiaries), to a date more than one year from such date; or

         (c) arises under a revolving credit or similar agreement which obligates the lender or lenders thereof to extend such Indebtedness during a period of more than one year from such date, including, without limitation, all current maturities and current sinking fund payments in respect of such Indebtedness whether or not required to be paid within one year from the date of its creation.

"HOLDINGS' STOCKHOLDERS' EQUITY" means, as of any date:

         (a) the sum of all the assets of Holdings and its Subsidiaries (other than the Borrower and its Wholly-Owned Subsidiaries);

         minus

         (b) the sum of all the liabilities of Holdings and its Subsidiaries (other than the Borrower and its Wholly-Owned Subsidiaries).

"HOLDINGS' SUBORDINATED NOTES" means collectively (a) each Non-Negotiable Promissory Note, dated February 18, 1998, of Holdings and issued to each Seller pursuant to the Purchase Agreement in the aggregate original principal amount of $2,000,000, (b) each Subordinated Revenue Royalty Note, dated June 3, 1997, June 30, 1997 and July 30, 1997 of Holdings and issued pursuant to various subscription agreements with the parties named therein in the aggregate original principal amount of $7,500,000 and (c) each Senior Subordinated Convertible Note, dated October 27, 1997, of Holdings and issued to Elliott Associates, L.P. and Westgate International, L.P., as amended, supplemented, restated or otherwise modified from time to time in accordance with Section 7.2.11.

"IMPERMISSIBLE QUALIFICATION" means, relative to the opinion or certification of any independent public accountant as to any financial statement of any Obligor, any qualification or exception to such opinion or certification

         (a) which is of a "going concern" or similar nature;

         (b) which relates to the limited scope of examination of matters relevant to such financial statement; or

         (c) which relates to the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause such Obligor to be in default of any of its obligations under Section 7.2.4.

"INCLUDING" means including without limiting the generality of any description preceding such term, and, for purposes of this Agreement and each other Loan Document, the parties hereto agree that the rule of contract interpretation to the effect that where general words are followed by a specific listing of items, the general words shall be given their widest meaning and shall not be limited by an enumeration of specific matters.

"INDEBTEDNESS" of any Person means, without duplication:

         (a) all obligations of such Person for borrowed money, including all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments (including, with respect to Holdings, the Holdings' Subordinated Notes and, with respect to the Borrower, the Borrower Subordinated Notes);

         (b) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker's acceptances issued for the account of such Person;

         (c) all obligations of such Person as lessee under leases which have been or should be, in accordance with GAAP, recorded as Capitalized Lease Liabilities;

         (d) net liabilities of such Person with respect to each Hedging Obligation;

         (e) whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services, and indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

         (f) all obligations of such Person to purchase, redeem, retire or otherwise acquire for value any capital stock (other than common stock) of such Person;

         (g) the liquidation value of any preferred capital stock of such Person or its Subsidiaries held by any Person other than such Person and its Wholly-Owned Subsidiaries; and

         (h) all Contingent Liabilities of such Person in respect of any of the foregoing.

For all purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer.

"INDEMNIFIED LIABILITIES" is defined in Section 10.4.

"INDEMNIFIED PARTIES" is defined in Section 10.4.

"INDEPENDENT DIRECTOR" is defined in clause (a) of Section 7.1.11.

"INTELLECTUAL PROPERTY COLLATERAL" has the meaning provided for such term in the Security Agreement.

"INTEREST COVERAGE RATIO" means, for any period, the ratio of:

         (a) (i) EBITDA for such period,

         less

                  (ii) the aggregate amount of Capital Expenditures incurred by the Borrower and its Wholly-Owned Subsidiaries during such period in accordance with Section 7.2.7;

         to

         (b) Interest Expense paid in cash for such period.

"INTEREST EXPENSE" means, for any period, the aggregate consolidated interest expense of the Borrower and its Wholly-Owned Subsidiaries for such period, as determined in accordance with GAAP, including, without duplication, the portion of any Capitalized Lease Liabilities allocable to interest expense, all commissions, discounts and other fees charged with respect to letters of credit and bankers' acceptance financing, the amortization of debt discounts and the net costs under Rate Protection Agreements, in each case paid or payable during such period.

"INTEREST PERIOD" means, relative to any LIBO Rate Loan, the period beginning on (and including) the date on which such LIBO Rate Loan is made or continued as, or converted into, a LIBO Rate Loan pursuant to Section 2.4 or 2.5 and shall end on (but exclude) the day which numerically corresponds to such date one, three or six months thereafter, as the Borrower may select in its relevant notice pursuant to Section 2.4 or 2.5; provided, however, that

         (a) the Borrower shall not be permitted to select Interest Periods to be in effect at any one time which have expiration dates occurring on more than four different dates;

         (b) if such Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next following Business Day (unless such next following Business Day is the first Business Day of a calendar week or month, as the case may be, in which case such Interest Period shall end on the Business Day next preceding such numerically corresponding day);

         (c) if there is no numerically corresponding day in such month, such Interest Period shall end on the last Business Day of such month;

         (d) the Borrower shall not be permitted to select, and there shall not be applicable, any Interest Period that would be broken by reason of a mandatory payment of Term Loans required pursuant to Section 3.1.2(b) or any Interest Period for any Loan which would end later than the Stated Maturity Date for such Loan; and

         (e) prior to the Syndication Date, no Interest Period shall be in excess of one month and on the Syndication Date the Interest Period for each LIBO Rate Loan then outstanding shall be redetermined based upon the Interest Period selected by the Borrower and communicated to the Agent as herein provided.

"INVENTORY" means any "inventory" (as defined in Section 9-109(4) of the U.C.C.) of any Person.

"INVERNESS" means Inverness Medical Limited, a corporation organized under the laws of Scotland.

"INVESTOR GROUP" means collectively Ron Zwanziger, Kenneth D. Legg, Richard A. Pinkowitz, Anthony H. Hall and Robert Oringer.

"INVESTMENT" means, relative to any Person,

         (a) any loan or advance made by such Person to any other Person (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business);

         (b) any Contingent Liability of such Person incurred in connection with loans or advances described in clause (a); and

         (c) any ownership or similar interest held by such Person in any other Person.

The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon (and without adjustment by reason of the financial condition of such other Person) and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property.

"ISSUANCE REQUEST" means an Issuance Request, duly executed by an Authorized Officer of the Borrower, in substantially the form of Exhibit D hereto.

"ISSUER" means Chase in its capacity as issuer of the Letters of Credit. At the request of Chase, another Lender or an Affiliate of Chase may issue one or more Letters of Credit hereunder.

"LENDER ASSIGNMENT AGREEMENT" means each Lender Assignment agreement in substantially the form of Exhibit M hereto.

"LENDER DEFAULT" shall mean (a) the refusal (which has not been retracted) of a Lender to make available its portion of any Credit Extension or (b) a Lender having notified in writing the Borrower and/or the Agent that it does not intend to comply with its obligations under Section 2.1 or 2.2, in either case as a result of any takeover of such Lender by any regulatory authority or agency.

"LENDERS" is defined in the preamble.

"LETTER OF CREDIT" is defined in clause (a) of Section 2.1.3.

"LETTER OF CREDIT OUTSTANDINGS" means, on any date, an amount equal to the sum of

         (a) the then aggregate amount which is undrawn and available under all issued and outstanding Letters of Credit;

         plus

         (b) the then aggregate amount of all unpaid and outstanding Reimbursement Obligations.

"LEVERAGE RATIO" means, for any period, the ratio of :

         (a) Senior Funded Debt as of the last day of such period;

         to

         (b) Net Cash Flow for such period.

"LIBO RATE" is defined in Section 3.2.1.

"LIBO RATE LOAN" means a Loan bearing interest, at all times during an Interest Period applicable to such Loan, at a fixed rate of interest determined by reference to the LIBO Rate (Reserve Adjusted).

"LIBO RATE (RESERVE ADJUSTED)" is defined in Section 3.2.1.

"LIBOR OFFICE" means, relative to any Lender, the office of such Lender designated as such on Schedule III hereto or designated in a Lender Assignment Agreement, or such other office of a Lender that is designated from time to time by notice from such Lender to the Borrower and the Agent, whether or not outside the United States, which shall be making or maintaining LIBO Rate Loans of such Lender hereunder.

"LIBOR RESERVE PERCENTAGE" is defined in Section 3.2.1.

"LIEN" means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property to secure payment of a debt or performance of an obligation or other priority or preferential arrangement of any kind or nature whatsoever.

"LOAN" means, as the context may require, either a Revolving Loan or a Term
Loan.

"LOAN DOCUMENT" means this Agreement, the Notes, the Letters of Credit, the Fee Letter, the Security Agreement, the Pledge Agreement, the Subsidiary Guaranty, the Escrow Agreement, any Rate Protection Agreement with a Lender, each Lender Assignment Agreement and each other instrument or document executed and delivered pursuant to or in connection with this Agreement and the other Loan Documents.

"MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on (i) the business, assets, operations, properties, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries, taken as a whole, (ii) the ability of Holdings, the Borrower, or any other Obligor to perform or pay the Obligations in accordance with the terms hereof or of any other Loan Document,
(iii) the Agent's security interest on any material portion of the Collateral or the priority of such security interest or (iv) the validity or enforceability of this Agreement or any of the other Loan Documents.

"MATERIAL ENVIRONMENTAL AMOUNT" means an amount payable by Holdings, the Borrower or any of their Subsidiaries in excess of (a) $250,000, in the case of the Borrower and its Wholly-Owned Subsidiaries, and (b) $1,000,000, in the case of Holdings and its Subsidiaries (other than the Borrower and its Wholly-Owned Subsidiaries), for remedial costs, compliance costs, compensatory damages, punitive damages, fines, penalties or any combination thereof, in each case with respect to Environmental Laws.

"MULTIEMPLOYER PLAN" means a Plan which is a multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

"MEMORANDUM" means the Selfcare Acquisition Corporation Information Memorandum, dated October 22, 1997.

"NET CASH FLOW" means (without duplication), for any period

         (a)      (i) Net Income during such period;

plus

                  (ii) the amount deducted, in determining Net Income, representing amortization and depreciation of assets of the Borrower and its Wholly-Owned Subsidiaries during such period;

plus

                  (iii) the amount deducted, in determining Net Income, with respect to all non-cash items during such period;

plus

                  (iv) the change (expressed as a positive number, in the event of an increase, or a negative number, in the event of a decrease) in deferred tax liabilities during such period;

plus

                  (v) the change (expressed as a negative number, in the event of an increase, or a positive number, in the event of decrease) in deferred taxes assets during such period;

minus

         (b) (i) the aggregate amount of Capital Expenditures incurred by the Borrower and its Wholly-Owned Subsidiaries in accordance with Section 7.2.7 during such period;

plus

                  (ii) the amount added, in determining Net Income, with respect to all non-cash items during such period.

"NET DEBT PROCEEDS" means, in the case of the issuance, placement or sale of any Indebtedness of the type referred to in clause (a) of the definition thereof (excluding, in the case of the Borrower and it Wholly-Owned Subsidiaries, the Indebtedness permitted to be outstanding pursuant to Section 7.2.2 and, in the case of Holdings and its Subsidiaries (other than the Borrower and it Wholly-Owned Subsidiaries), intercompany Indebtedness of the nature referred to in the last sentence of Section 7.2.2 and the refinancing of any Holdings' Subordinated Note, provided that (i) the Agent has determined that (w) the interest rate of the refinanced Indebtedness is lower than the interest rate on the Indebtedness being refinanced, (x) the subordination provisions contained in the refinanced Indebtedness are no less favorable in any respect to the Agent and the Lenders than the subordination provisions contained in the Indebtedness being refinanced, (y) none of the other terms in such refinanced Indebtedness (including with respect to sinking funds, redemptions, fees, covenants and defaults) are more restrictive to Holdings or less advantageous to the Agent and the Lenders and (ii) no Default or Event of Default has occurred or is continuing immediately prior to or after giving effect to any such refinancing; provided, further, however, that to the extent the principal amount of the refinanced Indebtedness exceeds the outstanding principal amount of the Indebtedness being so refinanced immediately prior to the consummation of such refinancing, such excess amount shall constitute Net Debt Proceeds), the sum of

         (a) the gross cash proceeds received by Holdings, the Borrower or any of their Subsidiaries, as the case may be, from such issuance, placement or sale of permitted Indebtedness (including any cash payments received by way of deferred payment of principal pursuant to a permitted promissory note or installment receivable or otherwise, but only as and when received);

minus

         (b) in connection with the issuance, placement or sale of such permitted Indebtedness, all reasonable and customary fees and expenses and underwriters' discounts and commissions actually paid by Holdings, the Borrower or any of their Subsidiaries to Persons other than Holdings, the Borrower, any of their Subsidiaries or any of their Affiliates.

"NET DISPOSITION PROCEEDS" means the sum of

         (a) the gross cash proceeds received by Holdings, the Borrower or any of their Subsidiaries, as the case may be, from any Permitted Disposition (other than proceeds from any sale of inventory of Holdings, the Borrower or any of their Subsidiaries in the ordinary course of their business), including any cash payments received by way of a deferred payment of principal pursuant to a permitted note or installment receivable or otherwise (including the sale of any non-cash consideration received by Holdings or any of its Subsidiaries as provided in the definition of "Permitted Disposition), but only when and as received;

minus

         (b) (i) all reasonable and customary fees and expenses with respect to legal, investment banking, brokerage, accounting and other professional fees actually incurred by Holdings, the Borrower and their Subsidiaries in connection with such Permitted Disposition which have not been paid to Holdings, the Borrower, any of their Subsidiaries or any of their Affiliates and (ii) all taxes actually paid or estimated by Holdings, the Borrower or any of their Subsidiaries (in good faith) to be payable in cash in connection with such Permitted Disposition; provided, however, that if, after the payment of all taxes with respect to such Permitted Disposition, the amount of estimated taxes, if any, pursuant to clause (ii) above exceeded the amount actually paid in cash in respect of such Permitted Disposition, the aggregate amount of such excess shall be immediately payable, pursuant to clause (c) of Section 3.1.2, as Net Disposition Proceeds.

"NET INCOME" means, for any period, the sum of (a) all amounts (exclusive of all amounts in respect of any extraordinary gains or losses) which, in accordance with GAAP, would be included as net income on the consolidated statements of income of the Borrower and its Wholly-Owned Subsidiaries at such time, minus (b) the aggregate amount of dividends paid by the Borrower to Holdings during such period to the extent permitted in the proviso of Section 7.2.6.

"NET INSURANCE PROCEEDS" means the insurance proceeds received by the Agent pursuant to clause (d) of Section 7.1.4 and constituting "Net Insurance Proceeds" as therein provided.

"NET SECURITIES PROCEEDS" means, in the case of the issuance, placement or sale of equity securities or any obligations convertible into or exchangeable for, or giving any Person a right, option or warrant to acquire such securities or such convertible or exchangeable obligations (in each case whether pursuant to a public or private offering), from and after the Effective Date, the sum of

         (a) the gross cash proceeds received by Holdings, the Borrower or any of their Subsidiaries, as the case may be, from such issuance, placement or sale of equity securities or other obligations (including any cash payments received by way of deferred payment of principal pursuant to a permitted promissory note or installment receivable or otherwise, but only as and when received);

minus

         (b) in connection with such issuance, placement or sale of such equity securities, all reasonable and customary fees and expenses and underwriters' discounts and commissions actually paid by Holdings, the Borrower or any of their Subsidiaries to Persons other than Holdings, the Borrower, any of their Subsidiaries or any of their Affiliates.

"NET TRANSACTION PROCEEDS" means the gross payments (whether in the form of common stock of Holdings, cash or otherwise) received by Holdings or the Borrower pursuant to the Purchase Agreement (including any payments received by way of any adjustment to the purchase price provided for therein, but only when and as received), minus the payments (whether in the form of common stock of Holdings, cash or otherwise) paid by Holdings or the Borrower to the Sellers pursuant to the Purchase Agreement, in each case as a result of purchase price adjustments or indemnity payments thereunder; provided, that any Net Transaction Proceeds that (a) is not in the form of cash and (b) if not converted into cash would affect adversely the ability of the Borrower or Holdings to comply with the applicable financial covenants contained in Section 7.2.4, the Borrower or Holdings, as the case may be, shall promptly convert such non-cash Net Transaction Proceeds into cash on terms satisfactory to the Agent; provided, however, that any Net Transaction Proceeds that is not in the form of cash shall be held by the Agent as additional Collateral pursuant to the Security Agreement.

"NON-DEFAULTING LENDER" shall mean each Lender other than a Defaulting Lender.

"NON-U.S. LENDER" is defined in Section 4.6.

"NOTE" means, as the context may require, either a Revolving Note or a Term
Note.

"OBLIGATIONS" means all obligations (monetary or otherwise) of Holdings, the Borrower and each other Obligor arising under or in connection with this Agreement, the Notes and each other Loan Document, including principal, interest (including post-default interest and interest accruing after the commencement of any bankruptcy, insolvency or similar proceeding referred to in Section 8.1.9, whether or not a claim for post-filing or post-petition interest is allowed in any such proceeding), reimbursement obligations, fees, indemnities, costs and expenses (including the fees and disbursements of counsel to the Agent and each Lender required to be paid by the Borrower) that are owing under this Agreement and the other Loan Documents, in each case whether now existing or hereafter incurred, direct or indirect, absolute or contingent, and due or to become due.

"OBLIGOR" means Holdings, the Borrower or any other Person (other than the Agent, any Issuer, or any Lender) obligated under any Loan Document.

"OPERATIONAL AGREEMENTS" means collectively (a) the Exclusive Distribution Agreement, dated October 2, 1994, between Sherwood Medical Company and Can-Am, as amended by amendments one through four thereto, (b) the Management Services Agreement, dated as of the date hereof, between Can-Am and AMG, (c) the Supply Agreement, dated as of the date hereof, between Can-Am and AMG and (d) the Manufacturing and Marketing Agreement, dated March 31, 1992, among P.J. Noyes Company, Inc., Can-Am and AMG, as each of the foregoing may be amended, supplemented, restated or otherwise modified from time to time in accordance with Section 7.2.11.

"ORGANIC DOCUMENT" means, relative to any Obligor, its articles of incorporation, its by-laws and all shareholder agreements, voting trusts and similar arrangements applicable to any of its authorized shares of capital stock, as amended, supplemented, restated or otherwise modified from time to time in accordance with Section 7.2.11.

"PARTICIPANT" is defined in Section 10.11.2.

"PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

"PENSION PLAN" means any employee benefit plan which is covered by ERISA and in respect of which Holdings, the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

"PERCENTAGE" means, relative to any Lender, the percentage set forth opposite the name of such Lender on Schedule II hereto or set forth in a duly executed Lender Assignment Agreement, as such percentage may be adjusted from time to time pursuant to each Lender Assignment Agreement executed and delivered by such Lender and its Assignee Lender pursuant to
Section 10.11.

"PERMITTED DISPOSITION" means any sale, lease, transfer or other disposition of assets (including without limitation capital stock and receivables) of Holdings, the Borrower or any of their Subsidiaries not otherwise permitted by clause (a) or (c) of Section 7.2.10, provided that (a) the Borrower and each of its Wholly-Owned Subsidiaries shall receive only cash consideration therefor, (b) the aggregate fair market value of all such dispositions shall not exceed, in the case of the Borrower and its Wholly-Owned Subsidiaries, $150,000 in any Fiscal Year of the Borrower, (c) Holdings, the Borrower and each of their Subsidiaries shall have received fair value therefor (d) both immediately before and after giving effect to each such disposition no Default or Event of Default shall have occurred and be continuing and (e) if Holdings or any of its Subsidiaries receives non-cash consideration, such consideration shall be subject to a valid, first priority security interest in favor of the Agent pursuant to the Security Agreement or the Pledge Agreement, as the case may be, and Holdings and each such Subsidiary shall have taken all actions reasonably requested by the Agent to perfect its security interest in the same..

"PERMITTED ENCUMBRANCES" means Liens permitted under Section 7.2.3.

"PERMITTED BORROWER SUBORDINATED DEBT" means the Borrower Subordinated Notes and all other Indebtedness of the Borrower that is subordinated in right of payment to the Obligations on terms in form and substance satisfactory to the Agent.

"PERSON" means any natural person, corporation, partnership, firm, association, trust, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

"PLAN" means any Pension Plan or Welfare Plan.

"PLEDGE AGREEMENT" means the Pledge Agreement executed and delivered pursuant to
Section 5.1.11, substantially in the form of Exhibit G hereto, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time.

"PRIME RATE" is defined in the definition of Alternate Base Rate.

"PURCHASE AGREEMENT" means the Stock Purchase Agreement, dated as of the date hereof, among the Borrower, Holdings, Can-Am and the Sellers, together with all agreements annexed thereto or required to be delivered thereunder, as amended, supplemented, restated or otherwise modified from time to time in accordance with Section 7.2.11.

"QUARTERLY PAYMENT DATE" means the last day of each March, June, September and December or, if any such day is not a Business Day, the next succeeding Business Day.

"RATE PROTECTION AGREEMENT" means any interest rate cap agreement, interest rate collar agreement or similar arrangement designed to protect a Person against fluctuations in interest rates.

"REIMBURSEMENT OBLIGATION" is defined in Section 2.7.4.

"RELEASE" means a "release" or "threatened release" as such terms are defined in CERCLA.

"REPORTABLE EVENT" means any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty day notice period is waived under subsection .13, .14, .16, .18, .19 or .20 of PBGC Reg Section 2615.

"REQUIRED LENDERS" means, at the time any determination thereof is to be made, Non-Defaulting Lenders holding more than 66 2/3% of the then aggregate unpaid principal amount of the Notes and Letter of Credit Outstandings (excluding the aggregate unpaid principal amount of Notes and Letter of Credit Outstandings held by Defaulting Lenders) or, if no such principal amount or Letter of Credit Outstandings are outstanding, Non-Defaulting Lenders having an aggregate Adjusted Percentage of more than 66 2/3% of the Adjusted Total Commitment Amount.

"RESOURCE CONSERVATION AND RECOVERY ACT" means collectively the Resource Conservation and Recovery Act of 1976 and the Hazardous and Solid Waste Amendments of 1984, as amended, 42 U.S.C. Sections 6901, et seq., as in effect from time to time.

"REVOLVING LOAN" is defined in Section 2.1.2.

"REVOLVING LOAN COMMITMENT" means, relative to any Lender, such Lender's obligation to make Revolving Loans pursuant to Section 2.1.2.

"REVOLVING LOAN COMMITMENT AMOUNT" means, on any date, $5,000,000, as such amount is reduced from time to time pursuant to Section 2.3.

"REVOLVING LOAN COMMITMENT TERMINATION DATE" means the earliest of

         (a) February 18, 2002;

         (b) the date on which the Revolving Loan Commitment Amount is terminated in full or reduced to zero pursuant to Section 2.3; and

         (c) the date on which any Commitment Termination Event occurs.

Upon the occurrence of any event described in clause (b) or (c), the Revolving Loan Commitments shall terminate automatically and without any further action.

"REVOLVING NOTE" means a promissory note of the Borrower payable to any Lender, in the form of Exhibit A hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from outstanding Revolving Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

"ROLLING PERIOD" means, as of any date of calculation, the immediately preceding four Fiscal Quarters, provided, however, that prior to the first four Fiscal Quarters following the date of the initial Credit Extension, (a) the Rolling Period as of any date of calculation of the Senior Funded Debt to EBITDA Ratio shall be based upon the number of full Fiscal Quarters since the date of the initial Credit Extension, with such results to be annualized, and (b) the Rolling Period with respect to any calculation pursuant to Section 7.2.4 shall be based solely upon the actual number of full Fiscal Quarters since the date of the initial Credit Extension.

"SECURITY AGREEMENT" means the Security Agreement executed and delivered pursuant to Section 5.1.13, substantially in the form of Exhibit H hereto, together with the Security Agreement (Trademark), Security Agreement (Patent) and Security Agreement (Copyright) related thereto, in each case as amended, supplemented, restated or otherwise modified from time to time.

"SELLERS" mean collectively Allan M. Goldenberg, Benjamin Topor, Robert Oringer and the Cover Family Trust.

"SENIOR FUNDED DEBT" means Funded Debt less Permitted Borrower Subordinated
Debt.

"SENIOR FUNDED DEBT TO EBITDA RATIO" means, for any period, the ratio of:

         (a) Senior Funded Debt as of the last day of such period;

to

         (b) EBITDA for the Rolling Period ending as of the last day of such period.

"SINGLE EMPLOYER PLAN" means any Pension Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

"SOLVENT" means, when used with respect to any Person, that, as of any date of determination, (a) the fair value of the assets of such Person, at a fair valuation, will, as of such date, exceed the amount of all liabilities of such Person, contingent or otherwise, as of such date, (b) the fair value of the tangible and intangible assets of such Person, at a fair valuation, will, as of such date, be greater than the amount the will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) "debt" means liability on a "claim," (ii) "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured, and (iii) all liabilities with respect to any litigation shall be determined based upon the reasonably anticipated liabilities with respect to such litigation after considering all the relevant facts.

"STATED AMOUNT" of each Letter of Credit means the total amount available to be drawn under such Letter of Credit upon the issuance thereof.

"STATED EXPIRY DATE" is defined in Section 2.7.1.

"STATED MATURITY DATE" means (a) with respect to the Revolving Loans, February 18, 2002, and (b) with respect to the Term Loans, December 31, 2003.

"STATUTORY RESERVES" is defined in the definition of Alternate Base Rate.

"SUBORDINATION PROVISIONS" is defined in Section 8.1.11.

"SUBSIDIARY" means, with respect to any Person, (a) any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person or by one or more Subsidiaries of such Person, or (b) any partnership, joint venture, or other entity as to which such Person or one or more Subsidiaries owns more than a 50% ownership, equity or similar interest or has power to direct or cause the direction of management and policies, or the power to elect the managing partner (or the equivalent), of such partnership, joint venture or other entity, as the case may be.

"SUBSIDIARY GUARANTY" means the Guaranty (Subsidiary) executed and delivered pursuant to clause (c) of Section 5.1.10, substantially in the form of Exhibit J hereto, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time.

"SYNDICATION DATE" means the earlier of (a) the date which is 180 days following the date of the initial Credit Extension and (b) the date on which the Agent notifies the Borrower that it has completed the syndication of the Commitments and the entities selected in the syndication process become parties to this Agreement.

"TAXES" is defined in Section 4.6.

"TAX SHARING AGREEMENT" means the Tax Sharing Agreement executed and delivered pursuant to Section 5.1.21, substantially in the form of Exhibit O hereto, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time in accordance with Section 7.2.11.

"TERM LOAN" is defined in Section 2.1.1.

"TERM LOAN COMMITMENT" means, relative to any Lender, such Lender's obligation to make Term Loans pursuant to Section 2.1.1.

"TERM LOAN COMMITMENT AMOUNT" means, on any date prior to the Term Loan Commitment Termination Date, $37,000,000.

"TERM LOAN COMMITMENT TERMINATION DATE" means the earlier of

         (a) immediately after the making of the initial Credit Extension; or

         (b) the date on which any Commitment Termination Event occurs.

Upon the occurrence of any event described in clause (a) or (b), the Term Loan Commitments shall terminate automatically and without any further action.

"TERM NOTE" means a promissory note of the Borrower payable to any Lender, in the form of Exhibit B hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from outstanding Term Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

"THREE MONTH SECONDARY CD RATE" is defined in the definition of Alternate Base Rate.

"TOTAL COMMITMENT AMOUNT" means the sum, without duplication, of the Term Loan Commitment Amount and the Revolving Loan Commitment Amount.

"TRANSFEREE" is defined in Section 10.11.3.

"TYPE" means, relative to any Loan, the portion thereof, if any, being maintained as a Base Rate Loan or a LIBO Rate Loan.

"U.C.C." means the Uniform Commercial Code as from time to time in effect in the State of New York.

"UNITED STATES" or "U.S." means the United States of America, its fifty States and the District of Columbia.

"WELFARE PLAN" means a "welfare plan" (as such term is defined in Section 3(1) of ERISA), maintained by Holdings or the Borrower or for which Holdings or the Borrower or any of their Subsidiaries has any contractual liability.

"WHOLLY-OWNED SUBSIDIARY" means any Subsidiary of Holdings or the Borrower of which the securities (except for directors' qualifying shares) or other ownership interests representing 100% of the equity is, at the time any determination is being made, owned, controlled or held by Holdings or the Borrower, as the case may be, or one or more Wholly-Owned Subsidiaries of Holdings or the Borrower, as the case may be.

SECTION 1.2. USE OF DEFINED TERMS. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in the Disclosure Schedule and each other Loan Document.

SECTION 1.3. CROSS-REFERENCES. Unless otherwise specified, references in this Agreement and in each other Loan Document to any Article or Section are references to such Article or Section of this Agreement or such other Loan Document, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

SECTION 1.4. ACCOUNTING AND FINANCIAL DETERMINATIONS. Unless otherwise specified, all accounting terms used herein or in any other Loan Document shall be interpreted, all accounting determinations and computations hereunder or thereunder (including under Section 7.2.4) shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared in accordance with, those generally accepted accounting principles ("GAAP") applied in the preparation of the financial statements referred to in clause (e) of
Section 5.1.8, in the case of the Borrower and its Wholly-Owned Subsidiaries, and clause (a) of Section 5.1.8, in the case of Holdings and its Subsidiaries (other than the Borrower and its Wholly-Owned Subsidiaries). In the event that any "Accounting Change" (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, Holdings and the Borrower, as the case may be, and the Agent shall enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating Holdings' and the Borrower's financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. Until such time as such an amendment shall have been executed and delivered by Holdings, the Borrower, the Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. "Accounting Change" refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the Securities and Exchange Commission.


                                   ARTICLE II
                       COMMITMENTS, BORROWING PROCEDURES,
                           LETTERS OF CREDIT AND NOTES

SECTION 2.1. COMMITMENTS. On the terms and subject to the conditions of this Agreement (including Article V), each Lender severally agrees to make Loans pursuant to the Commitments described in this Section 2.1.

SECTION 2.1.1. TERM LOAN COMMITMENT. On the Business Day the Acquisition is consummated (but only if such date occurs prior to the Term Loan Commitment Termination Date), each Lender agrees to make Loans (relative to such Lender, its "Term Loans") to the Borrower equal to such Lender's Percentage of $37,000,000. The Commitment of each Lender described in this Section 2.1.1 is herein referred to as its "Term Loan Commitment". No amounts paid or prepaid with respect to Term Loans may be reborrowed.

SECTION 2.1.2. REVOLVING LOAN COMMITMENT. From time to time on any Business Day occurring prior to the Revolving Loan Commitment Termination Date, each Lender agrees to make Loans (relative to such Lender, its "Revolving Loans") to the Borrower equal to such Lender's Percentage of the aggregate amount of the Borrowing of the Revolving Loans requested by the Borrower to be made on such day. The Commitment of each Lender described in this Section 2.1.2 is herein referred to as its "Revolving Loan Commitment". On the terms and subject to the conditions hereof, the Borrower may from time to time borrow, prepay and reborrow the Revolving Loans.

SECTION 2.1.3. LETTER OF CREDIT COMMITMENT. From time to time on any Business Day occurring prior to the Revolving Loan Commitment Termination Date, the Issuer will

         (a) issue one or more standby or documentary letters of credit (relative to such Issuer, its "Letter of Credit") for the account of the Borrower in Stated Amounts requested by the Borrower on such day with a Stated Expiry Date; or

         (b) extend the Stated Expiry Date of an existing Letter of Credit previously issued hereunder to a date not later than the earlier of (i) two Business Days prior to the Revolving Loan Commitment Termination Date and (ii) one year from the date of such extension, in the case of any standby Letter of Credit, and 90 days from the date of any such extension, in the case of any documentary Letter of Credit.

SECTION 2.2. LENDERS NOT PERMITTED OR REQUIRED TO MAKE CREDIT EXTENSIONS. No Lender shall be permitted or required to make any Loan, and no Issuer shall be obligated to issue or extend any Letter of Credit, under any circumstance described below in this Section 2.2.

SECTION 2.2.1. TERM LOANS. No Borrowing of Term Loans shall be made if, after giving effect thereto, the aggregate outstanding principal amount of all the Term Loans (a) of all Lenders would exceed the Term Loan Commitment Amount or
(b) of such Lender would exceed such Lender's Percentage of the Term Loan Commitment Amount.

SECTION 2.2.2. REVOLVING LOANS AND LETTERS OF CREDIT. No Borrowing of Revolving Loans or issuance or extension of a Letter of Credit shall be made if, after giving effect thereto,

         (a) the aggregate outstanding principal amount of all the Revolving Loans, together with the aggregate amount of all Letter of Credit Outstandings,
          (i) of all the Lenders would exceed the lesser of (x) the Revolving Loan Commitment Amount or (y) the Borrowing Base Amount; or (ii) of such Lender would exceed the lesser of (x) such Lender's Percentage of the Revolving Loan Commitment Amount or (y) such Lender's Percentage of the then existing Borrowing Base Amount; or

         (b) the aggregate amount of all Letter of Credit Outstandings would exceed the lesser of (i) the Revolving Loan Commitment Amount or (ii) $1,000,000.

SECTION 2.3. REDUCTION OF THE COMMITMENT AMOUNTS.

         (a) Optional Reduction. The Borrower may, from time to time on any Business Day after the date of the initial Credit Extension, voluntarily reduce the unused amount of the Revolving Loan Commitment Amount; provided, however, that all such reductions shall require at least one Business Days' prior notice to the Agent and be permanent, and any partial reduction of the unused amount of the Revolving Loan Commitment Amount shall be in a minimum amount of $500,000 and in integral multiples in excess thereof of $100,000.

         (b) Mandatory Reduction. The Revolving Loan Commitment Amount shall be permanently reduced by the aggregate amount resulting from the operation of clauses (c)(iii)(B) and (C) of Section 3.1.2.

SECTION 2.4. BORROWING PROCEDURE.

         (a) Borrowing Requests. By delivering a Borrowing Request to the Agent on or before 12:00 p.m. (New York City time), on a Business Day, the Borrower may from time to time irrevocably request that Base Rate Loans be made on the next following Business Day or on another Business Day within five Business Days of such Business Day, or that LIBO Rate Loans be made on any Business Day not less than three nor more than five Business Days thereafter; provided, that no Revolving Loan shall be made as a LIBO Rate Loan after the day that is one month prior to the Revolving Loan Commitment Termination Date. All Base Rate Loans may be in any minimum or multiple amount, all LIBO Rate Loans made prior to the Syndication Date shall be in a minimum amount equal to the product of (i) the number of Lenders on the date the relevant Borrowing Request is delivered to the Agent multiplied by (ii) $500,000 and in integral multiples in excess thereof of $100,000, and all LIBO Rate Loans from and after the Syndication Date shall be made in a minimum amount equal to the product of (x) the number of Lenders on the Syndicate Date multiplied by (y) $500,000 and in integral multiples in excess thereof of $100,000. If the Borrower requests any LIBO Rate Loans on the date of the initial Credit Extension it shall have executed an indemnity agreement in form and substance satisfactory to the Agent. All the proceeds of all Loans shall be used solely for the purposes described in Section 4.10.

         (b) Funding by Lenders. On the terms and subject to the conditions of this Agreement, each Borrowing shall be made on the Business Day, specified in such Borrowing Request. On or before 1:00 p.m. (New York City time) on such Business Day each Lender shall deposit with the Agent same day funds in an amount equal to such Lender's Percentage of the requested Borrowing. Such deposit will be made to an account which the Agent shall specify from time to time by notice to the Lenders. To the extent funds are received from the Lenders, the Agent shall make such funds available to the Borrower by wire transfer to the accounts the Borrower shall have specified in its Borrowing Request. No Lender's obligation to make any Loan shall be affected by any other Lender's failure to make any Loan.

SECTION 2.5. CONTINUATION AND CONVERSION ELECTIONS. By delivering a Continuation/Conversion Notice to the Agent on or before 12:00 a.m. (New York City time) on a Business Day, the Borrower may from time to time irrevocably elect, on not less than one Business Day's notice in the case of Base Rate Loans, or three Business Days' notice in the case of LIBO Rate Loans, and in either case not more than five Business Days' notice, that all or any portion (in an aggregate minimum amount with respect to continuations of or conversions into LIBO Rate Loans, prior to the Syndication Date equal to the product of (i) the number of Lenders on the date the relevant Continuation/ Conversion Notice is delivered to the Agent multiplied by (ii) $500,000 and in integral multiples in excess thereof of $100,000, and from and after the Syndication Date equal to the product of (x) the number of Lenders on the Syndication Date multiplied by
(y) $500,000 and in integral multiples in excess thereof of $100,000) be, in the case of Base Rate Loans, converted into LIBO Rate Loans or be, in the case of LIBO Rate Loans, converted into Base Rate Loans or continued as LIBO Rate Loans (in the absence of delivery of a Continuation/Conversion Notice with respect to any LIBO Rate Loan at least three Business Days (but not more than five Business
Days) before the last day of the then current Interest Period with respect thereto, such LIBO Rate Loan shall, on such last day, automatically convert to a Base Rate Loan); provided, however, that (a) each such conversion or continuation shall be prorated among the applicable outstanding Revolving Loans of all Lenders, and (b) no portion of the outstanding principal amount of any Revolving Loans may be continued as, or be converted into, LIBO Rate Loans when any Default has occurred and is continuing, unless the Required Lenders otherwise agree in writing and (c) no Loans may be continued as, or be converted into, LIBO Rate Loans after the day that is one month prior to the Maturity Date or Revolving Loan Commitment Termination Date, as the case may be.

SECTION 2.6. FUNDING. Each Lender may, if it so elects, fulfill its obligation to make, continue or convert LIBO Rate Loans hereunder by causing one of its foreign branches or Affiliates (or an international banking facility created by such Lender) to make or maintain such LIBO Rate Loan; provided, however, that such LIBO Rate Loan shall nonetheless be deemed to have been made and to be held by such Lender, and the obligation of the Borrower to repay such LIBO Rate Loan shall nevertheless be to such Lender for the account of such foreign branch, Affiliate or international banking facility. In addition, the Borrower hereby consents and agrees that, for purposes of any determination to be made for purposes of Sections 4.1 through 4.5, it shall be conclusively assumed that each Lender elected to fund all LIBO Rate Loans by purchasing Dollar deposits in its LIBOR Office's interbank eurodollar market.

SECTION 2.7. LETTERS OF CREDIT. The Borrower may request, in accordance with the terms hereof, the issuance of a Letter of Credit for its own account, in a form reasonably acceptable to the Agent and the applicable Issuer, at any time and from time to time while the Revolving Loan Commitment remains in effect.

SECTION 2.7.1. ISSUANCE PROCEDURES. By delivering to the Agent and the Issuer an Issuance Request on or before 1:00 p.m., (New York City time) on a Business Day, the Borrower may, from time to time irrevocably request, on not less than three nor more than five Business Days' notice, that the Issuer issue, or extend the Stated Expiry Date of, as the case may be, a Letter of Credit in such form as may be requested by the Borrower and approved by the Issuer, such Letter of Credit to be used solely for the purposes described in Section 4.10. Each Letter of Credit shall by its terms be stated to expire on a date (its "Stated Expiry Date") no later than the earlier of (a) one year from the date of issuance, in the case of any standby Letter of Credit, and 90 days from the date of any such issuance, in the case of any documentary Letter of Credit,and (b) two Business Days prior to the Revolving Loan Commitment Termination Date. The Issuer will make available to the beneficiary thereof the original of each Letter of Credit which it issues hereunder. Unless notified in writing by the Required Banks before it issues a Letter of Credit that a Default or Event of Default exists, the Issuer may issue the requested Letter of Credit in accordance with the Issuer's customary practices.

SECTION 2.7.2. OTHER LENDERS' PARTICIPATION. Upon the issuance of each Letter of Credit issued by the Issuer pursuant hereto, and without further action, each Lender (other than the Issuer) shall be deemed to have irrevocably and unconditionally purchased (without recourse, representation or warranty), to the extent of its Percentage, a participation interest in such Letter of Credit (including the Contingent Liability and any Reimbursement Obligation with respect thereto), and such Lender shall, to the extent of its Percentage, be responsible for reimbursing promptly (and in any event within one Business Day together with interest at the Federal Funds Effective Rate for each day until reimbursement is made) the Issuer for Reimbursement Obligations which have not been reimbursed by the Borrower in accordance with Section 2.7.4 or which have been reimbursed by the Borrower but have been required to be returned or disgorged by the Issuer. In addition, such Lender shall, to the extent of its Percentage and so long as it shall have complied with its obligations under this Sections 2.7.2 and 2.7.4, be entitled to receive a ratable portion of the Letter of Credit fees payable pursuant to Section 3.3.2 with respect to each Letter of Credit and of interest payable pursuant to Section 3.2 with respect to any Reimbursement Obligation.

SECTION 2.7.3. DISBURSEMENTS. The Issuer will notify the Borrower and the Agent promptly of the presentment for payment of any Letter of Credit issued by the Issuer, together with notice of the date (the "Disbursement Date") such payment shall be made (each such payment, a "Disbursement"). Subject to the terms and provisions of such Letter of Credit and this Agreement, the Issuer shall make such payment to the beneficiary (or its designee) of such Letter of Credit. Prior to 11:00 a.m. (New York City time) on the first Business Day following the Disbursement Date, the Borrower will reimburse the Agent, for the account of the Issuer, for all amounts which the Issuer has disbursed under such Letter of Credit, together with interest thereon at a rate per annum equal to the highest rate per annum then in effect pursuant to Section 3.2 for the period from the Disbursement Date through the date of such reimbursement.

SECTION 2.7.4. REIMBURSEMENT. The obligation (a "Reimbursement Obligation") of the Borrower under Section 2.7.3 to reimburse the Issuer with respect to each Disbursement (including interest thereon) and, upon the failure of the Borrower to reimburse the Issuer (or if any reimbursement by the Borrower must be returned or disgorged by the Issuer for any reason), each Lender's obligation under Section 2.7.2 to reimburse the Issuer, shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower or such Lender, as the case may be, may have or have had against the Issuer or any Lender, including any defense based upon the failure of any Disbursement to conform to the terms of the applicable Letter of Credit or any non-application or misapplication by the beneficiary of the proceeds of such Letter of Credit; provided, however, that after paying in full its Reimbursement Obligation hereunder, nothing herein shall adversely affect the right of the Borrower or such Lender, as the case may be, to commence any proceeding against the Issuer for any wrongful Disbursement made by the Issuer under a Letter of Credit as a result of acts or omissions constituting gross negligence or wilful misconduct on the part of such Issuer.

SECTION 2.7.5. DEEMED DISBURSEMENTS. Upon the occurrence and during the continuation of any Default of the type described in Section 8.1.9 or, with notice from the Agent, upon the occurrence and during the continuation of any other Event of Default

         (a) an amount equal to that portion of all Letter of Credit Outstandings attributable to the then aggregate amount which is undrawn and available under all Letters of Credit issued and outstanding for the account of the Borrower shall, without demand upon or notice to the Borrower, be deemed to have been paid or disbursed by the Issuer under such Letters of Credit (notwithstanding that such amount may not in fact have been so paid or disbursed); and

         (b) upon notification by the Agent to the Borrower of its obligations under this Section, the Borrower shall be immediately obligated to reimburse the Issuer for the amount deemed to have been so paid or disbursed by such Issuer.

         Any amounts so payable by the Borrower pursuant to this Section shall be deposited in cash with the Agent and held as collateral security for the Obligations in connection with the Letters of Credit issued by the Issuers. In the case of any such deemed disbursement resulting from the occurrence of a Default or Event of Default, if such Default or Event of Default has been cured or waived, the Agent shall return to the Borrower all amounts then on deposit with the Agent pursuant to this Section which have not been applied to the partial satisfaction of such Obligations.

SECTION 2.7.6. NATURE OF REIMBURSEMENT OBLIGATIONS. The Borrower and, to the extent set forth in Section 2.7.2, each Lender shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. Neither the Issuer (except to the extent a final judgment of a court of competent jurisdiction has determined that the Issuer has acted with gross negligence or willful misconduct), the Agent nor any Lender shall be responsible for:

         (a) the form, validity, sufficiency, accuracy, genuineness or legal effect of any Loan Document, any Letter of Credit or any document submitted by any party in connection with the application for and issuance of a Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged;

         (b) the form, validity, sufficiency, accuracy, genuineness or legal effect of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or the proceeds thereof in whole or in part, which may prove to be invalid or ineffective for any reason;

         (c) failure of the beneficiary to comply fully with conditions required in order to demand payment under a Letter of Credit;

         (d) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise;

         (e) any loss or delay in the transmission or otherwise of any document or draft required in order to make a Disbursement under a Letter of Credit; or

         (f) any other act or omission to act or delay of any kind of the Issuer, the Lenders, the Agent or any other Person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of the Borrower's obligations hereunder.

None of the foregoing shall affect, impair or prevent the vesting of any of the rights or powers granted to the Issuer, the Agent or any Lender hereunder. In furtherance and extension and not in limitation or derogation of any of the foregoing, any action taken or omitted to be taken by an Issuer shall be binding upon the Borrower and each such Lender, and shall not put such Issuer under any resulting liability to the Borrower or any such Lender, as the case may be.

SECTION 2.8. NOTES. Each Lender's Loans under a Commitment shall be evidenced by a Note payable to the order of such Lender in a maximum principal amount equal to such Lender's Percentage of the original applicable Commitment Amount. The Borrower hereby irrevocably authorizes each Lender to make (or cause to be made) appropriate notations on the grid attached to such Lender's Notes (or on any continuation of such grid), which notations, if made, shall evidence, inter alia, the date of, the outstanding principal of, and the interest rate applicable to, the Loans evidenced thereby. Such notations shall be conclusive and binding on the Borrower absent manifest error; provided, however, that the failure of any Lender to make any such notations shall not limit or otherwise affect any Obligations of the Borrower or any other Obligor.


                                   ARTICLE III
                   REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

SECTION 3.1. REPAYMENTS AND PREPAYMENTS. The Borrower shall repay in full the unpaid principal amount of each Loan upon the Stated Maturity Date therefor and pursuant to Sections 8.2 through 8.4. Prior thereto, repayments and prepayments of Loans shall be made as set forth in this Section 3.1.

SECTION 3.1.1. VOLUNTARY PREPAYMENTS. Prior to the Stated Maturity Date, the Borrower may, from time to time on any Business Day, make a voluntary prepayment, in whole or in part, of the outstanding principal amount of the Loans; provided, however, that

         (a) any such prepayments shall be made pro rata among Loans of the same Type and, if applicable, having the same Interest Period of all the Lenders; and

         (b) all such voluntary prepayments shall require (i) at least one but no more than five Business Days' prior notice, in the case of Base Rate Loans,
(ii) and at least at three but not more than five Business Days' prior notice, in the case of LIBO Rate Loans, in each case to the Agent.

Each voluntary prepayment of Term Loans made pursuant to this Section shall be applied, to the extent of such prepayment, pro rata to the scheduled repayments of Term Loans set forth in clause (b) of Section 3.1.2. Each prepayment of any Loans made pursuant to this Section shall be without premium or penalty but subject to Section 4.4.

SECTION 3.1.2. MANDATORY REPAYMENTS AND PREPAYMENTS.

         (a) Revolving Loans. The Borrower shall, on each date when the sum of
(i) the aggregate outstanding principal amount of all Revolving Loans and (ii) Letter of Credit Outstandings exceeds the lesser of (x) the Revolving Loan Commitment Amount (as it may be reduced from time to time) or (y) the then existing Borrowing Base Amount, make a mandatory prepayment of all Revolving Loans in an amount equal to such excess.

         (b) Term Loans. The Borrower shall, on each date set forth below, make a scheduled repayment of the aggregate outstanding principal amount of all Term Loans in the amount set forth opposite each such date:

                                                                             AMOUNT OF REQUIRED
                      PAYMENT DATE                                           PRINCIPAL PAYMENT
                      ------------                                           -----------------
                  June 30, 1998                                               $  1,433,333
                  September 30, 1998                                          $  1,433,333
                  December 31, 1998                                           $  1,433,334
                  March 31, 1999                                              $  1,550,000
                  June 30, 1999                                               $  1,550,000
                  September 30, 1999                                          $  1,550,000
                  December 31, 1999                                           $  1,550,000
                  March 31, 2000                                              $  1,300,000
                  June 30, 2000                                               $  1,300,000
                  September 30, 2000                                          $  1,300,000
                  December 31, 2000                                           $  1,300,000
                  March 31, 2001                                              $  1,625,000
                  June 30, 2001                                               $  1,625,000
                  September 30, 2001                                          $  1,625,000
                  December 31, 2001                                           $  1,625,000
                  March 31, 2002                                              $  1,750,000
                  June 30, 2002                                               $  1,750,000
                  September 30, 2002                                          $  1,750,000
                  December 31, 2002                                           $  1,750,000
                  March 31, 2003                                              $  1,950,000
                  June 30, 2003                                               $  1,950,000
                  September 30, 2003                                          $  1,950,000
                  December 31, 2003                                           $  1,950,000

         (c) Mandatory Prepayments and Commitment Reductions from Certain
Sources.

                  (i) Borrower Mandatory Prepayments. The Borrower shall, and shall cause each of its Wholly-Owned Subsidiaries, (A) on the date of receipt by the Borrower or any such Subsidiary of any Net Transaction Proceeds, Net Securities Proceeds, Net Debt Proceeds or Net Disposition Proceeds, (B) on the dates specified in Section 7.1.4 with respect to Net Insurance Proceeds, and (C) on the date of delivery of its audited financial statements pursuant to clause
(c) of Section 7.1.1 (and, in any event, on the date 90 days after the end of each Fiscal Year of the Borrower), in the case of Excess Cash Flow, to apply (I) 100% of the Net Transaction Proceeds, Net Securities Proceeds, Net Debt Proceeds, Net Disposition Proceeds and Net Insurance Proceeds; and (II) 50% of all Excess Cash Flow for its immediately preceding Fiscal Year (beginning with Excess Cash Flow calculated for the Fiscal Year of the Borrower ending December 31, 1998), in each case as provided in clause (iii) below.

                  (ii) Holdings Mandatory Prepayments. Holdings shall, and shall cause each of its Subsidiaries (other than the Borrower and its Wholly-Owned Subsidiaries), (A) on the date of receipt of Holdings or any such Subsidiary of any Net Transaction Proceeds, Net Securities Proceeds, Net Debt Proceeds or Net Disposition Proceeds and (B) on the dates specified in Section 7.1.4 with respect to Net Insurance Proceeds to apply (I) 100% of all Net Transaction Proceeds; (II) until the sum of the aggregate principal amount of outstanding Term Loans plus the Revolving Loan Commitment Amount is equal to or less than $27,720,000, 25% of all Net Securities Proceeds in excess of $10,000,000 since the Closing Date; (III) 25% of all Net Debt Proceeds (other than Net Debt Proceeds (w) resulting from Indebtedness assumed in connection with the acquisition of any property or asset by Holdings and its Subsidiaries (other than the Borrower and its Wholly-Owned Subsidiaries) and was not incurred in contemplation of such acquisition, (x) not more than $7,000,000 of Indebtedness incurred by Inverness in connection with the working capital financing referred to in clause (i)(ii) of Section 7.2.3 and (y) resulting form Indebtedness incurred by Orgenics, Ltd. to the extent that Holdings has not, either directly or indirectly, guaranteed or provided assets to secure the repayment thereof) in excess of $10,000,000 since the Closing Date; (IV) 100% of all Net Disposition Proceeds (other than Net Disposition Proceeds resulting from machinery and equipment of Inverness subject to a sale and leaseback transaction referred to in clause (i) of Section 7.2.3) in excess of $1,000,000 since the Closing Date; and (V) 25% of the Net Insurance Proceeds, in the case of Holdings and its Subsidiaries (other than the Borrower and its Wholly-Owned Subsidiaries), and 100% of the Net Insurance Proceeds, in the case of the Borrower and its Wholly-Owned Subsidiaries, in each case as provided in clause (iii) below.

                  (iii) Application of Mandatory Prepayments. All amounts required to be prepaid pursuant to this clause (c) shall be applied.

                          (A) first, make a mandatory prepayment of the Term Loans, to be applied pro rata to the scheduled repayments of the Term Loans set forth in clause (b); and

                           (B) second, if all the Term Loans have been paid in full, make a mandatory prepayment of the Revolving Loans; and

                           (C) third, if all the Term Loans and Revolving Loans have been paid in full, permanently reduce the Revolving Loan Commitment Amount; and

                           (D) fourth, if all the Term Loans and Revolving Loans have been paid in full and the Revolving Loan Commitment Amount has been reduced to zero, cash collateralize all Letter of Credit Outstandings on terms in form and substance satisfactory to the Agent.

         The Borrower shall deliver to the Agent, at the time of each prepayment required under this Section, (i) a certificate signed by its chief financial Authorized Officer setting forth in reasonable detail the calculation of the amount of such prepayment and (ii) to the extent practicable, at least one Business Day prior written notice of such prepayment.

         (d) Stated Maturity Date. On the Stated Maturity Date of the Term Loans, the Borrower shall repay in full the aggregate outstanding principal amount of the Term Loans. On the Stated Maturity Date of the Revolving Loans, the Borrower shall repay in full the aggregate outstanding principal amount of the Revolving Loans then outstanding and all Letters of Credit Outstandings.

         (e) Acceleration. The Borrower shall, immediately upon any acceleration of the Stated Maturity Date of any Loans or Letter of Credit Outstandings pursuant to Section 8.2 or Section 8.3, repay all (or if only a portion is accelerated thereunder, such portion of) the Loans then outstanding and Letter of Credit Outstandings.

Each prepayment of any Loans made pursuant to this Section shall be made without premium or penalty, except as specified herein, and applied first, to the prepayment of Base Rate Loans and, second, to the prepayment of LIBO Rate Loans.

SECTION 3.2. INTEREST PROVISIONS. Interest on the outstanding principal amount of Loans shall accrue and be payable in accordance with this Section 3.2.

SECTION 3.2.1. RATES. Subject to Sections 2.4 and 2.5, the Borrower may elect, pursuant to an appropriately delivered Borrowing Request or Continuation/Conversion Notice, that Loans comprising a Borrowing accrue interest at a rate per annum:

         (a) on that portion maintained from time to time as a Base Rate Loan, equal to the sum of the Alternate Base Rate from time to time in effect plus the Applicable Margin; and

         (b) on that portion maintained as a LIBO Rate Loan, during each Interest Period applicable thereto, equal to the sum of the LIBO Rate (Reserve Adjusted) for such Interest Period plus the Applicable Margin.

The "LIBO Rate (Reserve Adjusted)" means, relative to any Loan to be made, continued or maintained as, or converted into, a LIBO Rate Loan for any Interest Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) determined pursuant to the following formula:

                     LIBO Rate           =               LIBO Rate
                  (Reserve Adjusted)          -------------------------------
                                              1.00 - LIBOR Reserve Percentage

The LIBO Rate (Reserve Adjusted) for any Interest Period for LIBO Rate Loans will be determined by the Agent on the basis of the LIBOR Reserve Percentage in effect on, and the applicable rates furnished to and received by the Agent from Chase, two Business Days before the first day of such Interest Period.

"LIBO Rate" means, relative to any Interest Period for LIBO Rate Loans, the rate of interest equal to the average (rounded upwards, if necessary, to the nearest 1/16 of 1%) of the rates per annum at which Dollar deposits in immediately available funds are offered to Chase's LIBOR Office in the London, England interbank market at or about 11:00 a.m. (London, England time) two Business Days prior to the beginning of such Interest Period for delivery on the first day of such Interest Period, and in an amount approximately equal to the amount of Chase's LIBO Rate Loan and for a period approximately equal to such Interest Period.

"LIBOR Reserve Percentage" means, relative to any Interest Period for LIBO Rate Loans, the reserve percentage (expressed as a decimal) equal to the maximum aggregate reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) specified under regulations issued from time to time by the F.R.S. Board and then applicable to assets or liabilities consisting of or including "Eurocurrency Liabilities", as currently defined in Regulation D of the F.R.S. Board, having a term approximately equal or comparable to such Interest Period. All LIBO Rate Loans shall bear interest from and including the first day of the applicable Interest Period to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such LIBO Rate Loan.

SECTION 3.2.2. POST-DEFAULT RATES. Upon the occurrence and during the continuation of any Default, or after any other monetary Obligation of the Borrower shall have become due and payable, the Borrower shall pay, but only to the extent permitted by law, interest (after as well as before judgment) on such amounts at a rate per annum equal to (a), in the case of Loans, the rate per annum otherwise in effect plus a margin of 2% per annum and (b) in the case of Letter of Credit Outstandings and other Obligations payable hereunder, interest at a rate per annum equal to the rate applicable to Base Rate Loans plus 2%, in each case, with respect to clauses (a) and (b), from the date of such non-payment until such amount is paid in full (as well after as before judgment).

SECTION 3.2.3. PAYMENT DATES. Interest accrued on each Loan shall be payable, without duplication:

         (a) on the Stated Maturity Date therefor;

         (b) on the date of any payment or prepayment, in whole or in part, of principal outstanding on such Loan on the principal amount so paid or prepaid;

         (c) with respect to Base Rate Loans, on each Quarterly Payment Date occurring after the Effective Date;

         (d) with respect to LIBO Rate Loans, on the last day of each applicable Interest Period (and, if such Interest Period shall exceed 90 days, on the 90th day of such Interest Period);

         (e) with respect to any Base Rate Loans converted into LIBO Rate Loans on a day when interest would not otherwise have been payable pursuant to clause
(c), on the date of such conversion; and

         (f) on that portion of any Loans the Stated Maturity Date of which is accelerated pursuant to Section 8.2 or Section 8.3, immediately upon such acceleration.

Interest accrued on Loans or other monetary Obligations arising under this Agreement or any other Loan Document after the date such amount is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise) shall be payable upon demand.

SECTION 3.3. FEES. The Borrower agrees to pay the fees set forth in this Section
3.3. All such fees shall be non-refundable.

SECTION 3.3.1. COMMITMENT FEE. The Borrower agrees to pay to the Agent, for the pro rata account of each Lender of Revolving Loans, for the period (including any portion thereof when the Revolving Loan Commitment is suspended by reason of the Borrower's inability to satisfy any condition of Article V) commencing on the Effective Date and continuing through the Revolving Loan Commitment Termination Date, a commitment fee at the rate of .375% per annum on such Lender's Percentage of the sum of the average daily unused portion of the Revolving Loan Commitment Amount. Such commitment fees shall be payable by the Borrower in arrears on each Quarterly Payment Date, commencing with the first Quarterly Payment Date following the Effective Date, and on the Revolving Loan Commitment Termination Date.

SECTION 3.3.2. LETTER OF CREDIT FEE. The Borrower agrees to pay to the Agent, for the pro rata account of the Issuer and each other Lender of Revolving Loans, a Letter of Credit fee in an amount equal to the then Applicable Margin on LIBO Rate Loans multiplied by the average daily Letter of Credit Outstandings of each such Letter of Credit, such fees to be paid by the Borrower in arrears on each Quarterly Payment Date (commencing with the first Quarterly Payment Date following the Effective Date) and on the Revolving Loan Commitment Termination Date. The Borrower further agrees to pay to the Issuer an issuance fee in an amount equal to .125% per annum multiplied by the average daily Letter of Credit Outstandings, such fee to be paid in arrears on each Quarterly Payment Date (commencing with the first Quarterly Payment Date following the Effective Date) and on the Revolving Loan Commitment Termination Date, (b) an amendment fee in an amount to be specified by the Agent if any of the terms of any existing Letter of Credit is amended or the Stated Expiry Date of any existing Letter of Credit is extended and (c) all customary costs and expenses incurred by the Issuer in connection with each Letter of Credit.

SECTION 3.3.3. AGENT'S FEES, ETC. The Borrower agrees to pay to the Agent, for its own account, fees in the amounts, on the dates and in the manner set forth in the Fee Letter.


                                   ARTICLE II
                     CERTAIN LIBO RATE AND OTHER PROVISIONS

SECTION 4.1. LIBO RATE LENDING UNLAWFUL. If any Lender shall determine (which determination shall, upon notice thereof to the Borrower and the Agent, be conclusive and binding on the Borrower) that the introduction of or any change in or in the interpretation of any law makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for such Lender to make, continue or maintain any Loan as, or to convert any Loan into, a LIBO Rate Loan, the obligations of such Lender to make, continue, maintain or convert any such LIBO Rate Loan shall, upon such determination, forthwith be suspended until such Lender shall notify the Agent that the circumstances causing such suspension no longer exist, and all outstanding LIBO Rate Loans shall automatically convert into Base Rate Loans at the end of the then current Interest Periods with respect thereto or sooner, if required by such law or assertion.

SECTION 4.2. DEPOSITS UNAVAILABLE. If the Agent shall have determined or been instructed by the Required Lenders that

         (a) Dollar certificates of deposit or Dollar deposits, as the case may be, in the relevant amount and for the relevant Interest Period are not available to Chase in its relevant market; or

         (b) by reason of circumstances affecting Chase's relevant market, adequate means do not exist for ascertaining the interest rate applicable hereunder to LIBO Rate Loans,

then, upon notice from the Agent to the Borrower and the Lenders, the obligations of all Lenders under Section 2.3 and Section 2.4 to make or continue any Loans as, or to convert any Loans into, LIBO Rate Loans shall forthwith be suspended until the Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

SECTION 4.3. INCREASED COSTS, ETC. The Borrower agrees to reimburse each Lender for any increase in the cost to such Lender of, or any reduction in the amount of any sum receivable by such Lender in respect of, making, continuing or maintaining (or of its obligation to make, continue or maintain) any Loans as, or of converting (or of its obligation to convert) any Loans into, LIBO Rate Loans (including but not limited to any imposition or effectiveness of reserve requirements) that arise in connection with any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other governmental authority. Such Lender shall promptly notify the Agent and the Borrower in writing of the occurrence of any such event, such notice to state, in reasonable detail, the reasons therefor and the additional amount required fully to compensate such Lender for such increased cost or reduced amount. Such additional amounts shall be paid by the Borrower directly to such Lender promptly (and, in any event, within three Business Days of receipt of such notice), and such notice shall, in the absence of manifest error, be conclusive and binding on the Borrower.

         (b) If at any time the introduction or effectiveness of or any change in any applicable law, rule or regulation (including without limitation those announced or published prior to the date of this Agreement), or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Lender with any request or directive by any such authority (whether or not having the force of law) shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against letters of credit issued, or participated in, by any Issuer or Lender, or (ii) impose on any Issuer or Lender any other conditions affecting this Agreement or any Letter of Credit, and the result of any of the foregoing is to increase the cost to any Issuer or Lender of issuing, maintaining or participating in any Letter of Credit, or reduce the amount of any sum received or receivable by any Issuer or Lender hereunder with respect to Letters of Credit, then, within ten days of the receipt of the notice referred to below (which notice shall be given by the respective Issuer or Lender promptly after it determines such increased cost or reduction is applicable to Letters of Credit or its participation therein) to the Borrower by the respective Issuer or Lender (a copy of which notice shall be sent by such Issuer or Lender to the Agent), the Borrower shall pay to such Issuer or Lender such additional amount or amounts as will compensate such Issuer or Lender for such increased cost or reduction. A notice submitted to the Borrower by such Issuer or Lender, setting forth in reasonable detail the reasons therefor and the basis for the calculation of such additional amount or amounts necessary to compensate such Issuer or Lender as aforesaid shall be conclusive and binding on the Borrower absent manifest error.

SECTION 4.4. FUNDING LOSSES. In the event any Lender shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to make, continue or maintain any portion of the principal amount of any Loan as, or to convert any portion of the principal amount of any Loan into, a LIBO Rate Loan) as a result of

         (a) any conversion or repayment or prepayment of the principal amount of any LIBO Rate Loans on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to Section 3.1 or otherwise;

         (b) any Loans not being made as LIBO Rate Loans in accordance with the Borrowing Request therefor; or

         (c) any Loans not being continued as, or converted into, LIBO Rate Loans in accordance with the Continuation/Conversion Notice therefor,

then, upon the written notice of such Lender to the Borrower (with a copy to the Agent), the Borrower shall promptly (and, in any event, within three Business Days of receipt of such notice) pay directly to such Lender such amount as will (in the determination of such Lender) reimburse such Lender for such loss or expense. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrower. Such reimbursement shall include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert, or continue to the last day of such Interest Period that would have commenced on the date of such failure), in each case at the applicable rate of interest for such Loans provided for herein over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market.

SECTION 4.5. INCREASED CAPITAL COSTS. If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other governmental authority affects or would affect the amount of capital required or expected to be maintained by any Lender or any Person controlling such Lender, and such Lender determines (in its sole and absolute discretion) that the rate of return on its or such controlling Person's capital as a consequence of its Commitments or the Loans made by such Lender or Letters of Credit issued or participated in by such Lender or Issuer is reduced to a level below that which such Lender, Issuing Bank or such controlling Person could have achieved but for the occurrence of any such circumstance, then, in any such case upon notice from time to time by such Lender or Issuer to the Borrower, the Borrower shall immediately pay directly to such Lender or Issuer additional amounts sufficient to compensate such Lender or Issuer or such controlling Person for such reduction in rate of return. A statement of such Lender or Issuing Bank as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrower. In determining such amount, such Lender or Issuing Bank may use any method of averaging and attribution that it (in its sole and absolute discretion) shall deem applicable.

SECTION 4.6. TAXES. All payments by the Borrower of principal of, and interest on, the Loans and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding franchise taxes and taxes imposed on or measured by any Lender's net income or receipts by the jurisdiction under the laws of which each such Lender is organized or any political subdivision thereof (such non-excluded items being called "TAXES"). In the event that any withholding or deduction from any payment to be made by the Borrower hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Borrower will

         (a) pay directly to the relevant authority the full amount required to be so withheld or deducted;

         (b) promptly forward to the Agent an official receipt or other documentation satisfactory to the Agent evidencing such payment to such authority; and

         (c) pay to the Agent for the account of the Lenders such additional amount or amounts as is necessary to ensure that the net amount actually received by each Lender will equal the full amount such Lender would have received had no such withholding or deduction been required (including penalties, interest and expenses (including reasonable attorney's fees and expenses) arising therefrom or with respect thereto).

Moreover, if any Taxes are directly asserted against the Agent or any Lender with respect to any payment received by the Agent or such Lender hereunder, the Agent or such Lender may pay such Taxes and the Borrower will promptly pay such additional amounts (including any penalties, interest or expenses) as is necessary in order that the net amount received by such Person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such Person would have received had not such Taxes been asserted. A certificate from any Lender as to the amount of such Taxes that are owing, absent manifest error, shall be final, conclusive and binding for all purposes.

         If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Agent for the account of the respective Lenders the required receipts or other required documentary evidence, the Borrower shall indemnify the Lenders for any incremental Taxes, interest or penalties that may become payable by any Lender as a result of any such failure. For purposes of this Section 4.6, a distribution hereunder by the Agent or any Lender to or for the account of any Lender shall be deemed a payment by the Borrower.

         If any Lender or the Agent receives a refund in respect of any Taxes as to which the Borrower has paid amounts pursuant to this Section it shall, within 30 days from the date of such receipt, pay such refund to the Borrower (but only to the extent of additional amounts paid by the Borrower under this Section with respect to the Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses of (and all Taxes that may be imposed by virtue of the receipt of such tax refund by) such Lender or the Agent and without interest (other than interest, if any, paid by the relevant governmental authority with respect to such refund); provided, however, that the Borrower, upon the request of such Lender or the Agent, agrees to promptly repay the amount paid over to the Borrower (plus penalties, interest or other charges) to such Lender or the Agent in the event such Lender or the Agent is required to repay such refund to such governmental authority.

         Each Lender that is not a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States (or any jurisdiction thereof), or any estate or trust that is subject to federal income taxation regardless of the source of its income (a "Non-U.S. Lender"), shall deliver to the Borrower and the Agent two copies of either U.S. Internal Revenue Service Form 1001 or Form 4224, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement. In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this Section 4.6, a Non-U.S. Lender shall not be required to deliver any form pursuant to this Section that such Non-U.S. Lender is not legally able to deliver. In addition, nothing contained in this Section 4.6 shall require any Lender to make available any of its tax returns (or any other information that it deems to be confidential or proprietary).

SECTION 4.7. PAYMENTS, COMPUTATIONS, ETC. Unless otherwise expressly provided, all payments by the Borrower pursuant to or in respect of this Agreement, the Notes, each Letter of Credit or any other Loan Document shall be made by the Borrower to the Agent for the pro rata account of the Lenders entitled to receive such payment. All such payments required to be made to the Agent shall be made, without setoff, deduction or counterclaim, not later than 11:00 a.m. (New York City time), on the date due, in same day or immediately available funds, to such account as the Agent shall specify from time to time by notice to the Borrower. Funds received after that time shall be deemed to have been received by the Agent on the next succeeding Business Day. The Agent shall promptly remit in same day funds to each Lender its share, if any, of such payments received by the Agent for the account of such Lender. All interest and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 360 days (or, in the case of interest on Base Rate Loans, 365 days or, if appropriate, 366 days). Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall (except as otherwise required by clause (c) of the definition of the term "Interest Period" with respect to LIBO Rate Loans) be made on the next succeeding Business Day and such extension of time shall be included in computing interest and fees, if any, in connection with such payment. The Agent is authorized to charge any account maintained by the Borrower with it for any Obligations owing to it or any of the Lenders.

SECTION 4.8. SHARING OF PAYMENTS. If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of any Loan (other than pursuant to the terms of Sections 4.3, 4.4, 4.5 and 4.6) in excess of its pro rata share of payments pursuant to
Section 4.7, then or therewith obtained by all Lenders, such Lender shall purchase from the other Lenders such participations in Credit Extensions made by them (without recourse, representation or warranty) as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and each Lender which has sold a participation to the purchasing Lender shall repay to the purchasing Lender to the purchase price to the ratable extent of such recovery together with an amount equal to such selling Lender's ratable share (according to the proportion of (a) the amount of such selling Lender's required repayment to the purchasing Lender to (b) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to Section 4.9) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section to share in the benefits of any recovery on such secured claim.

SECTION 4.9. SETOFF. Each Lender shall, upon the occurrence of any Event of Default and with the consent of the Required Lenders, have the right to appropriate and apply to the payment of the Obligations owing to it (whether or not then due), and (as security for such Obligations) the Borrower hereby grants to each Lender a continuing security interest in, any and all balances, credits, deposits, accounts or moneys of the Borrower then or thereafter maintained with such Lender; provided, however, that any such appropriation and application shall be subject to the provisions of Section 4.8 (each Lender agreeing promptly to notify the Borrower and the Agent after any such setoff and application made by such Lender; but the failure to give such notice shall not affect the validity of such setoff and application). The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff under applicable law or otherwise) which such Lender may have.

SECTION 4.10. USE OF PROCEEDS. The Borrower shall (a) apply $32,000,000 of the proceeds of the Term Loans to (i) pay its purchase price obligations in connection with the Acquisition, (ii) pay the transaction costs and expenses incurred by the Borrower in connection herewith and therewith and (iii) repay the Indebtedness identified in Item 7.2.2(b) ("Indebtedness to be Paid") of the Disclosure Schedule and (b) deposit $5,000,000 of the proceeds of the Term Loans into the Escrow Account. The proceeds from all other Credit Extensions shall be applied (a) for working capital corporate purposes of the Borrower and (b) for issuing Letters of Credit for working capital purposes of the Borrower, except that the proceeds of any Revolving Loans made on the date of the initial Credit Extension may also be applied by the Borrower, after the application of all the Term Loans pursuant to clause (a) of the preceding sentence, to pay for those matters referred to such clause (a). All the amounts on deposit in the Escrow Account shall, if they are released to the Borrower as provided in the Escrow Agreement, be applied to prepay the Subordinated Promissory Note in the principal amount of $5,000,000, dated as of the date hereof, between the Borrower, as payor, and Holdings, as payee, and, if they are not released to the Borrower as provided in the Escrow Agreement, shall be applied to prepay the Loans as provided in clause (c)(iii) of Section 3.1.2 (except that all such prepayments of the Term Loans pursuant to clause (c)(iii)(A) of Section 3.1.2 shall be made in the inverse order of the scheduled repayments of the Term Loans set forth in clause (b) of Section 3.1.2).


                                    ARTICLE V
                         CONDITIONS TO CREDIT EXTENSIONS

SECTION 5.1. INITIAL CREDIT EXTENSION. The obligations of the Lenders and, if applicable, the Issuer to fund the initial Credit Extension shall be subject to the prior or concurrent fulfillment of each of the conditions precedent set forth in this Section 5.1 to the satisfaction of the Agent.

SECTION 5.1.1. RESOLUTIONS, ETC. The Agent shall have received from Holdings, the Borrower and each other Obligor a certificate, dated as of the date of the initial Credit Extension, of its Secretary or Assistant Secretary as to

         (a) resolutions of its Board of Directors then in full force and effect authorizing the execution, delivery and performance of this Agreement, the Notes and each other Loan Document to be executed by it;

         (b) each Organic Document of the Holdings, the Borrower and each such Obligor; and

         (c) the incumbency and signatures of each officer of Holdings, the Borrower and each such Obligor authorized to act with respect to this Agreement, the Notes and each other Loan Document executed by it, upon which certificate each Lender may conclusively rely until it shall have received a further certificate of the Secretary or Assistant Secretary of Holdings, the Borrower or any such Obligor canceling or amending such prior certificate.

SECTION 5.1.2. AGREEMENT. The Agent shall have received, with counterparts for each Lender, this Agreement duly executed by each Lender, the Agent and an Authorized Officer of Holdings and the Borrower.

SECTION 5.1.3. DELIVERY OF NOTES. The Agent shall have received, for the account of each Lender entitled thereto, its Term Note and Revolving Note dated the date of the initial Credit Extension and duly executed and delivered by an Authorized Officer of the Borrower.

SECTION 5.1.4. REQUIRED CONSENTS AND APPROVALS. All required consents and approvals shall have been obtained and be in full force and effect with respect to the transactions contemplated hereby and the Acquisition from (a) all relevant governmental authorities and regulatory bodies and (b) any other Person whose consent or approval the Agent deems necessary or appropriate to effect the transactions contemplated hereby and by the Acquisition. In addition, all waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, shall have expired or been terminated, and all notices and filings (including the relevant Notification and Request Forms) required to have been delivered pursuant thereto shall have been duly prepared and delivered.

SECTION 5.1.5. CONSUMMATION OF THE ACQUISITION. The Agent shall have received evidence satisfactory to it that the Purchase Agreement has not been amended, modified or supplemented without the Lenders' prior written consent; that all conditions precedent to the consummation of the transactions contemplated by the Purchase Agreement have been fully satisfied or, with the prior written consent of the Lenders, waived; that the Acquisition has been consummated in accordance with all the terms of the Purchase Agreement; and the total purchase price for the Acquisition shall not exceed $27,000,000 (subject to adjustment as provided in Section 1(b) of the Acquisition Agreement), which shall be paid from no more than $13,600,000 in cash, the Holdings' Subordinated Notes referred to in clause
(a) of the definition thereof in the amount of $2,000,000 and the remainder in common stock of Holdings. In addition, the Borrower shall have delivered or caused to be delivered to the Agent counterparts for each Lender of the following (all of which shall be satisfactory to the Agent and each Lender):

         (a) Resolutions. Resolutions of the Boards of Directors and stockholders of each Seller that is a corporation, partnership or similar entity, and Holdings and the Borrower, each certified by the Secretary or an Assistant Secretary of each such Seller, Holdings and the Borrower, as the case may be, duly adopted and in full force and effect on the date of the initial Credit Extension, authorizing the execution, delivery and performance by each such Seller, Holdings and the Borrower, as the case may be, of the Purchase Agreement and all other agreements, documents and instruments being delivered in connection therewith; and

         (b) Certificates. A certificate from an Authorized Officer of the Borrower to the effect that attached thereto are true and correct copies of the Purchase Agreement (including all schedules and annexes thereto), each of the agreements, documents, instruments, opinions, filings, consents and approvals that have been executed, delivered, furnished or filed pursuant to the Purchase Agreement and each Operational Agreement.

SECTION 5.1.6. COLLECTION ACCOUNT AGREEMENTS. All bank accounts maintained by Holdings, the Borrower or any of their Domestic Subsidiaries that is a party to the Security Agreement at a financial institution other than the Agent or Fleet National Bank shall be subject to a Collection Account Agreement in the form of
Exhibit I attached hereto or such other form as may be reasonably acceptable to the Agent.

SECTION 5.1.7. BORROWING BASE CERTIFICATE. The Agent shall have received, with counterparts for each Lender, an initial Borrowing Base Certificate from the Borrower, dated the date of the initial Credit Extension and calculated as of a recent date satisfactory to the Agent, duly executed and delivered by the chief financial Authorized Officer of the Borrower. The Borrowing Base Certificate shall evidence the ability of the Borrower to make Borrowings of Revolving Loans in an aggregate principal amount of not less than $2,000,000.

SECTION 5.1.8. FINANCIAL INFORMATION, ETC. The Agent shall have received, with counterparts for each Lender, each of the following (all of which shall be satisfactory to the Agent and each Lender):

         (a) (i) audited consolidated financial statements for Holdings and its Subsidiaries for its 1995 and 1996 Fiscal Years, (ii) unaudited consolidating financial statements for Holdings and its Subsidiaries for its 1996 Fiscal Year,
(iii) an audited balance sheet for its 1995 and 1996 Fiscal Years and (iv) estimated income statements for its 1997 Fiscal Year, prepared in accordance with GAAP consistently applied and, in the case of clauses (i) and (iii), free of any Impermissible Qualification;

         (b) quarterly consolidated and consolidating unaudited financial statements for Holdings and its Subsidiaries (including the Borrower and its Wholly-Owned Subsidiaries) for the nine month period ending September 30, 1997, certified by the chief financial Authorized Officer of Holdings, prepared in accordance with GAAP consistently applied and subject to year-end audit adjustments and the addition of schedules and footnotes at year-end;

         (c) with respect to Can-Am, reviewed financial statements for its 1995 and 1996 fiscal years and audited financial statements for its 1997 fiscal year, in each case prepared in accordance with GAAP consistently applied and, in the case of the audited financial statements for its 1997 fiscal year, free of any Impermissible Qualification;

         (d) (i) unaudited financial statements for Can-Am for the seven month period ending December 31, 1997, certified by the chief financial officer of Can-Am, prepared in accordance with GAAP consistently applied and subject to year-end audit adjustments and the addition of schedules and footnotes at year-end, and (ii) the management estimate of financial results for Can-Am for the twelve month period ending December 31, 1997;

         (e) with respect to the Borrower, (i) audited statements of net assets sold by American Home Products' Whitehall Robin Health Care Division and certain domestic vitamin supplements and consumer health care brands, as of November 30, 1995 and 1996, and related statements of net revenues in excess of direct expenses and (ii) unaudited income statements for its 1997 Fiscal Year, such financial statements having been prepared in accordance with GAAP consistently applied;

         (f) monthly unaudited income statements and year-end balance sheets for the Women's Home Testing product line of Holdings for Holdings' 1997 Fiscal Year;

         (g) (i) a pro forma balance sheet for the Borrower and its Wholly-Owned Subsidiaries, including the Women's Home Testing product line of Holdings, and
(ii) a pro forma balance sheet for the Borrower and its Wholly-Owned Subsidiaries, excluding the Women's Home Testing product line of Holdings, in each case after giving effect to the consummation of the transactions contemplated by this Agreement and the other Loan Documents and the consummation of the Acquisition. Such pro forma balance sheets shall, among other things, evidence that the Borrower and its Wholly-Owned Subsidiaries have a total stockholders' equity (i.e., the sum of all assets of the Borrower and its Wholly-Owned Subsidiaries minus the sum of all liabilities of the Borrower and its Wholly-Owned Subsidiaries) of not less than $21,000,000;

         (h) pro forma financial statements for the Borrower and its Wholly-Owned Subsidiaries for the period from the Effective Date through December 31, 2003, after giving effect to the transactions contemplated by this Agreement and the other Loan Documents and the consummation of the Acquisition, which financial statements (i) shall be prepared on a monthly basis for its Fiscal Year ending December 31, 1998, on a quarterly basis for its Fiscal Year 1999 and on an annual basis thereafter and (ii) shall establish, on a pro forma basis from the Effective Date through December 31, 2003, compliance with the financial covenants contained in Section 7.2.4, together with a certification by the chief financial Authorized Officer of the Borrower to the effect that such pro forma statements have been prepared in good faith based upon assumptions believed by him to be reasonable at the time such assumptions are made;

         (i) a pro forma balance sheet for Holdings and its Subsidiaries (other than the Borrower and its Wholly-Owned Subsidiaries) after giving effect to the consummation of the transactions contemplated by this Agreement and the other Loan Documents and the consummation of the Acquisition; and

         (j) projections for Holdings and its Subsidiaries (other than the Borrower and its Wholly-Owned Subsidiaries) for the period from the Effective Date through December 31, 2003, after giving effect to the transactions contemplated by this Agreement and the other Loan Documents and the consummation of the Acquisition, which financial statements (i) shall be prepared quarterly for its Fiscal Year ending December 31, 1998 and on an annual basis thereafter and (ii) shall establish, on a pro forma basis from the Effective Date through December 31, 2003, compliance with the financial covenants set forth in clause
(b) of Section 7.2.4, together with a certification by the chief financial Authorized Officer of Holdings to the effect that such pro forma statements have been prepared in good faith based upon assumptions believed by him to be reasonable at the time such assumptions are made.

SECTION 5.1.9. CONSENT TO ASSIGNMENT OF OPERATIONAL AGREEMENTS. Each party (other than the Borrower and its Wholly-Owned Subsidiaries) to an Operational Agreement referred to in clauses (b) and (c) of the definition thereof shall have executed a consent in substantially the form of Exhibit D to the Security Agreement.

SECTION 5.1.10. GUARANTY. The Agent shall have received the Subsidiary Guaranty, dated as of the date hereof and duly executed by each Subsidiary of Holdings and the Borrower (other than any Excluded Foreign Subsidiary).

SECTION 5.1.11. PLEDGED PROPERTY. The Agent shall have received:

         (a) the Pledge Agreement, dated as of the date hereof, duly executed by Holdings, the Borrower and each Subsidiary of Holdings and the Borrower (other than any Excluded Foreign Subsidiary);

         (b) the original certificates evidencing all of the issued and outstanding shares of capital stock required to be pledged pursuant to the terms of the Pledge Agreement (other than the outstanding shares of capital stock which are required to be so pledged as provided in Section 7.1.11), which certificates shall be accompanied by undated stock powers duly executed in blank by each relevant pledgor; and

         (c) the original promissory notes evidencing intercompany Indebtedness required to be pledged pursuant to the terms of the Pledge Agreement, duly endorsed in blank by each relevant pledgor in favor of the Agent.

SECTION 5.1.12. UCC SEARCH RESULTS. The Agent shall have received certified copies of Uniform Commercial Code Requests for Information or Copies (Form UCC-11), or a similar search report certified by a party acceptable to the Agent, dated a date reasonably near (but prior to) the date of the initial Credit Extension, listing all effective financing statements, tax liens and judgment liens which name Holdings, the Borrower or any Subsidiary as the debtor and which are filed in the jurisdictions in which filings are to be made pursuant to this Agreement and the other Loan Documents, and in such other jurisdictions as the Agent may reasonably request, together with copies of such financing statements (none of which (other than financing statements filed pursuant to the terms hereof in favor of the Agent, if such Form UCC-11 or search report, as the case may be, is current enough to list such financing statements) shall cover any of the Collateral).

SECTION 5.1.13. SECURITY AGREEMENTS, FILINGS, ETC. The Agent shall have received the Security Agreement, dated as of the date hereof, duly executed by Holdings, the Borrower and each Subsidiary of Holdings and the Borrower (other than Jmar Ames, Inc. and each Excluded Foreign Subsidiary), together with duly completed and executed U.C.C. financing statements naming Holdings, the Borrower and each such Subsidiary, as the case may be, as the debtor and the Agent as the secured party, to be filed under the U.C.C. of all jurisdictions as may be necessary or, in the opinion of the Agent, desirable to perfect the first priority security interest of the Agent pursuant to the Security Agreement, together with evidence satisfactory to the Agent of the filing (or delivery for filing) of appropriate trademark, copyright and patent security supplements.

SECTION 5.1.14. SOLVENCY CERTIFICATE. The Agent shall have received, with copies for each Lender, a solvency certificate in substantially the form of Exhibit L attached hereto, duly executed by the chief financial Authorized Officer of Holdings dated the date of the initial Credit Extension and expressly permitting the Agent and the Lenders to rely thereon.

SECTION 5.1.15. CLOSING DATE CERTIFICATE. The Agent shall have received, with copies for each Lender, a Closing Date Certificate in substantially the form of Exhibit K attached hereto, duly executed by the chief financial Authorized Officer of Holdings and the Borrower and dated the date of the initial Credit Extension, in which certificate Holdings and the Borrower shall agree and acknowledge that the statements made therein shall be true and correct representations and warranties of Holdings and the Borrower as of such date. All documents and agreements appended to such Closing Date Certificate shall be in form and substance satisfactory to the Agent and the Lenders.

SECTION 5.1.16. RELIANCE LETTERS. The Agent shall have received reliance letters or other satisfactory authorization in favor of the Agent and the Lenders from legal counsel providing the opinions rendered in connection with the Acquisition, to the effect that the Agent and the Lenders shall be entitled to rely on such opinions, together with copies of such opinions.

SECTION 5.1.17. EVIDENCE OF INSURANCE. The Agent shall have received evidence of the insurance coverage required to be maintained pursuant to Section 7.1.4, which insurance shall have been reviewed by one or more of the Agent's risk managers and be satisfactory to the same.

SECTION 5.1.18. ENVIRONMENTAL MATTERS. To the extent available, the Agent shall have received, with copies for each Lender, a certificate signed by an Authorized Officer and dated as of the date of the initial Credit Extension, certifying true and correct copies of all environmental assessment reports with respect to the Borrower, each of its Subsidiaries and their respective property, all of the foregoing to be satisfactory to the Agent and each of the Lenders.

SECTION 5.1.19. PAYMENT OF OUTSTANDING INDEBTEDNESS, ETC. The Agent shall have received satisfactory evidence that all the Indebtedness identified in Item 7.2.2(b) ("Indebtedness to be Paid") of the Disclosure Schedule, together with all interest, all prepayment premiums and other amounts due and payable with respect thereto, have been paid in full and all obligations with respect thereto have been terminated, and that all Liens securing payment of any such Indebtedness have been released. In addition, the Agent shall have received termination agreements and Uniform Commercial Code Form UCC-3 termination statements or other instruments as may be suitable or appropriate in connection with the foregoing.

SECTION 5.1.20. ESCROW AGREEMENT. The Agent shall have received executed counterparts of the Escrow Agreement, dated as of the date hereof, duly executed by the Borrower.

SECTION 5.1.21. TAX SHARING AGREEMENT. The Agent shall have received copies for each Lender of duly executed counterparts of the Tax Sharing Agreement, dated as of the date hereof, duly executed by Holdings and the Borrower, and the Agent and each Lender shall be satisfied with the terms of the Tax Sharing Agreement and all tax matters relating to the Transaction, Holdings, the Borrower and their Subsidiaries.

SECTION 5.1.22. OPINIONS OF COUNSEL. The Agent shall have received legal opinions, dated the date of the initial Credit Extension and addressed to the Agent and all the Lenders, from Foley, Hoag & Eliot LLP, counsel to Holdings and the Borrower, and Ohio counsel to Jmar Ames, Inc., substantially in the form of Exhibits P-1 and P-2 hereto.

SECTION 5.1.23. BAILEE WAIVERS. If any Inventory of Holdings, the Borrower or any of their Subsidiaries is located in a public warehouse or other facility under the control of a third Person, each such Person shall have executed a bailee waiver that is satisfactory to the Agent.

SECTION 5.1.24. AGENT'S CLOSING FEES, EXPENSES, ETC. The Agent shall have received for its own account, and for the account of each Lender, as the case may be, all fees, costs and expenses due and payable pursuant to Sections 3.3 and, if then invoiced, 10.3.

SECTION 5.1.25. OTHER CLOSING EXPENSES. The Agent shall have received a breakdown, in reasonable detail, of all expensed and estimated fees and expenses payable in connection with the Acquisition and the transactions contemplated hereby, and the same shall be satisfactory to the Agent.

SECTION 5.2. ALL CREDIT EXTENSIONS. The obligation of each Lender and Issuer to make any Credit Extension (including the initial Credit Extension) shall be subject to the fulfillment of each of the conditions precedent set forth in this
Section 5.2 to the satisfaction of the Agent:

SECTION 5.2.1. COMPLIANCE WITH WARRANTIES, NO DEFAULT, ETC. Both before and after giving effect to any Credit Extension:

         (a) the representations and warranties set forth in Article VI and in the other Loan Documents shall be true and correct in all material respects with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date);

         (b) the sum of the aggregate outstanding principal amount of all Revolving Loans and aggregate amount of Letter of Credit Outstandings does not exceed the lesser of (i) the Revolving Loan commitment Amount or (ii) the then existing Borrowing Base Amount;

         (c) the aggregate amount of Letter of Credit Outstandings does not exceed the lesser of (i) the Revolving Loan Commitment Amount or (ii) $1,000,000; and

         (d) no Default or Event of Default shall have then occurred and be continuing.

         SECTION 5.2.2. CREDIT EXTENSION REQUEST, ETC. The Agent shall have received a Borrowing Request, if Loans are being requested, or an Issuance Request, if a Letter of Credit is being requested or extended, in each case as herein provided. Each of the delivery of a Borrowing Request or Issuance Request and the acceptance by the Borrower of the proceeds of such Credit Extension shall constitute a representation and warranty by the Borrower that on the date of such Credit Extension (both immediately before and after giving effect to such Credit Extension and the application of the proceeds thereof) the statements made in Section 5.2.1 are true and correct.

         SECTION 5.2.3. SATISFACTORY LEGAL FORM. All documents executed or submitted pursuant hereto by or on behalf of the Borrower or any of its Subsidiaries or any other Obligors shall be satisfactory in form and substance to the Agent, the Lenders and their counsel, and the Agent, the Lenders and their counsel shall have received all information, approvals, opinions, documents or instruments as the Agent, the Lenders or their counsel may reasonably request.


                                   ARTICLE VI
                         REPRESENTATIONS AND WARRANTIES

                  In order to induce the Lenders, each Issuer and the Agent to enter into this Agreement and to make Credit Extensions hereunder, Holdings and the Borrower represents and warrants for itself (as applicable) to the Agent, each Issuer and each Lender as set forth in this Article VI.

SECTION 6.1. ORGANIZATION, ETC. Holdings, the Borrower and each of their Subsidiaries is a corporation validly organized and existing and in good standing under the laws of the jurisdiction of its incorporation, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the nature of its business requires such qualification (except where the failure to be so qualified would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect or impair in any material respect the ability of the Agent to enforce its rights hereunder), and has full power and authority and holds all requisite governmental licenses, permits and other approvals to enter into and perform its Obligations under this Agreement, the Notes and each other Loan Document to which it is a party and to own and hold under lease its property and to conduct its business substantially as currently conducted by it.

SECTION 6.2. DUE AUTHORIZATION, NON-CONTRAVENTION, ETC. The execution, delivery and performance by Holdings and the Borrower of this Agreement, the Notes and each other Loan Document executed or to be executed by it, and the execution, delivery and performance by each other Obligor of each Loan Document executed or to be executed by it, are within Holdings', the Borrower's and each such Obligor's corporate powers, have been duly authorized by all necessary corporate action, and do not

         (a) contravene or result in a default under Holdings', the Borrower's or any such Obligor's Organic Documents;

         (b) contravene or result in a default under any law or governmental regulation or court decree or order binding on Holdings, the Borrower or any such Obligor;

         (c) contravene (i) any material provision of any indenture, agreement or other instrument to which Holdings, the Borrower or any such Obligor is a party or by which any of them or any of their property is or may be bound or
(ii) be in conflict with, result in a breach of or constitute (along or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any such indenture, agreement or other instrument; or

         (d) result in, or require the creation or imposition of, any Lien on Holdings', the Borrower's or any such Obligor's properties.

SECTION 6.3. GOVERNMENT APPROVAL, REGULATION, ETC. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required for

         (a) the due execution, delivery or performance by Holdings, the Borrower or any other Obligor of this Agreement, the Notes or any other Loan Document to which it is a party;

         (b) the grant by Holdings, the Borrower of the security interests, pledges and Liens granted by the Loan Documents; or

         (c) for the perfection of or the exercise by the Agent of its rights and remedies under this Agreement or any other Loan Document.

SECTION 6.4. VALIDITY, ETC. This Agreement constitutes, and the Notes and each other Loan Document executed by Holdings and the Borrower will, on the due execution and delivery thereof, constitute, the legal, valid and binding obligations of Holdings and the Borrower enforceable in accordance with their respective terms; and each Loan Document executed pursuant hereto by each other Obligor will, on the due execution and delivery thereof by such Obligor, be the legal, valid and binding obligation of such Obligor enforceable in accordance with its terms, subject in each case to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally, and subject to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law). Each of the Loan Documents which purports to create a security interest creates a valid first priority registered or possessory security interest in the Collateral subject thereto subject (in the case of non-possessory security interests) only to Liens permitted by Section 7.2.3, securing the payment of the Obligations, and all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken (except with respect to the UCC-1 financing statements to be filed pursuant to Section 5.1.13, which UCC-1 financing statements shall be filed promptly following the date of the initial Credit Extension).

SECTION 6.5. FINANCIAL INFORMATION. The balance sheets and financial statements of Holdings and the Borrower delivered pursuant to Section 5.1.8 and Section
7.1.1 have each been or will be, as the case may be, prepared in accordance with GAAP consistently applied and do or will, as the case may be, present fairly the financial condition of the corporations covered thereby as at the dates thereof and the results of their operations for the periods then ended.

SECTION 6.6. NO MATERIAL ADVERSE CHANGE.

         (a) There has been no material adverse change in the condition (financial or otherwise), operations, assets, business, properties or prospects of Holdings and its Subsidiaries (other than the Borrower and its Wholly-Owned Subsidiaries), taken as a whole, since December 31, 1996, the Borrower since December 31, 1997 and Can-Am since May 31, 1997, in each case as reflected in the applicable financial statements delivered pursuant to Section 5.1.8.

         (b) From and after the date of the initial Credit Extension, there has been no material adverse change in the condition (financial or otherwise), operations, assets, business, properties or prospects of Holdings and its Subsidiaries, taken as a whole, or the Borrower and its Wholly-Owned Subsidiaries, taken as a whole, as reflected in the pro forma balance sheet delivered pursuant to clause (e) of Section 5.1.8.

SECTION 6.7. LITIGATION, LABOR CONTROVERSIES, ETC. There is no pending or, to the knowledge of Holdings or the Borrower, threatened litigation, action, proceeding or labor controversy affecting Holdings, the Borrower or any of their Subsidiaries, or any of their respective properties, businesses, assets or revenues, (a) with respect to this Agreement, the Notes or any other Loan Document or (b) which could reasonably be expected to have a Material Adverse Effect. The hours worked by and payments made to employees of Holdings, the Borrower and their Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or other law dealing with such matters. The consummation of the Acquisition will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Borrower or any such Subsidiary is bound.

SECTION 6.8. SUBSIDIARIES. As of the date of the initial Credit Extension, the authorized capital stock or the other equity interests in Holdings, the Borrower, their Subsidiaries and their Affiliates, including the holders thereof, is set forth in Item 6.8 ("Initial Capitalization") of the Disclosure Schedule, and Holdings will not have any additional Subsidiaries after the date of the initial Credit Extension except to the extent that it has complied with Section 7.1.9. The Borrower will not establish after the Effective Date (a) any additional Subsidiaries without (i) obtaining the prior consent of the Agent and (ii) complying with Section 7.1.9 or (b) make any Investments in any other Person without complying with the applicable terms of this Agreement. The shares of capital stock or other ownership interests so indicated on the Disclosure Schedule are fully paid and non-assessable and are owned by the Borrower, directly or indirectly, free and clear of all Liens (other than Liens in favor of the Agent pursuant to the Loan Documents).

SECTION 6.9. OWNERSHIP OF PROPERTIES. Holdings, the Borrower and each of their Subsidiaries has good and marketable title to all of its properties and assets, real and personal, tangible and intangible, of any nature whatsoever (including patents, trademarks, trade names, service marks and copyrights), free and clear of all Liens, charges or claims (including infringement claims with respect to patents, trademarks, copyrights and the like) except as permitted pursuant to
Section 7.2.3. Holdings, the Borrower and each of their Subsidiaries has complied in all material respect with all obligations under all material leases to which it is a party and all such leases are in full force and effect. Holdings, the Borrower and each of their Subsidiaries enjoys peaceful and undisturbed possession under all such material leases.

SECTION 6.10. TAXES. Holdings, the Borrower and each of their Subsidiaries have filed all tax returns and reports required by law to have been filed by it and have paid all taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

SECTION 6.11. PENSION AND BENEFIT PLANS. Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made with respect to any Pension Plan, and each Pension Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Pension Plan has arisen during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Pension Plans) did not, as of the last annual valuation date prior to the date on which this representation is made, exceed the value of the assets of such Pension Plan allocable to such accrued benefits by a material amount. Neither Holdings, the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan which has resulted or could reasonably be expected to result in a material liability under ERISA, and neither Holdings, the Borrower nor any Commonly Controlled Entity would become subject to any material liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made.

SECTION 6.12. ENVIRONMENTAL WARRANTIES. Except as set forth in Item 6.12 ("Environmental Matters") of the Disclosure Schedule:

     (a) all facilities and property (including underlying groundwater) owned, operated or leased by Holdings, the Borrower or any of their Subsidiaries have been, and continue to be, owned, operated or leased by Holdings, the Borrower and their Subsidiaries in compliance with all Environmental Laws, except for such violations that, singly or in the aggregate, would not reasonably be expected to result in a liability exceeding a Material Environmental Amount;

         (b) there have been no past, and there are no pending or threatened

                  (i) claims, complaints, notices or requests for information received by Holdings, the Borrower or any of their Subsidiaries with respect to any alleged violation of any Environmental Law that, singly or in the aggregate, may reasonably be expected to result in a liability exceeding a Material Environmental Amount; or

                  (ii) complaints, notices or inquiries to Holdings, the Borrower or any of their Subsidiaries regarding potential liability under any Environmental Law that, singly or in the aggregate, may reasonably be expected to result in a liability exceeding a Material Environmental Amount;

         (c) there have been no Releases of Hazardous Materials at, on or under any property now or previously owned, operated or leased by Holdings, the Borrower or any of their Subsidiaries that, singly or in the aggregate, has, or may reasonably be expected to result in having, a liability exceeding a Material Environmental Amount;

         (d) Holdings, the Borrower and their Subsidiaries have been issued and are in material compliance with all permits, certificates, approvals, licenses and other authorizations relating to environmental matters and necessary or desirable for their businesses;

         (e) no property now or previously owned, operated or leased by Holdings, the Borrower or any of their Subsidiaries is listed or (to the best of their knowledge) proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list of sites requiring investigation or clean-up;

         (f) there are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any property now or previously owned or leased by Holdings, the Borrower or any of their Subsidiaries;

         (g) neither Holdings, the Borrower nor any of their Subsidiaries has transported or arranged for the transportation of any Hazardous Material to any location which is listed or (to the best of their knowledge) proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which may lead to claims against Holdings, the Borrower or any such Subsidiary thereof for any remedial work, damage to natural resources or personal injury (including claims under CERCLA) which, singly or in the aggregate, may reasonably be expected to result in a liability exceeding a Material Environmental Amount;

         (h) there are no polychlorinated biphenyls or friable asbestos present at any property now or previously owned, operated or leased by Holdings, the Borrower or any of their Subsidiaries that, singly or in the aggregate, may reasonably be expected to result in a liability exceeding a Material Environmental Amount; and

         (i) no conditions exist at, on or under any property now or previously owned, operated or leased by Holdings, the Borrower or any of their Subsidiaries which, with the passage of time, or the giving of notice or both, would give rise to liability under any Environmental Law which would reasonably be expected to have a Material Environmental Amount.

SECTION 6.13. INVENTORY.

         (a) All Inventory of Holdings, the Borrower and their Domestic Subsidiaries are located on or is in transit to the premises described on Item 6.13(a) ("Inventory Locations") of the Disclosure Schedule, as such Item may hereafter be supplemented from time to time. All Inventory located on any property leased to Holdings, the Borrower or any of their Domestic Subsidiaries or in or with, as the case may be, a public warehouse or other third party is subject to a landlord or bailee waiver, as applicable, and appropriately completed and filed UCC-1 financing statements, in each case to which the Agent has confirmed to the Borrower is in form and substance acceptable to it.

         (b) The Borrower shall at all times hereafter keep correct and accurate records itemizing and describing generally the kind, type and quantity of Inventory, the Borrower's cost therefor and daily withdrawals therefrom and additions thereto, all of which records shall be available during the Borrower's usual business hours at the request of the Agent.

SECTION 6.14. ACCURACY OF INFORMATION.

         (a) All factual information heretofore or contemporaneously furnished by or on behalf of Holdings, the Borrower, any of their Subsidiaries in writing to the Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby or by the Acquisition is, and all other such factual information hereafter furnished by or on behalf of Holdings, the Borrower, any of their Subsidiaries and any of their Affiliates to the Agent or any Lender will be, true and accurate in every material respect (taken as a whole) on the date as of which such information is dated or certified and, as to information heretofore delivered, as of the date of the initial Credit Extension, and such information does not, or shall not, as the case may be, taken as a whole omit to state any material fact necessary to make such information not misleading.

         (b) All written information prepared by any consultant or professional advisor on behalf of Holdings, the Borrower or any of its Subsidiaries which was furnished to the Agent or any Lender in connection with the preparation, execution and delivery of this Agreement (including, without limitation, the Memorandum), has been reviewed by Holdings or the Borrower, as the case may be, and nothing has come to the attention of Holdings or the Borrower in the context of such review which would lead it to believe that such information or the assumptions on which such information is based, taken as a whole (together with the information referred to in clause (a)), is not true and correct in all material respects or that such information, taken as a whole, omits to state any material fact necessary to make such information not misleading in any material respect.

         (c) Insofar as any of the information described above includes assumptions, estimates, projections or opinions, Holdings or the Borrower, as the case may be, has reviewed such matters and nothing has come to the attention of Holdings or the Borrower, as the case may be, in the context of such review which would lead it to believe that such matters, taken as a whole, were not or are not true and correct in all material respects or that such assumptions, estimates, projections or opinions omit to state any material fact necessary to make such assumptions, estimates, projections or opinions not reasonable or not misleading in any material respect. All projections and estimates have been prepared in good faith on the basis of reasonable assumptions and represent the best estimate of future performance by the party supplying the same at the time such assumptions were made.

SECTION 6.15. PURCHASE AGREEMENT. All representations and warranties by Holdings and the Borrower in the Purchase Agreement are true and correct in all material respects as of the date hereof as if made on the date hereof and, to the best knowledge of Holdings and the Borrower, all the representations and warranties by the Sellers in the Purchase Agreement are true and correct in all material respects as of the date of the initial Credit Extension.

SECTION 6.16. ABSENCE OF DEFAULT. Neither Holdings, the Borrower nor any of their Subsidiaries is in default in the payment of (or in the performance of any obligation applicable to) any Indebtedness, or in violation of any law or governmental regulation or court decree or order in any material respect.

SECTION 6.17. REGULATIONS G, U AND X. Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying "margin stock". None of the proceeds of any Loan or any Letter of Credit will be used for the purpose of, or be made available by the Borrower or any of its Subsidiaries in any manner to any other Person to enable or assist such Person in, directly or indirectly purchasing or carrying "margin stock". Terms for which meanings are provided in F.R.S. Board Regulation G, U or X or any regulations substituted therefor, as from time to time in effect, are used in this Section 6.17 with such meanings.

SECTION 6.18. GOVERNMENT REGULATION. Neither Holdings, the Borrower nor any of their Subsidiaries is an "investment company" nor a "company controlled by an investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

SECTION 6.19. SOLVENCY. Holdings and its Domestic Subsidiaries (other than the Borrower and its Wholly-Owned Subsidiaries), taken as a whole, and the Borrower and its Wholly-Owned Subsidiaries, taken as a whole, are, and after giving effect to the Acquisition and the incurrence of all Indebtedness and obligations being incurred in connection herewith and therewith pursuant to the Loan Documents or otherwise will be, and will continue to be, Solvent.

SECTION 6.20. INSURANCE. Item 6.20 ("Insurance") of the Disclosure Schedule sets forth a true, complete and correct description of all insurance maintained by Holdings, the Borrower and their Subsidiaries as of the date of the initial Credit Extension. As of such date, such insurance is in full force and effect and all premiums have been duly paid.

SECTION 6.21. SENIOR INDEBTEDNESS, ETC. All principal of, and accrued interest owing on, all the Credit Extensions and all other Obligations owing hereunder and under the other Loan Documents are "Senior Indebtedness," "Senior Debt" and "Superior Debt", as applicable, under the Holdings' Subordinated Notes and the Borrower Subordinated Notes. Holdings and the Borrower have duly executed and delivered each Holdings' Subordinated Note and the Borrower Subordinated Note, as the case may be, and each such Note constitutes the legal, valid and binding obligation of Holdings and the Borrower, as the case may be, enforceable against Holdings and the Borrower, as the case may be, in accordance with its terms subject, as to enforcement, only to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforceability of creditors' rights generally. Holdings and the Borrower have delivered true and complete copies of each Holdings' Subordinated Note and Borrower Subordinated Note, as the case may be, to the Lenders, together with all amendments, waivers and other changes thereto. Notwithstanding any bankruptcy, insolvency, reorganization, moratorium or similar proceeding in respect of Holdings or the Borrower, at all times (i) the subordination provisions of each Holdings' Subordinated Note and Borrower Subordinated Note will be enforceable against the holders thereof by the Agent and the Lenders, (ii) all Obligations, including the Obligations to pay principal of and interest on the Credit Extensions, constitute "Senior Indebtedness", "Senior Debt" and "Superior Debt", as applicable, as defined in each Holdings' Subordinated Note and Borrower Subordinated Note, as applicable, and all such Obligations will be entitled to the benefits of subordination created by the Holdings' Subordinated Notes and
(iii) all payments of principal of or interest on each Holdings' Subordinated Note and Borrower Subordinated Note made by Holdings or the Borrower, as the case may be, from the liquidation of its property will be subject to such subordination provisions. At the time of the execution and delivery of each Holdings' Subordinated Note and Borrower Subordinated Note, the same was duly registered or qualified under all applicable United States Federal and state securities laws or exempt therefrom. Holdings and the Borrower acknowledge that each of the Agent and Lender is entering into this Agreement, and has extended the Loans and other Credit Extensions, in reliance upon the subordination provisions contained in each Holdings' Subordinated Note and Borrower Subordinated Note and the representations and warranties made pursuant to this Section.

SECTION 6.22. OPERATIONAL AGREEMENTS. The agreements identified in the definition "Operational Agreements" are all material agreements, as of the date of the initial Credit Extension, with respect to the Borrower or its Subsidiaries relating to the provision of behalf of the Borrower or its Subsidiaries of management, supply of product, distribution, marketing or manufacturing services, which services the subject of such agreements could not be readily replaced (without disrupting in any material respect the business or operations of the Borrower or its Subsidiaries) within a reasonable period of time by another Person providing such services at a price and quality reasonably comparable to the price and quality such services are provided on the date of the initial Credit Extension.


                                   ARTICLE VII
                                    COVENANTS

SECTION 7.1. AFFIRMATIVE COVENANTS. Holdings and the Borrower agree for itself with the Agent, each Issuer and each Lender that, until all Commitments have terminated and all Obligations have been paid in cash and performed in full, Holdings and the Borrower will (to the extent applicable) perform the obligations set forth in this Section 7.1.

SECTION 7.1.1. FINANCIAL INFORMATION, REPORTS, NOTICES, ETC. Holdings and the Borrower will (to the extent applicable) furnish, or will cause to be furnished, to each Lender and the Agent copies of the following financial statements, reports, notices and information:

         (a) as soon as available and in any event within 30 days after the end of each of Fiscal Month of the Borrower, consolidated and consolidating unaudited balance sheets of the Borrower and its consolidated Subsidiaries as of the end of such Fiscal Month and its consolidated and consolidating unaudited statements of earnings and cash flow of the Borrower and its consolidated Subsidiaries for such Fiscal Month and for the period commencing at the end of the previous Fiscal Year of the Borrower and ending with the end of such Fiscal Month, together with (i) comparable information adjusted to reflect any changes at the close of and for the corresponding Fiscal Month for the prior Fiscal Year and for the corresponding portion of such Fiscal Year and (ii) a comparison of such financial condition with the projections for the applicable period provided under clause (j), in each case certified by the chief financial Authorized Officer of the Borrower as fairly presenting the financial position of the Borrower and its consolidated Subsidiaries as of the date thereof and for the period then ended, subject to normal year-end adjustments and the addition of notes and schedules at year-end;

         (b) as soon as available and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Borrower, consolidated and consolidating unaudited balance sheets of the Borrower and its consolidated Subsidiaries as of the end of such Fiscal Quarter and unaudited consolidated and consolidating statements of earnings and cash flow of the Borrower and its consolidated Subsidiaries for such Fiscal Quarter and for the period commencing at the end of the previous Fiscal Year of the Borrower and ending with the end of such Fiscal Quarter, together with (i) comparable information adjusted to reflect any changes at the close of and for the corresponding Fiscal Quarter for the prior Fiscal Year and for the corresponding portion of such Fiscal Year and (ii) a comparison of such financial condition with the projections for the applicable period provided under clause (j), in each case certified by the chief financial Authorized Officer of the Borrower as fairly presenting the financial position of the Borrower and its consolidated Subsidiaries as of the date thereof and for the period then ended, subject to normal year-end adjustments and the addition of notes and schedules at year-end;

         (c) as soon as available and in any event within 90 days after the end of each Fiscal Year of the Borrower, a copy of the annual audit report for such Fiscal Year for the Borrower and its Subsidiaries, including therein consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as of the end of such Fiscal Year and consolidated and consolidating statements of earnings and consolidated statements of cash flow of the Borrower and its Subsidiaries for such Fiscal Year, in each case certified (without any Impermissible Qualification) in a manner acceptable to the Agent and the Required Lenders by Arthur Anderson LLP or other independent public accountants acceptable to the Agent and the Required Lenders, together with a separate certificate (which may be limited to accounting matters and disclaim any responsibility for legal interpretation) from such accountants containing a computation of, and showing compliance with, each of the financial ratios and restrictions contained in clause (a) of Section 7.2.4 and to the effect that, in making the examination necessary for the signing of such annual report by such accountants, they have not become aware of any Default or Event of Default that has occurred and is continuing, or, if they have become aware of such Default or Event of Default, describing such Default or Event of Default and the steps, if any, being taken to cure it, and together with a certificate, executed by the chief financial Authorized Officer of the Borrower, showing (in reasonable detail and with appropriate calculations and computations in all respects satisfactory to the Agent) the calculation of Excess Cash Flow; provided, that the consolidating balance sheets and financial statements referred to above are not required to be audited;

         (d) concurrently with the delivery of the financial statements pursuant to clauses (b) and (c), a certificate from the chief financial Authorized Officer of the Borrower that, to the best of his knowledge, each Obligor during the period covered by such financial statements has observed or performed all of its covenants and other agreements contained in this Agreement and the other Loan Documents required to be observed, performed or satisfied by it, and that such Authorized Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate;

         (e) as soon as available and in any event within 45 days after the end of each Fiscal Quarter of the Borrower and Holdings, as the case may be, (a) a Compliance Certificate executed by the chief financial Authorized Officer of the Borrower and (b) a Holdings' Compliance Certificate executed by the chief financial Authorized Officer of Holdings, showing in each case (in reasonable detail and with appropriate calculations and computations in all respects satisfactory to the Agent) compliance with the applicable financial covenants set forth in Section 7.2.4 and otherwise herein;

         (f) as soon as possible and in any event within three Business Days after the occurrence of each Default, a statement of an Authorized Officer of the Holdings or the Borrower, as the case may be, setting forth details of such Default and the action which Holdings or the Borrower has taken and proposes to take with respect thereto;

         (g) as soon as possible and in any event within three days after (i) the occurrence of any adverse development with respect to any litigation, action, proceeding, or labor controversy described in Section 6.7 or (ii) the commencement of any labor controversy, litigation, action, proceeding of the type described in Section 6.7, notice thereof by an Authorized Officer of Holdings or the Borrower, as the case may be, and copies of all documentation relating thereto;

         (h) concurrently after the sending or filing thereof, copies of (i) all reports and documents which Holdings, the Borrower or any of their Subsidiaries sends to its security holders generally and (ii) all reports, financial statements and registration statements which Holdings, the Borrower or any of their Subsidiaries files with the Securities Commission or any securities exchange, except that neither Holdings nor the Borrower shall be required to deliver any of the foregoing which has previously been delivered hereunder;

         (i) within 15 days after the end of each Fiscal Month of the Borrower, a Borrowing Base Certificate calculated as of the last day of the immediately preceding Fiscal Month, and executed by the chief financial Authorized Officer of the Borrower;

         (j) promptly when available and, in any event, within 30 days prior to the last day of each Fiscal Year of the Borrower, a budget in form and scope satisfactory to the Agent for the Borrower for its next succeeding Fiscal Year (including monthly consolidated income statements and quarterly consolidated balance sheets and cash flows) which projections shall be accompanied by a certificate of the chief financial Authorized Officer of the Borrower stating that such projections are based on reasonable estimates, information and assumptions and that such Authorized Officer has no reason to believe that such projections are incorrect or misleading in any material respect;

         (k) concurrently with any delivery under clause (c), the final management letter,if any, prepared by the independent public accountants who prepared the delivered financial statements with respect to internal audit and financial controls of the Borrower and its Subsidiaries;

         (l) as soon as possible, all purchase price adjustments that are made pursuant to the Purchase Agreement;

         (m) within 15 days after the end of each Fiscal Month of the Borrower, an aging schedule of Receivables and a schedule of Inventory designations, all in a form that is satisfactory to the Agent;

         (n) promptly after the receipt thereof, copies of any notice of non-payment or underpayment of taxes or other governmental charges by Holdings' or the Borrower that is received from any relevant governmental authority;

         (o) promptly following the receipt, and concurrently with the delivery of, all material notices under any Operational Agreement, any Borrower Subordinated Note or any Holdings' Subordinated Note; and

         (p) such other information respecting the condition or operations, financial or otherwise, of Holdings, the Borrower or any of their Subsidiaries as any Lender through the Agent may from time to time reasonably request in connection with the performance of their obligations hereunder, including, with respect to the Borrower, establishing the eligibility of the Accounts comprising the Eligible Accounts and the eligibility of the Inventory comprising the Eligible Inventory included in each Borrowing Base Certificate delivered pursuant to clause (i).

SECTION 7.1.2. COMPLIANCE WITH LAWS, ETC. Holdings and the Borrower will, and will cause each of their Subsidiaries to, comply in all material respects with all governmental rules and regulations and all other material applicable laws, rules, regulations and orders, such compliance to include (without limitation):

         (a) the maintenance and preservation of its corporate existence and qualification as a foreign corporation in any jurisdiction where Holdings, the Borrower or any of their Subsidiaries have assets or conduct business, except where failure to maintain and preserve such existence or qualification which would not reasonably be expected to have a Material Adverse Effect; and

         (b) the payment, before the same become delinquent, of all (i) taxes, assessments and governmental charges imposed upon it or upon its property and
(ii) all lawful claims for labor, materials and supplies or otherwise that, if unpaid, could reasonably be expected to give rise to a Lien upon any of their properties, except to the extent being diligently contested in good faith by appropriate proceedings which suspend collection of the contested obligation, tax, assessment or charge and enforcement of a Lien and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

SECTION 7.1.3. MAINTENANCE OF PROPERTIES. Holdings and the Borrower will, and will cause each of their Subsidiaries to, maintain, preserve, protect and keep its properties in good repair, working order and condition, and make necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times.

SECTION 7.1.4. INSURANCE.

         (a) Holdings and the Borrower shall maintain, and shall cause each of their Subsidiaries to maintain insurance policies and coverage with respect to all their property and assets at least as expansive as set forth on Item 6.20 ("Insurance") of the Disclosure Schedule and as may be required pursuant to clause (g) of Section 7.1.11, and, in any event, to such extent and covering such risks as is customary for companies in sound financial condition in the same or similar businesses and operations and in the same or similar locations. In addition, the Borrower shall maintain, and shall cause each of its Subsidiaries to maintain such other additional insurance coverage in such amounts and with respect to such risks as the Agent or the Lenders may reasonably request from time to time. All such insurance shall be provided (i) by insurers authorized by Lloyds of London to underwrite such risks, (ii) by insurers having an A.M. Best policyholders rating of not less than A or (iii) by such other insurers as the Agent may approve in writing.

         (b) All premiums on insurance policies required under this Section shall be paid by Holdings or the Borrower, as applicable. All insurance policies relating "key man" life insurance, business interruption and any loss or damage sustained in respect of any item constituting a part of the Collateral shall contain a loss payable endorsement, in form and substance satisfactory to the Agent, in favor of the Agent. All insurance policies relating to general liability, umbrella and excess insurance coverages shall contain an additional insured endorsement, in form and substance satisfactory to the Agent, in favor of the Agent. All such insurance policies shall provide that:

                  (i) neither Holdings, the Borrower, any of their Subsidiaries, the Agent, the Issuers or any of the Lenders shall be a coinsurer thereunder; and

                  (ii) such insurance shall not be affected by any unintentional act or negligence or representation or warranty on the part of Holdings, the Borrower or any of their Subsidiaries or other owner of the policy or the property described in such policy.

All such insurance policies shall provide that the insurer shall, simultaneously with the delivery to Holdings, the Borrower or any of their Subsidiaries of any notice under such policy, deliver to the Agent a copy of such notice. All such insurance policies and loss payable clauses shall provide that they may not be cancelled, amended or terminated unless the Agent is given at least the same number of days' notice that the insurance company which issued such policies is required to give Holdings, the Borrower or any of their Subsidiaries, but in no event less than 30 days' prior written notice.

         (c) Holdings and the Borrower shall provide or cause to be provided to the Agent and to its insurance consultant (or any agent, officer or employee of the Agent) such other information relating to its insurance coverage as may be reasonably requested by the Agent. The insurance consultant (through its officers or employees) shall have the right to visit Holdings' and the Borrower's offices, upon reasonable prior notice during usual business hours, to inspect the insurance policies provided for herein. The reasonable fees, costs and expenses of the insurance consultant shall be paid for by Holdings and the Borrower, as the case may be.

         (d) If no Default or Event of Default has occurred and is continuing, Holdings, the Borrower and their Subsidiaries may, during the five Business Day period following receipt by the Agent of any proceeds of insurance that has been paid on account of the loss or damage to any Collateral, apply the same to repair, restore or replace the asset or property on account of which such proceeds of insurance were paid; provided, however, that in the case of the Borrower and its Wholly-Owned Subsidiaries if such amount is $200,000 or greater such proceeds may only be reinvested with the consent of the Agent. If Holdings or the Borrower desire to so apply such insurance proceeds it shall notify the Agent within five Business Days after receipt by the Agent of any such insurance proceeds of its desire to do so and (i) described in reasonable detail the nature of such loss or damage and (ii) include a statement that Holdings, the Borrower or one or more of its Subsidiaries, as the case may be, has a reasonable and good faith intention to apply such insurance proceeds within 60 days of its receipt to the repair, replacement or restoration of such lost or damaged property. To the extent that Holdings or the Borrower does not send the notice referred to in the preceding sentence, the relevant proceeds of insurance shall constitute Net Insurance Proceeds and shall be applied by the Agent as mandatory prepayment of the Loans pursuant to Section 3.1.2. In addition, to the extent Holdings or the Borrower sends such notice but does not enter into a binding agreement to apply such insurance proceeds for the repair, replacement or restoration of such property or asset within 60 days after the receipt thereof from the Agent, all of such unutilized insurance proceeds shall also constitute Net Insurance Proceeds and be applied as a mandatory prepayment of the Loans pursuant to Section 3.1.2. All proceeds of insurance paid on account of the loss or damage to any Collateral of the Borrower or any of its Wholly-Owned Subsidiaries in an amount exceeding $200,000 (unless the Agent authorizes otherwise) or during the continuance of any Default or Event of Default shall be retained by the Agent and immediately constitute Net Insurance Proceeds to be applied as a mandatory prepayment of the Loans pursuant to
Section 3.1.2.

         (e) Following the occurrence and during the continuance of any Event of Default, if Holdings, the Borrower or any of their Subsidiaries fail to maintain any of the policies of insurance required by this Section the Agent may (but shall not be required) at the cost and expense of Holdings, the Borrower and their Subsidiaries to obtain and maintain such policies of insurance, pay the related premiums and take such other action as it deems reasonably advisable.

SECTION 7.1.5. BOOKS AND RECORDS; ACCOUNTS.

         (a) Holdings and the Borrower will, and will cause each of their Subsidiaries to, keep books and records which accurately reflect all of its business affairs and transactions.

         (b) Holdings and the Borrower will, and will cause each of their Subsidiaries to, permit the Agent and each Lender or any of their respective representatives (including outside auditors), at reasonable times and intervals and upon reasonable notice, to visit all of its offices, to discuss its financial matters with its officers and independent public accountant (and Holdings and the Borrower hereby authorize such independent public accountant to discuss Holding's and the Borrower's financial matters with each Lender or its representatives whether or not any representative of Holdings or the Borrower, as the case may be, is present) and to examine (and, at the expense of the Borrower, copy extracts from) and conduct audits of any of its inventory, receivables, other assets and books or other corporate records (including computer records).

         (c) Holdings and the Borrower, as the case may be, shall pay any fees of such independent public accountant incurred in connection with the Agent's or (during the continuance of any Default or Event of Default) any Lender's exercise of its rights pursuant to this Section. The Agent, in its sole discretion and at the sole expense of Holdings and the Borrower, as the case may be, may conduct such audits and examinations as the Agent reasonably deems necessary or advisable.

SECTION 7.1.6. ENVIRONMENTAL COVENANT.

         (a) Holdings and the Borrower will, and will cause each of their Subsidiaries, lessees and other Persons occupying any of its properties to,

                  (i) use and operate all of its facilities and properties in compliance with all Environmental Laws, keep all permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in compliance therewith, and handle all Hazardous Materials in compliance with all applicable Environmental Laws, except where the failure to do any of the foregoing would not, singly or in the aggregate, reasonably be expected to result in a liability exceeding a Material Environment Amount;

                  (ii) take all such actions as are necessary and appropriate so that no liability with respect to the Environmental Laws may arise which could reasonably be expected to result in a liability exceeding a Material Environment Amount;

                  (iii) immediately notify the Agent and provide copies upon receipt of all written claims, complaints, notices or inquiries relating to the condition of its facilities and properties or compliance with Environmental Laws, and shall promptly cure and have dismissed with prejudice to the satisfaction of the Agent any actions and proceedings relating to compliance with or liability pursuant to Environmental Laws which, singly or in the aggregate, could reasonably be expected to result in a liability exceeding a Material Environment Amount;

                  (iv) provide such information and certifications which the Agent may reasonably request from time to time to evidence compliance with this
Section 7.1.6.

                  (b) Prior to acquiring any ownership or leasehold interest in real property, or other interest in any real property that could give rise to Holdings, the Borrower or any of their Subsidiaries being found an owner, operator or otherwise subject to potential liability under any Environmental Law, Holdings and the Borrower shall (i) obtain a written report by a reputable independent environmental consultant reasonably acceptable to the Agent (an "Environmental Consultant") of the Environmental Consultant's assessment of the presence or potential presence of significant levels of any Hazardous Material on, in, under, or about such property, or of other conditions that could give rise to a potentially significant liability under violations of any Environmental Law relating to such acquisition, and notify the Agent of such potential acquisition; and (ii) if requested by the Agent after learning of such potential acquisition, provide such report to the Agent and afford the Agent a reasonable opportunity to review and, if requested by the Agent, discuss such report with the Environmental Consultant who prepared it and a knowledgeable representative of Holdings or the Borrower, as the case may be. The Agent shall have the right, but shall not have any duty, to obtain, review, or discuss any such report.

                  (c) Promptly upon the Agent's request if there has occurred, or the Agent reasonably anticipates the there may occur, an Event of Default, permit an environmental consultant whom the Agent in its discretion designates, subject to the approval of Holdings or the Borrower, as the case may be, which shall not be unreasonably withheld or delayed, to perform an environmental assessment on all real property owned or leased by Holdings, the Borrower or any of their Subsidiaries (including, without limitation: reviewing documents; interviewing knowledgeable persons; and sampling and analyzing soil, air, surface water, groundwater, and/or other media in or about property owned or leased by Holdings, the Borrower or any of their Subsidiaries, or on which operations of Holdings, the Borrower or any of their Subsidiaries otherwise take place.) Such environmental assessment shall be in form, scope and substance reasonably satisfactory to the Agent, subject to the approval of Holdings or the Borrower, as the case may be, which shall not be unreasonably withheld or delayed. Holdings, the Borrower and each of their Subsidiaries shall cooperate fully in the conduct of such environmental assessment, and shall therefor pay the reasonable costs of such environmental assessment promptly following the written demand therefor by the Agent. The Agent shall have the right, but not the duty to obtain such environmental report.

SECTION 7.1.7. FURTHER ASSURANCES. Holdings and the Borrower agree that from time to time, at the expense of Holdings or the Borrower, as the case may be, they will, and will cause each of their Subsidiaries to, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Agent may reasonably request, in order to perfect and protect the assignments, security interests and Liens granted or purported to be granted under the Loan Documents or to enable the Agent to exercise and enforce its rights and remedies under this Agreement or any other Loan Document with respect to any Collateral. Without limiting the generality of the foregoing, Holdings and the Borrower will, and will cause each of their Subsidiaries to,

         (a) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Agent may request, in order to perfect and preserve the assignments, security interests and Liens granted or purported to be granted under the Loan Documents; and

         (b) furnish to the Agent, at the request of the Agent, an opinion of counsel acceptable to the Required Lenders to the effect that all financing or continuation statements have been filed, and all other action has been taken, to perfect and validate continuously from the date hereof the assignments, security interests and Liens granted under the Loan Documents; and

         (c) furnish to the Agent, from time to time at the Agent's request, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Agent may reasonably request, all in reasonable detail.

With respect to the foregoing and the grant of the security interest under the Loan Documents, Holdings and the Borrower hereby authorize the Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of Holdings, the Borrower or any of their Subsidiaries where permitted by law. A carbon, photographic or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

SECTION 7.1.8. AS TO INTELLECTUAL PROPERTY COLLATERAL.

         (a) Holdings and the Borrower shall not, and shall not permit any of their Subsidiaries, unless the Borrower shall reasonably and in good faith determine (and notice of such determination shall have been delivered to the Agent) that any of the Intellectual Property Collateral is of negligible economic value to Holdings, the Borrower or any such Subsidiary, do any act, or omit to do any act, whereby any of the Intellectual Property Collateral may lapse or become abandoned or dedicated to the public or unenforceable.

         (b) Holdings, the Borrower and each of their Subsidiaries shall notify the Agent promptly if it knows, or has reason to know, that any application or registration relating to any material item of the Intellectual Property Collateral may become abandoned or dedicated to the public or placed in the public domain or invalid or unenforceable, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any foreign counterpart thereof or any court) regarding Holding's, the Borrower's or any such Subsidiary's ownership of any of the Intellectual Property Collateral, its right to register the same or to keep and maintain and enforce the same.

         (c) In no event shall Holdings, the Borrower or any of their Subsidiaries file an application for the registration of any Intellectual Property Collateral with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, unless it promptly informs the Agent, and upon request of the Agent, executes and delivers any and all agreements, instruments, documents and papers as the Agent may reasonably request to evidence the Agent's security interest in such Intellectual Property Collateral and the goodwill and general intangibles of Holdings, the Borrower and each of their Subsidiaries relating thereto or represented thereby.

         (d) Holdings, the Borrower and each of their Subsidiaries shall take all necessary steps, including in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue any application (and to obtain the relevant registration) filed with respect to, and to maintain any registration of, the Intellectual Property Collateral, including the filing of applications for renewal, affidavits of use, affidavits of incontestability and opposition, interference and cancellation proceedings and the payment of fees and taxes (except to the extent that dedication, abandonment or invalidation is permitted under the foregoing clauses (a), (b) and (c)).

SECTION 7.1.9. FUTURE SUBSIDIARIES. Upon any Person becoming, after the Effective Date, either a direct or indirect Subsidiary of Holdings or the Borrower, or upon Holdings or the Borrower acquiring additional capital stock of any existing Subsidiary, Holdings or the Borrower, as the case may be, shall notify the Agent of such acquisition and, on or prior to the consummation of such acquisition,

         (a) such Person shall, if it is not an Excluded Foreign Subsidiary and not already a party to any of the following, become a party to the Subsidiary Guaranty, the Pledge Agreement and the Security Agreement in a manner satisfactory to the Agent and, if such Person maintains any bank accounts at a financial institution other than the Agent, such Person shall be subject to a Collection Account Agreement in the form of Exhibit I attached hereto;

         (b) Holdings, the Borrower and each such Subsidiary that is not an Excluded Foreign Subsidiary, shall, pursuant to the Pledge Agreement, pledge to the Agent:

                  (i) all of the outstanding shares of such capital stock of such Subsidiary owned directly by it (but, in the case of a Foreign Subsidiary, not more than 66% of the capital stock of such Foreign Subsidiary shall be so pledged), along with undated stock powers for such certificates, executed in blank (or, if any such shares of capital stock are uncertificated, confirmation and evidence satisfactory to the Agent that the security interest in such uncertificated securities has been transferred to and perfected by the Agent in accordance with the U.C.C. or any similar law which may be applicable); and

                  (ii) all notes evidencing intercompany Indebtedness in favor of the Borrower and each such Subsidiary (which shall be in the form of Exhibit A to the Pledge Agreement), as the case may be;

         (c) the Agent shall have received from each such Subsidiary that is not an Excluded Foreign Subsidiary certified copies of Uniform Commercial Code Requests for Information or Copies (Form UCC-11), or a similar search report certified by a party acceptable to the Agent, dated a date reasonably near (but prior to) the date of any such Person becoming a direct or indirect Subsidiary of Holdings or the Borrower, listing all effective financing statements, tax liens and judgment liens which name such Person as the debtor and which are filed in the jurisdictions in which filings are to be made pursuant to this Agreement and the other Loan Documents, and in such other jurisdictions as the Agent may reasonably request, together with copies of such financing statements (none of which (other than financing statements filed pursuant to the terms hereof in favor of the Agent, if such Form UCC-11 or search report, as the case may be, is current enough to list such financing statements) shall cover any of the Collateral); and

         (d) the Agent shall have received from each such Subsidiary that is not an Excluded Foreign Subsidiary, acknowledgment copies of properly filed U.C.C. financing statements or such other evidence of filing or delivery for filing as may be acceptable to the Agent, naming each such Subsidiary as the debtor and the Agent as the secured party, filed under the U.C.C. of all jurisdictions as may be necessary or, in the opinion of the Agent, desirable to perfect the first priority security interest of the Agent of the assets of such Subsidiary that is subject to the Security Agreement, together with evidence satisfactory to the Agent of the filing (or delivery for filing) of appropriate trademark, copyright and patent security supplements, together, in each case, with such opinions of legal counsel for Holdings or the Borrower relating thereto, which legal opinions shall be in form and substance satisfactory to the Agent. Holdings and the Borrower agree that if (i) any Excluded Foreign Subsidiary is permitted to execute and deliver the Subsidiary Guaranty, the Pledge Agreement or the Security Agreement or (ii) it is permitted to pledge more than 66% of the capital stock of any Foreign Subsidiary, in any such case without material adverse tax consequences which would result in such Subsidiary being an Excluded Foreign Subsidiary, then the provisions of clauses
(a), (c), (d) and (e) of this Section 7.1.9 shall thereafter apply to such Foreign Subsidiary and/or (as the case may be) the provisions of clause (b) of this Section 7.1.9 shall thereafter apply to 100% of the capital stock of such Foreign Subsidiary. Notwithstanding the foregoing, Holdings and its Subsidiaries (other than the Borrower and its Wholly-Owned Subsidiaries) shall not be required to subject any assets to a security interest in favor of the Agent if it is already subject to a security interest in favor of a third Person as provided in clause (i) (iii) of Section 7.2.4.

SECTION 7.1.10. RATE PROTECTION AGREEMENTS. All Rate Protection Agreements shall be (a) with a counterparty that is a Lender or another Person that is reasonably satisfactory to the Agent and (b) unsecured unless the counterparty is a Lender, in which case the obligations under each such Rate Protection Agreement shall be secured pro rata with all the other Obligations hereunder.

SECTION 7.1.11. CERTAIN POST-CLOSING COVENANTS.

         (a) Not later than 30 days following the Effective Date (or such later date as may be reasonably acceptable to the Agent) (i) there shall be named as a member of the board of directors of the Borrower an Independent Director and
(ii) the Organic Documents of the Borrower shall have been amended, on terms satisfactory to the Agent, to provide that, without the consent of the Independent Director, the Borrower shall not file or subject itself to any voluntary bankruptcy, reorganization, insolvency or similar proceeding, or dissolve or wind-up its business, and provide that the Board of Directors of the Borrower shall consist of two members. For purposes hereof, an "Independent Director" means any individual who is not (i) at the time of his appointment as an Independent Director and during the preceding five years a director, officer or employee of, or a parent, child, spouse or sibling of any such Person, or a supplier or customer of, Holdings, the Borrower, any of their Subsidiaries or any of their Affiliates, or (ii) an individual that has a direct or indirect relationship with Holdings, the Borrower, any of their Subsidiaries or any of their Affiliates which would reasonably be expected to adversely influence the judgement of such individual in carrying out his duties to the Borrower.

         (b) Not later than 60 days following the Effective Date, 66% of the capital stock of each Foreign Subsidiary of Holdings and the Borrower shall be pledged to the Agent as provided in the Pledge Agreement; provided, however, that (i) the capital stock of Cambridge Diagnostics Ireland, Limited and Selfcare Europe, Ltd. shall not be required to be so pledged if Holdings establishes, to the satisfaction of the Agent, that it is prohibited from pledging such securities as a result of contractual restrictions existing prior to the Effective Date that were not entered into in anticipation of the entering into of this

Agreement, and (ii) the capital stock of Selfhelp Israel, Ltd. shall not be required to be so pledged until such capital stock is issued; provided further, however, that the capital stock of such Subsidiaries referred to in clause (i) shall be so pledged to the Agent promptly after any such contractual restrictions is no longer effective.

         (c) Not later than 45 days after the Effective Date the Borrower shall have obtained "key-man" life insurance for Ron Zwanziger and Robert Oringer in an amount not less than $5,000,000 and $1,000,000, respectively, and such insurance shall be assigned in favor of the Agent on terms in form and substance satisfactory to the Agent.

         (d) Not later than 30 days after the Effective Date Holdings and the Borrower shall establish (for and on behalf of themselves and all of their Domestic Subsidiaries) an operating account and cash management system on terms in form and substance satisfactory to the Agent, such cash management system to require, among other things, that all checks or other amounts that are payable to Holdings, the Borrower or any of their Domestic Subsidiaries from Accounts or as a result of the sale of any property or assets (including Inventory) or for the provision of services shall be payable in the name of the Person to whom such amounts are being paid on account of or, if not payable to such Person to whom such amounts are being paid on account of, the Borrower on behalf of such Person (subject to the requirement of clause (b) of Section 7.2.12 that the books and records of Holdings, the Borrower and their Subsidiaries accurately reflect all liabilities and assets (including receivables) of each such Person).

         (e) Not later than 60 days after the Effective Date, the Borrower shall have entered into, on terms and with a Person satisfactory to the Agent, a Rate Protection Agreement providing for an interest rate cap with an aggregate notional principal amount of not less than 50% of the aggregate principal amount of Term Loans made on the date of the initial Credit Extension and with a term of not less than three years from the date of the initial Credit Extension.

         (f) If the aging schedule of Receivables and schedule of Inventory designations required to be delivered pursuant to clause (m) of Section 7.1.1. for the first Fiscal Month following the date of the initial Credit Extension is not in a form satisfactory to the Agent, the Women's Home Testing product line of Holdings shall be contributed, on terms in form and substance satisfactory to the Agent, to the Borrower within 15 days thereafter.

         (g) Not later than 180 days after the Effective Date, Can-Am shall be insured under Holdings' insurance policies at least to the same extent as the Borrower is so insured. In addition, not later than 30 days after the Effective Date, Holdings and its Subsidiaries shall have obtained (i) additional insurance coverage not otherwise specified in Item 6.20 ("Insurance") of the Disclosure Schedule as the Agent may reasonably request, including product recall and business interruption insurance, and (ii) a lenders loss payable endorsement in favor of the Agent with respect to all Inventory and a loss payable endorsement in favor of the Agent with respect to business income, in each case on terms satisfactory to the Agent.

         (h) Holdings and the Borrower shall use their best efforts to obtain, not later than 120 days after the Effective Date, from Sherwood Medical Company (or its successor company) an executed consent which in substance has the effect of Exhibit D to the Security Agreement with respect to the Operational Agreement referred to in clause (a) of the definition thereof.

         (i) Not later than 30 days following the Effective Date, all of the capital stock owned by Holdings of Jmar Ames, Inc. and Selfcare Technology Inc. shall be pledged to the Agent as provided in the Pledge Agreement and there shall be delivered all those items referred to in clause (b) of Section 7.1.9 and a satisfactory legal opinion regarding the same.

SECTION 7.1.12. JMAR AMES, INC. If requested by the Agent, Holdings shall promptly cause Jmar Ames, Inc. to become a party to the Security Agreement and deliver all those items referred to in clauses (c) and (d) of Section 7.1.9 and a satisfactory legal opinion regarding the same.

SECTION 7.2. NEGATIVE COVENANTS. Holdings and the Borrower agree for itself with the Agent, each Issuer and each Lender that, until all Commitments have terminated and all Obligations have been paid in cash and performed in full, Holdings and the Borrower will (to the extent applicable) perform the obligations set forth in this Section 7.2.

SECTION 7.2.1. BUSINESS ACTIVITIES. Holdings and the Borrower will not, and will not permit any of their Subsidiaries to, engage in any business activity, except those described in the first and second recitals and other activities reasonably related thereto.

SECTION 7.2.2. INDEBTEDNESS. The Borrower will not, and will not permit any of its Wholly-Owned Subsidiaries to, create, incur, assume or suffer to exist or otherwise become or be liable in respect of any Indebtedness, other than, without duplication, the following:

         (a) Indebtedness in respect of the Credit Extensions and other Obligations;

         (b) until the date of the initial Credit Extension, Indebtedness identified in Item 7.2.2(b) ("Indebtedness to be Paid") of the Disclosure Schedule;

         (c) Indebtedness identified in Item 7.2.2(c) ("Ongoing Indebtedness") of the Disclosure Schedule;

         (d) unsecured Indebtedness in an aggregate principal amount not to exceed $250,000 at any time outstanding that is incurred in the ordinary course of business (including open accounts extended by suppliers on normal trade terms in connection with purchases of goods and services, but excluding the Indebtedness of the nature referred to in clause (a) of the definition thereof and Contingent Liabilities with respect thereto);

         (e) Indebtedness in respect of the Capitalized Lease Liabilities to the extent permitted by Section 7.2.7;

         (f) Indebtedness in respect of any Rate Protection Agreement entered into pursuant to Section 7.1.11(e);

         (g) Indebtedness (i) of any Wholly-Owned Subsidiary of the Borrower owing to the Borrower or any other Subsidiary of the Borrower or (ii) of the Borrower owing to any of its Wholly-Owned Subsidiaries, which Indebtedness

                  (A) shall be evidenced by one or more promissory notes duly executed and delivered to the Agent (each such promissory note to be in substantially the form of Attachment II to the Pledge Agreement); and

                  (B) shall not be forgiven or otherwise discharged for any consideration other than payment in full in cash, unless the Agent and the Required Lenders otherwise consent;

         (h) Permitted Borrower Subordinated Debt;

provided, however, that no Indebtedness otherwise permitted by clauses (c) and
(f) shall be permitted if, immediately before or after giving effect to the incurrence thereof, any Default or Event of Default shall have occurred and be continuing. In addition, (x) all intercompany Indebtedness between Holdings and its Subsidiaries (other than any Excluded Foreign Subsidiary that is an obligee thereunder) shall be evidenced by one or more promissory notes duly executed and delivered to the Agent (each such promissory note to be in substantially the form of Attachment II to the Pledge Agreement), and shall not be forgiven or otherwise discharged for any consideration other than the payment in full in cash, unless the Agent otherwise consents and (y) Holdings shall not have any Contingent Liability with respect to any Consolidated Debt other than the Loans and Letters of Credit and the Indebtedness identified in Item 7.2.2(z) ("Holdings' Contingent Liabilities") of the Disclosure Schedule.

SECTION 7.2.3. LIENS. Neither Holdings nor the Borrower will, nor will either of them permit any of their Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of their property, revenues or assets, whether now owned or hereafter acquired, except:

         (a) Liens securing payment of the Obligations, granted pursuant to any Loan Document;

         (b) in the case of the Borrower and its Wholly-Owned Subsidiaries only, Liens granted to secure payment of the Indebtedness permitted pursuant to clause
(d) of Section 7.2.2, provided that (i) each such Lien covers only those assets acquired with the proceeds of such Indebtedness, (ii) each such Lien attaches to the relevant property concurrently with the acquisition thereof and (iii) the principal amount of such Indebtedness does not exceed 85% of the lesser of the cost or fair market value of the relevant property; and, in the case of Holdings and its Subsidiaries (other than the Borrower and its Wholly-Owned Subsidiaries), Liens granted to secure payment of the type of Indebtedness referred to in clause (d) of Section 7.2.2, provided that (i) each such Lien covers only those assets acquired with the proceeds of such Indebtedness and
(ii) each such Lien attaches to the relevant property concurrently with the acquisition thereof;

         (c) Liens existing on the Effective Date and disclosed on Item 7.2.3(c) ("Existing Liens") of the Disclosure Schedule, provided that such Liens do not spread to cover any additional property or assets after the Effective Date;

         (d) Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or being diligently contested in good faith by appropriate proceedings which suspends enforcements of such Liens and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

         (e) Liens of carriers, warehousemen, mechanics, materialmen and landlords incurred in the ordinary course of business for sums not overdue or being diligently contested in good faith by appropriate proceedings which suspends enforcements of such Liens and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

         (f) Liens incurred in the ordinary course of business in connection with worker's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds;

         (g) judgment Liens in existence less than 10 days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance maintained with insurance companies in accordance with the terms of Section 7.1.4; and

         (h) easements, rights-of-way, zoning and similar restrictions and other similar encumbrances or title defects which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Borrower or its Subsidiaries; and

         (i) in the case of Holdings and its Subsidiaries (other than the Borrower and its Wholly-Owned Subsidiaries), (i) Liens on machinery and equipment of Inverness, the subject of a sale-leaseback transaction, which Liens are in favor of the lender of the lessor thereof that is financing the same,
(ii) Liens on the inventory and accounts receivable of Inverness which is security for any lender providing working capital financing to Inverness and
(iii) Liens on assets acquired by Holdings or any such Subsidiary; provided that no such Liens shall be incurred at any time when any Default or Event of Default has occurred and is continuing.

SECTION 7.2.4. FINANCIAL CONDITION. The Borrower will be subject to the financial covenants set forth in clause (a) and Holdings will be subject to the financial covenant set forth in clause (b).

         (a) Borrower Financial Covenants. The Borrower will not permit:

                  (i) Interest Coverage Ratio. Its Interest Coverage Ratio (beginning with its Fiscal Quarter ending June 30, 1998) for the Rolling Period ending on each date set forth below to be less than the ratio set forth below opposite each such date:



             Date                                      Minimum Interest Coverage Ratio
             ----                                      -------------------------------
             June 30, 1998                                       2.50 : 1.00
             September 30, 1998                                  2.75 : 1.00
             December 31, 1998                                   2.75 : 1.00
             March 31, 1999                                      3.00 : 1.00
             June 30, 1999                                       3.25 : 1.00
             September 30, 1999 and each                         3.50 : 1.00
              Fiscal Quarter thereafter

                  (ii) Debt Service Coverage Ratio. Its Debt Service Coverage Ratio (beginning with its Fiscal Quarter ending June 30, 1998) for the Rolling Period ending on each date set forth below to be less than the ratio set forth below opposite each such date:

                                                            Minimum Debt Service
             Date                                               Coverage Ratio
             ----                                               --------------
             June 30, 1998 and each                               1.25 : 1.00
              Fiscal Quarter thereafter until
              and including June 30, 1999

             September 30, 1999 and each                          1.30 : 1.00
              Fiscal Quarter thereafter


                  (iii) Leverage Ratio. Its Leverage Ratio (beginning with its Fiscal Quarter ending March 31, 1999) for the Rolling Period ending on each date set forth below to be greater than the ratio set forth opposite each such date:


             Date                                     Maximum Leverage Ratio
             ----                                     ----------------------
             March 31, 1999                                 5.00 : 1.00
             June 30, 1999                                  4.50 : 1.00
             September 30, 1999                             4.00 : 1.00
             December 31, 1999 and each                     3.50 : 1.00
              Fiscal Quarter thereafter until
              and including September 30, 2001
             December 31, 2001 and each                     3.00 : 1.00
              Fiscal Quarter thereafter


                  (iv) Minimum EBITDA. Its EBITDA (beginning with its Fiscal Quarter ending March 31, 1998) for the period beginning from the Effective Date and ending on each date set forth below to be less than the amount set forth below opposite each date set forth below:


             Date                                               Minimum EBITDA
             ----                                               --------------
             March 31, 1998                                       $   500,000
             June 30, 1998                                        $ 2,900,000
             September 30, 1998                                   $ 5,600,000
             December 31, 1998                                    $ 8,475,000


         (b) Holdings Financial Covenant. Holdings will not permit its Holdings' Consolidated Debt to Holdings' Total Capital Ratio on the last day of each Fiscal Quarter (beginning with its Fiscal Quarter ending June 30, 1998) to exceed 80%.

SECTION 7.2.5. INVESTMENTS. The Borrower will not, and will not permit any of its Subsidiaries to, make, incur, assume or suffer to exist any Investment in any other Person, except:

         (a) Investments existing on the Effective Date and identified in Item 7.2.5(a) ("Ongoing Investments") of the Disclosure Schedule;

         (b) Cash Equivalent Investments;

         (c) without duplication, Investments permitted as Capital Expenditures pursuant to Section 7.2.7; and

         (d) Investments by the Borrower in Subsidiaries permitted by Section
6.8 comprising the equity ownership and initial approved capitalization of such Subsidiaries;

provided, however, that any Investment which when made complies with the requirements of the definition of the term "Cash Equivalent Investment" may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements.

SECTION 7.2.6. RESTRICTED PAYMENTS, ETC.

         (a) The Borrower will not (notwithstanding the terms of any Organic Document) declare, pay or make any dividend or distribution (in cash, property or obligations) on any shares of any class of capital stock (now or hereafter outstanding) of the Borrower or on any warrants, options or other rights with respect to any shares of any class of capital stock now or hereafter outstanding of the Borrower (other than dividends or distributions payable in its common stock or warrants to purchase its common stock or split-ups or reclassifications of its stock into additional or other shares of its common stock) or apply, or permit any of its Subsidiaries to apply, any of its funds, property or assets to the purchase, redemption, sinking fund or other retirement of, or agree or permit any of its Subsidiaries to purchase or redeem, any shares of any class of capital stock (now or hereafter outstanding) of the Borrower, or warrants, options or other rights with respect to any shares of any class of capital stock (now or hereafter outstanding) of the Borrower;

         (b) Neither Holdings nor the Borrower will, nor will they permit any of their Subsidiaries to (notwithstanding the terms of any Borrower Subordinated Note, and other Permitted Borrower Subordinated Debt or any Holdings' Subordinated Note), to pay, prepay of repay any principal of or make any payment of interest on, or redeem, purchase, set aside any funds for or defease (in each case whether pursuant to any optional or mandatory provision with respect thereto), or give any notice of redemption for, or purchase or otherwise acquire, any Borrower Subordinated Note, any other Permitted Borrower Subordinated Debt or any Holdings' Subordinated Note; and

         (c) the Borrower will not, and will not permit any of its Subsidiaries to, make any deposit for any of the foregoing purposes;

provided, however,

                  (i) the Borrower may, after the Agent has received satisfactory evidence that $15,500,000 of net operating losses of Holdings have been used to reduce the Borrower's taxable income, pay dividends to Holdings in accordance with the terms of the Tax Sharing Agreement; provided that no such dividend shall be paid if any Default or Event of Default shall have occurred and be continuing or result therefrom; and

                  (ii) Holdings may, subject to the subordination provisions contained in each Holdings' Subordinated Note, repay amounts owing with respect thereto;

                  (iii) Holdings may, subject to the terms of the Escrow Agreement, repay from amounts held on deposit pursuant to the Escrow Agreement the Holdings' Subordinated Note referred to in clause (a) of the definition thereof; and

                  (iv) Holdings may refinance any Holdings' Subordinated Note to the extent permitted in the parenthetical contained in the definition of "Net Debt Proceeds."

SECTION 7.2.7. CAPITAL EXPENDITURES, ETC. The Borrower will not, and will not permit any of its Wholly-Owned Subsidiaries to, make or commit to make Capital Expenditures in any Fiscal Year, except Capital Expenditures which do not aggregate in any Fiscal Year in excess of the amount set forth opposite each Fiscal Year below:

         Fiscal Year                       Amount
         -----------                       ------
         1998                              $250,000
         1999                              $250,000
         2000                              $250,000
         2001                              $250,000
         2002                              $250,000
         2003                              $275,000;

provided, however, that no such Capital Expenditure shall be made if any Default or Event of Default shall have occurred and be continuing immediately prior to or after giving effect to the making of any such Capital Expenditure, except that during the continuance of any Default or Event of Default other than those described in Section 8.1.1 or 8.1.9 the Borrower may make Capital Expenditures in an aggregate amount not exceeding $75,000 if the Agent approves the making of the same (such approval not to be unreasonably withheld if the Borrower establishes, to the reasonable satisfaction of the Agent, that making such Capital Expenditures are necessary in order for the Borrower to maintain its ongoing operations).

SECTION 7.2.8. TAKE OR PAY CONTRACTS. Except as identified in Item 7.2.8 ("Take or Pay Contracts") of the Disclosure Schedule and contracts requiring aggregate payments during any Fiscal Year of the Borrower in an amount not exceeding $250,000, the Borrower will not, and will not permit any of its Wholly-Owned Subsidiaries to, enter into or be a party to any arrangement for the purchase of materials, supplies, other property or services if such arrangement by its express terms requires that payment be made by the Borrower or such Subsidiary regardless of whether such materials, supplies, other property or services are delivered or furnished to it.

SECTION 7.2.9. CONSOLIDATION, MERGER, ETC. Holdings and the Borrower will not, and will not permit any of their Subsidiaries to, liquidate or dissolve, consolidate or amalgamate with, or merge into or with, any other corporation, or purchase, lease or otherwise acquire (in each case in one transaction or series of transactions) all or any substantial part of the assets or stock of any Person (or of any division thereof), other than

         (a) the consummation of the Acquisition;

         (b) any Wholly-Owned Subsidiary of the Borrower (other than Can-Am) may liquidate or dissolve voluntarily into, and may merge with and into, the Borrower or any other Wholly-Owned Subsidiary of the Borrower, and the assets or stock of any Wholly-Owned Subsidiary of the Borrower may be purchased or otherwise acquired by the Borrower or any other Wholly-Owned Subsidiary of the Borrower;

         (c) any Wholly-Owned Subsidiary of Holdings (other than the Borrower and its Wholly-Owned Subsidiaries) may liquidate or dissolve voluntarily into, or may merge with and into, Holdings or any other Wholly-Owned Subsidiary of Holdings (other than the Borrower and its Wholly-Owned Subsidiaries), and the assets or stock of any Wholly-Owned Subsidiary of Holdings (other than the Borrower and its Wholly-Owned Subsidiaries) may be purchased by Holdings or any other Wholly-Owned Subsidiary of Holdings (other than the Borrower and its Wholly-Owned Subsidiaries); and

         (d) Holdings or any of its Subsidiaries (other than the Borrower and its Wholly-Owned Subsidiaries) may merge into or with, or purchase, lease or otherwise acquire all or any substantial part of the assets or stock of any Person if (i) no Default or Event of Default results therefrom, (ii) in the case of any merger Holdings or any such Subsidiary is either the surviving corporation or, if it is not the surviving corporation, the corporation surviving such merger assumes all the Obligations on terms satisfactory to the Agent and (iii) prior to the occurrence of any such transaction Holdings establishes on a pro forma basis compliance with the financial covenant contained in clause (b) of Section 7.2.4.

SECTION 7.2.10. ASSET DISPOSITIONS, ETC. Holdings and the Borrower will not, and will not permit any of their Subsidiaries to, sell, transfer, lease, contribute or otherwise convey or dispose of, or grant options, warrants or other rights with respect to (in each case in one transaction or series of transactions), all or any part of its assets (including accounts receivable and capital stock) to any Person, except

         (a) if such sale, transfer, lease, contribution or conveyance is of Inventory in the ordinary course of its business;

         (b) if such disposition is a Permitted Disposition; or

         (c) if such assets are worn out or obsolete and are sold in the ordinary course of business.

SECTION 7.2.11. MODIFICATION OF CERTAIN AGREEMENTS.

                  (a) Neither Holdings, the Borrower nor any of their Subsidiaries will consent to any amendment, supplement or other modification of any of the terms or provisions contained in, or applicable to, any of their Organic Documents, the Purchase Agreement, any Operational Agreement, any Holdings' Subordinated Note, any Holdings' Equity Document, any Borrower Subordinated Note, any agreement evidencing other Permitted Borrower Subordinated Debt or the Tax Sharing Agreement which

                  (i) is contrary to the terms of this Agreement or any other Loan Document (it being understood and agreed that any change to the Organic Documents of the Borrower or any of its Wholly-Owned Subsidiaries with respect to those matters required to be included therein pursuant to clause (a) of
Section 7.1.11 (after they are included therein) are prohibited),

                  (ii) may reasonably be expected to be adverse to the rights, interests or privileges of the Agent or the Lenders pursuant to the Loan Documents or their ability to enforce the same or

                  (iii) results in the imposition or expansion in any material respect of any restriction or burden on Holdings, the Borrower or any of their Subsidiaries (it being understood and agreed that any such determination shall be made in the discretion of the Agent and (A) any such amendment, supplement or modification to the subordination provisions contained in the Holdings' Subordinated Notes, the Borrower Subordinated Notes or any other Permitted Borrower Subordinated Debt, or (B) any increase in the amount of, or any change (other than a deferral) of the date for payment of, or any increased rate with respect to, any redemption, fee, interest rate, principal repayment or other payment (including payments required to be made by the Borrower under the Tax Sharing Agreement) or sinking fund provisions, or (C) any amendment, supplement or modification to any remedial or default provisions or covenant restrictions and related definitions that result in any of the same being more onerous on Holdings, the Borrower, or any of their Subsidiaries, shall in any event require the consent of the Required Lenders). Holdings or the Borrower, as the case may be, will, prior to entering into any amendment, addition or other modification of any of the foregoing documents deliver to the Agent (with copies for each Lender) reasonably in advance (and, in any event, within 10 Business Days) of the execution thereof, any final or execution form copy of amendments, supplements, additions or other modifications to such documents, and agrees not to take any such action with respect to any such documents, in contravention of the terms hereof.

         (b) Neither the Borrower nor any of its Subsidiaries shall terminate any Operational Agreement referred to in clauses (a) through (c) of the definition thereof without obtaining the prior consent of the Agent.

SECTION 7.2.12. TRANSACTIONS WITH AFFILIATES; SEPARATE EXISTENCE.

         (a) Except as identified in Item 7.2.12(a) ("Transaction with Affiliates") of the Disclosure Schedule, the Borrower will not, and will not permit any of its Wholly-Owned Subsidiaries to, enter into, or cause, suffer or permit to exist any arrangement or contract with, any of its other Affiliates unless such arrangement or contract (a) is otherwise permitted by this Agreement, (b) is in the ordinary course of business of the Borrower and (c) is on fair and reasonable terms and is an arrangement or contract of the kind which would be entered into by a prudent Person in the position of the Borrower or such Subsidiary with a Person which is not one of its Affiliates. Without limiting the foregoing, any distribution by Can-Am of generic test strips on behalf of Holdings shall be done by Can-Am so that it earns a gross profit margin of not less than 35%, except if such distribution arrangements result in a loss to Holdings (in which case such gross profit margin shall be reduced to a gross profit margin percentage which will not result in a loss to Holdings).

         (b) Neither the Borrower nor any of its Wholly-Owned Subsidiaries will
(i) fail to conduct business correspondence in its own name and maintain appropriate and separate books, records and financial statements; (ii) suffer any limitation on the authority of its own directors and officers to conduct its business and affairs in accordance with their independent business judgment, or authorize or suffer any representative of Holdings or any of its other Subsidiaries to act on its behalf with respect to any matter (other than matters customarily delegated to others under powers of attorney) for which a corporation's own directors and officers would customarily be responsible; (iii) fail to (A) maintain physical possession of all its books and records, (B) maintain capitalization adequate for the conduct of its business, (C) account for and manage its liabilities separately from those of Holdings and its other Subsidiaries, including, without limitation, payment of all payroll and other administrative expenses and taxes from its own assets (provided that to the extent (x) any director, officer, employee, consultant or agent for the Borrower or any of its Wholly-Owned Subsidiaries is also a director, officer, employee, consultant or agent of Holdings or any of its other Subsidiaries, the Borrower and Holdings will reasonably allocate between themselves the costs for such services on a basis which reasonably reflects the actual value of such services rendered or
(y) Holdings and its other Subsidiaries, on the one hand, and the Borrower and its Wholly-Owned Subsidiaries, on the other hand, use an integrated accounting system the separate assets (including Receivables) and liabilities of each such Person shall be accurately and fully recorded therein so that they are readily identifiable and all payments are, promptly after the receipt thereof, properly segregated and allocated among each such Person), (D) segregate and identify separately all of its money and assets from those of Holdings and its other Subsidiaries (including, but not limited to, maintaining separate bank accounts in its own name and accurate and complete accounting records), and (E) maintain offices through which its business is conducted separate from those of Holdings (provided that to the extent that the Borrower or any of its Wholly-Owned Subsidiaries, on the one hand, and Holdings and its other Subsidiaries, on the other hand, have offices in the same location, there shall be a fair and appropriate allocation of overhead costs and expenses among them, and each such entity shall bear its fair share of such costs and expenses and each such office shall be conspicuously identified as the office of such entity); (iv) commingle its money (except on a temporary basis as part of the collection process, provided that such monies are promptly segregated thereafter) or other assets with those of Holdings or any of its other Subsidiaries or use its funds for other than the Borrower's or any such Wholly-Owned Subsidiaries's uses; (v) fail to (A) maintain its books, financial statements, accounting records and other business documents and records separate from those of Holdings and its other Subsidiaries (provided that to the extent Holdings and its other Subsidiaries, on the one hand, and the Borrower and its Wholly-Owned Subsidiaries, on the other hand, use an integrated accounting system the separate assets (including Receivables) and liabilities of each such Person shall be accurately and fully recorded therein so that they can be readily identifiable and all payments are, promptly after the receipt thereof, properly segregated and allocated among each such Person); (B) act solely in its legal name and through its own authorized officers and agents (provided that to the extent any officer or agent for the Borrower and its Wholly-Owned Subsidiaries is also an officer or agent of Holdings or any of its other Subsidiaries, the Borrower and Holdings shall reasonably allocate between themselves the costs for such services on a basis which reasonably reflects the actual value of such services rendered), (C) separately manage its assets and liabilities from those of Holdings and its other Subsidiaries and pay its own liabilities, including all administrative expenses, from its own separate assets (provided that, to the extent the employees of the Borrower and its Wholly-Owned Subsidiaries participate in pension, insurance and other benefit plans of Holdings or any Affiliate thereof, the Borrower and its Wholly-Owned Subsidiaries will reimburse Holdings or such Affiliate, as the case may be, for an appropriate share of the costs thereof),
(E) pay from its assets all obligations and Indebtedness of any kind incurred by it and (F) abide by all corporate legal formalities, including the maintenance of current corporate records; (vi) assume the liabilities of the Holdings or any Affiliate thereof; (vii) be involved in the day-to-day management of the Holdings or any of its other Subsidiaries or permit Holdings or any of its other Subsidiaries to be involved in the day-to-day management of the Borrower or any of its Wholly-Owned Subsidiaries (except to the extent that the same Person is acting as an officer or employee of Holdings or its other Subsidiaries, on the one hand, and the Borrower and its Wholly-Owned Subsidiaries, on the other hand, in which case Holdings and Borrower will reasonably allocate between themselves the costs of any such services on a basis which reasonably reflects the actual value of such services rendered); (viii) make any advances to Holdings or any of its other Subsidiaries unless made for good and sound business reasons; (ix) have insufficient officers and personnel to conduct its business and operations;
(x) fail to disclose in a note to the financial statements of Holdings the existence as separate corporations the Borrower and each of its Wholly-Owned

Subsidiaries; (xi) fail to have an Independent Director on its Board of Directors and make the appropriate amendments to its Organic Documents from and after 30 days following the Effective Date as provided in clause (a) of Section 7.1.11; (xii) fail to operate their business so that their separate assets and liabilities cannot be readily identified or allocated; or (xiii) fail to promptly correct any known misunderstanding or misinterpretation with respect to any of the foregoing.

SECTION 7.2.13. NEGATIVE PLEDGES, RESTRICTIVE AGREEMENTS, ETC. Holdings and the Borrower will not, and will not permit any of their Subsidiaries to, enter into any agreement (excluding this Agreement and any other Loan Document) prohibiting:

         (a) the creation or assumption of any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired, or the ability of Holdings, the Borrower or any other Obligor to amend or otherwise modify this Agreement or any other Loan Document; or

         (b) the ability of any Subsidiary (other than the Borrower or any Wholly-Owned Subsidiary of the Borrower) of Holdings or Wholly-Owned Subsidiary of the Borrower to make any payments, directly or indirectly, to Holdings, the Borrower, or any of its Wholly-Owned Subsidiaries as the case may be, by way of dividends, advances, repayments of loans or advances, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments, or any other agreement or arrangement which restricts the ability of any such Subsidiary to make any payment, directly or indirectly, to the Borrower.

SECTION 7.2.14. MANAGEMENT FEES, EXPENSES, ETC. The Borrower will not, and will not permit any of its Wholly-Owned Subsidiaries to,

         (a) pay management, advisory, consulting or other similar fees, other than

                  (i) fees payable to the Lenders or any of their Affiliates;
and

                  (ii) fees payable to non-Affiliate consultants engaged on arm's-length basis as approved by the President of the Borrower; or

         (b) reimburse employees or any Affiliates for any expenses unless the same shall be otherwise permitted hereunder and shall be reasonable and documented in reasonable detail.

SECTION 7.2.15. FISCAL YEAR END. Neither Holdings, the Borrower nor any of their Subsidiaries shall have a Fiscal Year ending on any date other than December 31st.

SECTION 7.2.16. LIMITATION ON SALE AND LEASEBACK TRANSACTIONS. The Borrower will not, and will not permit any of its Wholly-Owned Subsidiaries to, enter into any arrangement with any Person whereby in a substantially contemporaneous transaction the Borrower or any of its Wholly-Owned Subsidiaries sells all or substantially all of its right, title and interest in an asset and, in connection therewith, acquires or leases back the right to use such asset.


                                  ARTICLE VIII
                                EVENTS OF DEFAULT

SECTION 8.1. LISTING OF EVENTS OF DEFAULT. Each of the following events or occurrences described in this Section 8.1 shall constitute an "Event of Default".

SECTION 8.1.1. NON-PAYMENT OF OBLIGATIONS. The Borrower shall default in the payment or prepayment when due of any monetary Obligation hereunder or under any other Loan Document (including, without limitation, any principal of, or interest on, any Loan, any Reimbursement Obligation, any fees or any other amounts payable hereunder or thereunder).

SECTION 8.1.2. BREACH OF REPRESENTATIONS AND WARRANTIES. Any representation or warranty of Holdings, the Borrower or any other Obligor made or deemed to be made hereunder or in any other Loan Document executed by it or any other writing or certificate furnished by or on behalf of Holdings, the Borrower or any other Obligor to the Agent or any Lender for the purposes of or in connection with this Agreement or any such other Loan Document (including any certificates delivered pursuant to Article V) is or shall be incorrect when made in any material respect.

SECTION 8.1.3. NON-PERFORMANCE OF CERTAIN COVENANTS AND OBLIGATIONS. Holdings or the Borrower shall default in the due performance and observance of any of its obligations under clause (e) of Section 7.1.1 or Sections 4.10, 7.1.9, 7.1.11 or 7.2.

SECTION 8.1.4. NON-PERFORMANCE OF OTHER COVENANTS AND OBLIGATIONS. Any Obligor shall default in the due performance and observance of any other agreement contained herein or in any other Loan Document (other than items covered by Section 8.1.3) executed by it, and such default shall continue unremedied for a period of 30 days after Holdings or the Borrower has actual knowledge thereof or notice thereof shall have been given to the Borrower by the Agent or any Lender.

SECTION 8.1.5. DEFAULT ON OTHER INDEBTEDNESS. A default shall occur in the payment when due, whether by acceleration or otherwise, of any Holdings' Subordinated Note, Borrower Subordinated Note, any other Permitted Borrower Subordinated Debt or any other Indebtedness (other than Indebtedness described in Section 8.1.1) of Holdings, the Borrower or any other Obligor having a principal amount, individually or in the aggregate, in excess of $100,000, or a default shall occur in the performance or observance of any obligation or condition with respect to any such Note or such other Indebtedness if the effect of such default is to accelerate the maturity of any such Note or other Indebtedness or such default shall continue unremedied for any applicable period of time sufficient to permit the holder or holders of any such Note or other Indebtedness, or any trustee or agent for such holders, to cause any such Note or other Indebtedness to become due and payable prior to its expressed maturity.

SECTION 8.1.6. JUDGMENTS. Any judgment or order for the payment of money (not paid or fully covered by insurance maintained in accordance with the requirements of this Agreement and as to which the relevant insurance company has acknowledged coverage) in excess of $100,000 shall be rendered against Holdings, the Borrower or any other Obligor and either

         (a) enforcement proceedings shall have been commenced by any creditor upon such judgment or order; or

         (b) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal, bond or otherwise, shall not be in effect.

SECTION 8.1.7. PENSION PLANS. Any of the following events shall occur with respect to any Pension Plan:

         (a) any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Pension Plan,
(b) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Pension Plan or any Lien in favor of the PBGC shall arise on the assets of Holdings, the Borrower or any Commonly Controlled Entity, (c) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Pension Plan for purposes of Title IV of ERISA, (d) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (e) Holdings, the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability on connection with a withdrawal from, or the insolvency or reorganization of, a Multiemployer Plan or (f) any other event or condition shall occur or exist with respect to a Pension Plan; and in each case in clauses (a) through (f) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to result in a liability exceeding $100,000.

SECTION 8.1.8. CONTROL OF HOLDINGS AND THE BORROWER. Any Change in Control shall occur.

SECTION 8.1.9. BANKRUPTCY, INSOLVENCY, ETC. Holdings, the Borrower or any other Obligor shall

         (a) generally fail to pay debts as they become due, or admit in writing its inability to pay debts as they become due;

         (b) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator, or other custodian for Holdings, the Borrower or any other Obligor or any property of any thereof, or make a general assignment for the benefit of creditors;

         (c) in the absence of such application, consent or acquiescence, permit or suffer to exist the involuntary appointment of a trustee, receiver, sequestrator or other custodian for Holdings, the Borrower or any other Obligor or for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 30 days;

         (d) permit or suffer to exist the involuntary commencement of, or voluntarily commence, any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency laws, or permit or suffer to exist the involuntary commencement of, or voluntarily commence, any dissolution, winding up or liquidation proceeding, in each case, by or against Holdings, the Borrower or any other Obligor, provided that if not commenced by Holdings, the Borrower or any other Obligor such proceeding shall be consented to or acquiesced in by Holdings, the Borrower or any other Obligor, or shall result in the entry of an order for relief or shall remain for thirty days undismissed; or

         (e) take any corporate action authorizing, or in furtherance of, any of the foregoing.

SECTION 8.1.10. IMPAIRMENT OF SECURITY, ETC. Without the consent of the Lenders, any Loan Document, or any Lien granted thereunder, shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of

Holdings, the Borrower or any Obligor party thereto; Holdings, the Borrower, any other Obligor or any other Person shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability; or any Lien securing any Obligation shall, in whole or in part, cease to be a perfected first registered priority Lien.

SECTION 8.1.11. SUBORDINATED NOTES. The subordination provisions relating to any Holdings' Subordinated Note, Borrower Subordinated Note or any other Permitted Borrower Subordinated Debt (collectively "the "Subordination Provisions") shall fail to be enforceable by the Agent, any Lender or any Issuer which has not effectively waived the benefits thereof, or the principal or interest on any Loan, Reimbursement Obligation or other Obligation shall fail to constitute "Senior Indebtedness, "Senior Debt," "Superior Debt" (as defined in each Holdings' Subordinated Note and Borrower Subordinated Note, as the case may be); Holdings, the Borrower or any of their Affiliates shall, directly or indirectly, disavow or contest in any manner (i) the effectiveness, validity or enforceability of any of the Subordination Provisions, (ii) that any of such Subordination Provisions exist for the benefit of the Agent, each Issuer and the Lenders or (iii) that all payments of principal or interest with respect to the Holdings' Subordinated Notes, the Borrower Subordinated Notes or any other Permitted Borrower Subordinated Debt made by Holdings or the Borrower, as the case may be, or realized from the liquidation of any property of Holdings or the Borrower, as the case may be, shall be subject to any of such Subordination Provisions.

SECTION 8.1.12. NON-PAYMENT OF TAXES. Holdings shall have failed to pay when due any taxes or other governmental charges in excess of $100,000, except any such taxes or other governmental charges which are being diligently contested by it in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

SECTION 8.2. ACTION IF BANKRUPTCY EXISTS. If any Event of Default described in clauses (a) through (d) of Section 8.1.9 shall occur, the Commitments (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of all outstanding Loans and all other Obligations shall automatically be and become immediately due and payable, without notice or demand.

SECTION 8.3. ACTION IF OTHER EVENT OF DEFAULT EXISTS. If any Event of Default (other than any Event of Default described in clauses (a) through (d) of Section 8.1.9) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Agent, upon the direction of the Required Lenders, shall by notice to the Borrower declare all or any portion of the outstanding principal amount of the Loans and other Obligations to be due and payable and/or the Commitments (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of such Loans and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment, and/or, as the case may be, the Commitments shall terminate.

SECTION 8.4. PAYMENTS UPON ACCELERATION. After the occurrence and during the continuance of an Event of Default and the acceleration of the Obligations pursuant to Sections 8.2 or 8.3, the Agent shall apply all payments in respect of the Obligations and all proceeds of Collateral to the Obligations in the following order:

         (a) first, to pay Obligations in respect of any expense reimbursements or indemnities then due to the Agent, including, without limitation, fees and expenses referred to in Sections 10.3 and 10.4;

         (b) second, to pay Obligations in respect of any expense reimbursements or indemnities then due to the Lenders and the Issuer;

         (c) third, to pay Obligations in respect of any fees then due to the Agent, the Lenders and the Issuer;

         (d) fourth, to pay interest due in respect of the Loans and Letters of Credit;

         (e) fifth, to pay the principal outstanding with respect to the Loans and cash collateralize, on terms satisfactory to the Agent, the Letter of Credit Obligations; and

         (f) sixth, to the payment of all other Obligations;

provided, however, if sufficient funds are not available to fund all payments to be made in respect of any of the Obligations described in any of the foregoing clauses (a) through (f), the available funds being applied with respect to any such Obligations referred to in any one of such clauses shall be allocated to the payment of such Obligations ratably, based on the proportion of the Agent's, each Lender's and the Issuer's interest in the aggregate outstanding Obligations described in such clauses.


                                   ARTICLE IX
                                    THE AGENT

SECTION 9.1. ACTIONS. Each Lender hereby appoints Chase as Agent under and for purposes of this Agreement, the Notes and each other Loan Document. Each Lender authorizes the Agent to act on behalf of such Lender under this Agreement, the Notes and each other Loan Document and, in the absence of other written instructions from the Required Lenders received from time to time by the Agent (with respect to which the Agent agrees that it will comply, except as otherwise provided in this Section or as otherwise advised by counsel), to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto. Each Lender hereby indemnifies (which indemnity shall survive any termination of this Agreement) the Agent, pro rata according to such Lender's original percentage of the Term Loans and Revolving Loan Commitments hereunder, from and against any and all liabilities, obligations, losses, damages, claims, costs or expenses of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against, the Agent in any way relating to or arising out of this Agreement, the Notes and any other Loan Document, including reasonable attorneys' fees, and as to which the Agent is not reimbursed by the Borrower; provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, claims, costs or expenses which are determined by a court of competent jurisdiction in a final proceeding to have resulted solely from the gross negligence or wilful misconduct of the Agent. The Agent shall not be required to take any action hereunder, under the Notes or under any other Loan Document, or to prosecute or defend any suit in respect of this Agreement, the Notes or any other Loan Document, unless it is indemnified hereunder to its satisfaction. If any indemnity in favor of the Agent shall be or become, in the determination of the Agent, inadequate, the Agent may call for additional indemnification from the Lenders and cease to do the acts indemnified against hereunder until such additional indemnity is given.

SECTION 9.2. FUNDING RELIANCE, ETC. Unless the Agent shall have been notified by telephone, confirmed in writing, by any Lender by 5:00 p.m. (New York City time), on the day prior to a Borrowing that such Lender will not make available the amount which would constitute its Percentage of such Borrowing on the date specified therefor, the Agent may assume that such Lender has made such amount available to the Agent and, in reliance upon such assumption, make available to the Borrower a corresponding amount. If and to the extent that such Lender shall not have made such amount available to the Agent, such Lender and the Borrower severally agree to repay the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date the Agent made such amount available to the Borrower to the date such amount is repaid to the Agent at the interest rate applicable at the time to Loans comprising such Borrowing.

SECTION 9.3. EXCULPATION. Neither the Agent nor any of its directors, officers, employees or agents shall be liable to any Lender for any action taken or omitted to be taken by it under this Agreement or any other Loan Document, or in connection herewith or therewith, except for its own wilful misconduct or negligence, nor be responsible for any recitals or warranties herein or therein, nor for the effectiveness, enforceability, validity or due execution of this Agreement or any other Loan Document, nor for the creation, perfection or priority of any Liens purported to be created by any of the Loan Documents, or the validity, genuineness, enforceability, existence, value or sufficiency of any collateral security, nor to make any inquiry respecting the performance by the Borrower of its obligations hereunder or under any other Loan Document. Any such inquiry which may be made by the Agent shall not obligate it to make any further inquiry or to take any action. The Agent shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which the Agent believes to be genuine and to have been presented by a proper Person.

SECTION 9.4. SUCCESSOR. The Agent may resign as such at any time upon at least 30 days' prior notice to the Borrower and all the Lenders. If no successor Agent shall have been appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving notice of resignation, then the retiring Agent may, on behalf of the Lenders,
(a) appoint a successor Agent, which shall be one of the Lenders or a commercial banking or finance institution organized under the laws of the U.S. (or any State thereof) or a U.S. branch or agency of a commercial banking institution, and having a combined capital and surplus of at least $250,000,000 or (b) designate the Lenders to perform the Agent's responsibilities. The successor Agent shall be entitled to receive from the retiring Agent such documents of transfer and assignment as such successor Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation hereunder as the Agent, the provisions of

         (a) this Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under this Agreement; and

         (b) Section 10.3 and Section 10.4 shall continue to inure to its benefit.

SECTION 9.5. LOANS BY CHASE. Chase shall have the same rights and powers with respect to (a) the Loans and Letters of Credit made by it or any of its Affiliates, and (b) the Notes held by it or any of its Affiliates as any other Lender and may exercise the same as if it were not the Agent. Chase and each of its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with Holdings, the Borrower or any Subsidiary or Affiliate thereof as if it were not the Agent hereunder.

SECTION 9.6. CREDIT DECISIONS. Each Lender acknowledges that it has, independently of the Agent and each other Lender, and based on such Lender's review of the financial information of the Borrower, this Agreement, the other Loan Documents (the terms and provisions of which being satisfactory to such Lender) and such other documents, information and investigations as such Lender has deemed appropriate, made its own credit decision to extend its Commitments. Each Lender also acknowledges that it will, independently of the Agent and each other Lender, and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement or any other Loan Document.

SECTION 9.7. COPIES, ETC. The Agent shall give prompt notice to each Lender of each notice or request given to the Agent by Holdings or the Borrower and required to be delivered to the Lenders pursuant to the terms of this Agreement (unless concurrently delivered to the Lenders by Holdings or the Borrower, as the case may be). The Agent will distribute to each Lender each document or instrument received for its account and copies of all other communications received by the Agent from Holdings or the Borrower for distribution to the Lenders by the Agent in accordance with the terms of this Agreement.

SECTION 9.8. CERTAIN COLLATERAL MATTERS.

         (a) The Agent is authorized on behalf of all the Lenders, without the necessity of any notice to or further consent from the Lenders, from time to time to take any action with respect to any Collateral or the Loan Documents which may be necessary to perfect and maintain perfected the security interest in and Liens upon the Collateral granted pursuant to the Loan Documents.

         (b) Each Lender agrees that no Lender shall have any right individually to seek to realize upon the security granted by any Loan Document, it being understood and agreed that such rights and remedies may be exercised solely by the Agent for the benefit of the Lenders.

         (c) The Lenders irrevocably authorize the Agent, at its option and in its discretion, to release any security interest or Lien granted to or held by the Agent upon any Collateral (i) upon termination of the Commitments and payment in full of all Loans and all other Obligations payable under this Agreement and under any other Loan Document; (ii) constituting property sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder; (iii) constituting property in which Holdings, the Borrower or any Subsidiary thereof owned no interest at the time the security interest and/or Lien was granted or at any time thereafter; (iv) constituting property leased to Holdings, the Borrower or any Subsidiary thereof under a lease which has expired or been terminated in a transaction permitted under this Agreement or is about to expire and which has not been, and is not intended by Holdings, the Borrower or such Subsidiary to be, renewed or extended; (v) consisting of an instrument evidencing Indebtedness or other debt instrument, if the Indebtedness evidenced thereby has been paid in full; or (vi) if approved, authorized or ratified in writing by the Required Lenders or, if required by Section 10.1, each Lender. Upon request by the Agent at any time, the Lenders will confirm in writing the Agent's authority to release particular types or items of collateral pursuant to this Section 9.8.


                                    ARTICLE X
                            MISCELLANEOUS PROVISIONS

SECTION 10.1. WAIVERS, AMENDMENTS, ETC. The provisions of this Agreement and of each other Loan Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by Holdings, the Borrower and the Agent (acting only at the direction or with the authority of the Required Lenders); provided, however, that no such amendment, modification or waiver which would:

         (a) modify any requirement hereunder that any particular action be taken by all the Lenders or by the Required Lenders shall be effective unless consented to by each Lender;

         (b) modify this Section 10.1, change the definition of "Required Lenders", increase any Commitment Amount or the Percentage of any Lender, reduce any fees described in Article III, change the time for payment of fees to the Lenders described in Article III, or release all or any substantial part of the Collateral except as otherwise specifically provided in any Loan Document, shall be made without the consent of any Lender affected thereby;

         (c) extend the due date for, or reduce the amount of, any scheduled repayment or prepayment under clause (b), (c) or (d) of Section 3.1.2 of principal of, or interest on, any Loan or Reimbursement Obligation (or reduce the principal amount of or rate of interest on any Loan or Reimbursement Obligation), change the schedule of reductions to the Commitments provided for in Section 2.3(b) or extend any Commitment Termination Date without the consent of the holder of that Note evidencing such Loan;

         (d) amend, modify or waive any condition set forth in Section 5.2 to the making of any Credit Extension;

         (e) increase the Stated Amount of any Letter of Credit unless consented to by each Issuer; or

         (f) affect adversely the interests, rights or obligations of the Agent in its capacity as Agent or the Issuer in its capacity as Issuer, without the consent of the Agent or the Issuer, as the case may be.

         No failure or delay on the part of the Agent, any Lender or the holder of any Note in exercising any power or right under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Borrower in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Agent, any Lender or the holder of any Note under this Agreement or any other Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder. The remedies provided in this Agreement are cumulative, and not exclusive of remedies provided by law.

SECTION 10.2. NOTICES. All notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing and addressed, delivered or transmitted to such party at its address or telecopy number set forth on Schedule III hereto (or set forth in a Lender Assignment Agreement) or at such other address or telecopy number as may be designated by such party in a notice to the other parties given in accordance with this
Section 10.2. Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given three Business Days after posting; any notice, if sent by prepaid overnight express shall be deemed delivered on the next Business Day; any notice, if transmitted by telecopy, shall be deemed given when sent, with confirmation of receipt; any notice, if transmitted by hand, shall be deemed received when delivered. Any Borrowing Request or Continuation/Conversion Notice delivered to the Agent by facsimile shall be confirmed by the prompt delivery of the original thereof to the Agent (except that no such confirmation shall be required with respect to any Borrowing Request, unless requested by the Agent, to the extent that the proceeds therefrom are requested to be disbursed to the Borrower's controlled disbursement account maintained with the Agent).

SECTION 10.3. PAYMENT OF COSTS AND EXPENSES. The Borrower agrees to pay on demand all reasonable expenses of the Agent (including, without limitation, the fees and out-of-pocket expenses of counsel to the Agent, including the allocated fees and expenses of in-house counsel, and consultants, if any, who may be retained in connection with the transactions contemplated hereby by the Agent) in connection with

         (a) the negotiation, preparation, execution and delivery of this Agreement and of each other Loan Document, including schedules and exhibits, and any amendments, waivers, consents, supplements or other modifications to this Agreement or any other Loan Document as may from time to time hereafter be required, and the Lenders' and the Agent's consideration of their rights and remedies hereunder or in connection herewith from time to time whether or not the transactions contemplated hereby or thereby are consummated;

         (b) the filing, recording, refiling or rerecording of the Pledge Agreement, the Security Agreement (and any supplements thereto) and any other security instruments executed in connection with the transactions contemplated hereby and/or U.C.C. financing statements relating thereto, and all amendments, supplements and modifications to any thereof and all other documents or instruments of further assurance required to be filed or recorded or refiled or rerecorded by the terms hereof or, the Pledge Agreement or the Security Agreement or such other documents; and

         (c) the preparation and review of the form of any document or instrument relevant to this Agreement or any other Loan Document;

The Borrower further agrees to pay, and to save the Agent, the Issuer and the Lenders harmless from all liability for, any stamp or other taxes which may be payable in connection with the execution or delivery of this Agreement, the borrowings hereunder, or the issuance of the Notes or any other Loan Documents. The Borrower also agrees to reimburse the Agent, each Issuer and each Lender upon demand for all reasonable expenses (including, without limitation, the fees and out-of-pocket expenses of counsel to the Agent and each Lender, including the allocated fees and expenses of in-house counsel and consultants, if any, who may be retained by such persons) incurred by the Agent or each such Issuer or Lender in connection with (x) the negotiation of any restructuring or "work-out", whether or not consummated, of any Obligations and (y) the enforcement of any Obligations. The Borrower further agrees to reimburse the Agent on demand for all administration, audit and monitoring expenses incurred in connection with the Eligible Accounts and Eligible Inventory and determinations in respect thereof.

SECTION 10.4. INDEMNIFICATION. In consideration of the execution and delivery of this Agreement by each Lender and the extension of the Commitments, the Borrower and Holdings jointly and severally indemnify, exonerate and hold the Agent, the Issuers and each Lender and each of their respective officers, directors, employees and agents (collectively, the "Indemnified Parties") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (collectively, the "Indemnified Liabilities"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to

         (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loan or with any Letter of Credit;

         (b) the entering into and performance of this Agreement and any other Loan Document by any of the Indemnified Parties (including any action brought by or on behalf of the Borrower as the result of any determination by the Required Lenders pursuant to Article V not to fund any Borrowing);

         (c) any investigation, litigation or proceeding related to any acquisition or proposed acquisition by the Borrower or any of its Subsidiaries of all or any portion of the stock or assets of any Person, whether or not the Agent or any Lender is party thereto;

         (d) Environmental Laws relating to Holdings, the Borrower or any of their Subsidiaries, including the assertion of any lien thereunder;

         (e) the presence on or under, or the discharge, emission, spill or disposal from, any real property owned or leased by Holdings, the Borrower or any of their Subsidiaries or into or upon any land or the atmosphere, of any Hazardous Material where a source of the Hazardous Material is such real property (including, without limitation, (A) the costs of defending and or counterclaiming or claiming over against third parties in respect of any action or matter; and (B) any cost, liability or damage arising out of a settlement of any action entered into by the Lender);

         (f) in complying with or otherwise in connection with any order, consent, decree, settlement, judgement or verdict arising from the deposit, storage, disposal, burial, dumping, injection, spilling, leaking, or other placement or release in, on or from any real property owned or leased by Holdings, the Borrower or any of their Subsidiaries of any Hazardous Material (including without limitation any order under the Environmental Laws to clean-up or decommission), whether or not such deposit, storage, disposal, burial, dumping, injecting, spillage, leaking or other placement or release in, on or from any such real property of any Hazardous Material:

                  (i) results by, through or under property owned or leased by Holdings or the Borrower; or

                  (ii) occurred with Holdings' or the Borrower's knowledge and consent; or

                  (iii) occurred before or after the Effective Date;

except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's gross negligence or wilful misconduct as determined by a final judgment of a court of competent jurisdiction. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

SECTION 10.5. SURVIVAL. The obligation, as applicable, of Holdings and the Borrower under Sections 4.3, 4.4, 4.5, 4.6, 10.3 and 10.4, and the obligations of the Lenders under Section 9.1, shall in each case survive any termination of this Agreement, the payment in full of all the Obligations and the termination of all the Commitments. The representations and warranties made by each Obligor in this Agreement and in each other Loan Document shall survive the execution and delivery of this Agreement and each such other Loan Document.

SECTION 10.6. SEVERABILITY. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 10.7. HEADINGS. The various headings of this Agreement and of each other Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or such other Loan Document or any provisions hereof or thereof.

SECTION 10.8. EXECUTION IN COUNTERPARTS, EFFECTIVENESS, ETC. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be executed by the Borrower and the Agent and be deemed to be an original and all of which shall constitute together but one and the same agreement. This Agreement shall become effective when counterparts hereof executed on behalf of the Borrower and each initial Lender (or notice thereof satisfactory to the Agent) shall have been received by the Agent and notice thereof shall have been given by the Agent to the Borrower and each Lender.

SECTION 10.9. GOVERNING LAW; ENTIRE AGREEMENT. THIS AGREEMENT AND THE NOTES SHALL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. This Agreement, the Notes and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

SECTION 10.10. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that:

         (a) neither Holdings nor the Borrower may assign or transfer its rights or obligations hereunder without the prior written consent of the Agent and all Lenders; and

         (b) the rights of sale, assignment and transfer of the Lenders are subject to Section 10.11.

SECTION 10.11. SALE AND TRANSFER OF LOANS AND NOTES; PARTICIPATIONS IN LOANS AND NOTES. Each Lender may assign, or sell participations in, its Loans and Commitments to one or more other Persons in accordance with this Section 10.11.

SECTION 10.11.1. ASSIGNMENTS.

         (a) Any Lender, with the written consent of the Borrower and the Agent (which consent, in the case of the Borrower, shall not to be unreasonably withheld or delayed and shall not, in any event, be required if any Default or Event of Default shall have occurred and be continuing), may at any time assign and delegate all or any fraction of such Lender's Loans, Commitments and Letter of Credit participations to one or more commercial banks or other financial institutions, and with notice to the Borrower and the Agent, but without the consent of the Borrower or the Agent, may assign and delegate to any of its Affiliates or to any other Lender (each Person described in either of the foregoing clauses as the Person to whom such assignment and delegation is to be made being hereinafter referred to as an "Assignee

Lender"), all or any fraction of such Lender's total Loans, Commitments and Letter of Credit participations (which assignment and delegation shall be of a constant, and not a varying, percentage of all the assigning Lender's Loans and Commitments) in a minimum aggregate amount of $5,000,000 (or, if less, the total of such Lender's Commitment Amount and aggregate principal amount of Loans outstanding); provided, however, that the Borrower, each other Obligor and the Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned and delegated to an Assignee Lender until

                  (i) written notice of such assignment and delegation, together with payment instructions, addresses and related information with respect to such Assignee Lender, shall have been given to the Borrower and the Agent by such Lender and such Assignee Lender;

                  (ii) such Assignee Lender shall have executed and delivered to the Borrower and the Agent a Lender Assignment Agreement, accepted by the Agent; and

                  (iii) the processing fees described below shall have been paid.

From and after the date that the Agent accepts such Lender Assignment Agreement,
(x) the Assignee Lender thereunder shall be deemed automatically to have become a party hereto and to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee Lender in connection with such Lender Assignment Agreement, shall have the rights and obligations of a Lender hereunder and under the other Loan Documents, and (y) the assignor Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it in connection with such Lender Assignment Agreement, shall be released from its obligations hereunder and under the other Loan Documents. Within five Business Days after its receipt of notice that the Agent has received an executed Lender Assignment Agreement, the Borrower shall execute and deliver to the Agent (for delivery to the relevant Assignee Lender) new Notes evidencing such Assignee Lender's assigned Loans and Commitments and, if the assignor Lender has retained Loans and Commitments hereunder, replacement Notes in the principal amount of the Loans and Commitments retained by the assignor Lender hereunder (such Notes to be in exchange for, but not in payment of, those Notes then held by such assignor Lender). Each such Note shall be dated the date of the predecessor Notes. The assignor Lender shall mark the predecessor Notes "exchanged" and deliver them to the Borrower. Accrued interest on that part of the predecessor Notes evidenced by the new Notes, and accrued fees, shall be paid as provided in the Lender Assignment Agreement. Accrued interest on that part of the predecessor Notes evidenced by the replacement Notes shall be paid to the assignor Lender. Accrued interest and accrued fees shall be paid at the same time or times provided in the predecessor Notes and in this Agreement. Such assignor Lender or such Assignee Lender must also pay a processing fee to the Agent upon delivery of any Lender Assignment Agreement in the amount of $3,500. Any attempted assignment and delegation not made in accordance with this Section
10.11.1 shall be null and void. The terms of this clause (a) shall not apply to the original syndication of the Commitments by Chase.

         (b) Notwithstanding clause (a), any Lender may assign and pledge all or any portion of its Loans and Notes and other rights to a Federal Reserve Bank as collateral security; provided, however, that no such assignment under this clause (b) shall release the assignor Lender from any of its obligations hereunder.

SECTION 10.11.2. PARTICIPATIONS.

         (a) Any Lender may at any time without the consent of the Borrower or the Agent (but with prior written notice to the Borrower and the Agent) sell to one or more commercial banks or other Persons (each of such commercial banks and other Persons being herein called a "Participant") participating interests in any of the Loans, Commitments, or other interests of such Lender hereunder; provided, however, that

                  (i) no participation contemplated in this Section 10.11.2 shall relieve such Lender from its Commitments or its other obligations hereunder or under any other Loan Document;

                  (ii) such Lender shall remain solely responsible for the performance of its Commitments and such other obligations;

                  (iii) the Borrower and each other Obligor and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and each of the other Loan Documents;

                  (iv) no Participant, unless such Participant is an Affiliate of such Lender, or is itself a Lender, shall be entitled to require such Lender to take or refrain from taking any action hereunder or under any other Loan Document, except that such Lender may agree with any Participant that such Lender will not, without such Participant's consent, take any actions of the type described in clause (b) or (c) of Section 10.1; and

                  (v) the Borrower shall not be required to pay any amount under clause (b) of this Section 10.11.2 that is greater than the amount which it would have been required to pay had no participating interest been sold.

         (b) The Borrower acknowledges and agrees that each Participant, for purposes of Sections 4.3, 4.4, 4.5, 4.6, 10.3 and 10.4, shall be considered a Lender.

SECTION 10.11.3. CERTAIN OTHER PROVISIONS.

         (a) The Borrower authorizes each Lender to disclose to any participant or assignee (each, a "Transferee") and any prospective Transferee any and all financial and other information in such Lender's possession concerning the Borrower which has been delivered to such Lender by the Borrower pursuant to or in connection with this Agreement or which has been delivered to such Lender by the Borrower in connection with such Lender's credit evaluation of the Borrower prior to entering into this Agreement.

         (b) If, pursuant to this Section 10.11.3, any interest in this Agreement or any Loan or Note is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee (other than any Participant), and may cause any Participant, concurrently with the effectiveness of such transfer, (i) to represent to the transferor Lender (for the benefit of the transferor Lender, the Agent and the Borrower) that under applicable law and treaties, except as disclosed by such Transferee, no taxes will be required to be withheld by the Agent, the Borrower or the transferor Lender with respect to any payments to be made to such Transferee in respect of the Loans, (ii) to furnish to the transferor Lender, the Agent and the Borrower either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein such Transferee claims entitlement to whole or partial exemption from U.S. federal withholding tax on all interest payments hereunder) and (iii) to agree (for the benefit of the transferor Lender, the

Agent and the Borrower) to provide the transferor Lender, the Agent and the Borrower a new Form 4224 or Form 1001 upon the obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such Transferee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

SECTION 10.12. OTHER TRANSACTIONS. Nothing contained herein shall preclude either the Agent or any other Lender from engaging in any transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Affiliates in which the Borrower or such Affiliate is not restricted hereby from engaging with any other Person.

SECTION 10.13. GUARANTY OF HOLDINGS.

         (a) Guaranty. Holdings unconditionally and irrevocably guarantees the full and prompt payment when due, whether at stated maturity, by acceleration or otherwise (including, without limitation, all amounts which would have become due but for the operation of the automatic stay under Section 362(a) of the Federal Bankruptcy Code, 11 U.S.C. 362(a)), of all Obligations, whether for principal, interest, fees, expenses or otherwise, and including any and all costs and expenses (including reasonable attorney costs) incurred by the Agent or any Lender in enforcing any of their respective rights with respect thereto. The foregoing guaranty constitutes a guaranty of payment when due and not merely of collection, and Holdings specifically agrees that it shall not be necessary or required that the Agent or any Lender exercise any right, assert any claim or demand or enforce any remedy whatsoever against any Borrower or any other Obligor before or as a condition to the obligations of Holdings hereunder.

         (b) Acceleration of Guaranty. Holdings and agrees that (i) in the event that the Borrower or any other Obligor is subject to any proceeding of the nature referred to in Section 8.1.9, or (ii) upon notice of acceleration of the Obligations from the Agent pursuant to Section 8.3, and if any such event shall occur at a time when any of the Obligations may not then be due and payable, Holdings will pay to the Lenders forthwith the full amount which would be payable hereunder by Holdings if all the Obligations were then due and payable.

         (c) Guaranty Absolute. The guaranty pursuant to this Section 10.13 is a continuing, absolute, unconditional and irrevocable guarantee of payment and shall remain in full force and effect until all the Obligations have been indefeasibly paid in full in cash and all Commitments shall have permanently terminated. Holdings guarantees that the Obligations will be paid strictly in accordance with the terms of each agreement under which they arise, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agent or any of the Lenders with respect thereto. The liability of each of Holdings under this Section 10.13 shall be absolute and unconditional irrespective of:

                  (i) any lack of validity, legality or enforceability of this Agreement, the Notes, any other Loan Document, or any other agreement or instrument relating to any thereof;

                  (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any compromise, renewal, extension, acceleration or release with respect thereto, or any other amendment or waiver of or any consent to departure from this Agreement, the Notes or any other Loan Document;

                  (iii) any addition, exchange, release or non-perfection of any Collateral, or any release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Obligations;

                  (iv) the failure of the Agent or any Lender

                           (A) to assert any claim or demand or to enforce any right or remedy against Holdings, the Borrower, any other Obligor or any other Person (including any other guarantor) under the provisions of this Agreement, any Note, any other Loan Document or otherwise, or

                           (B) to exercise any right or remedy against any other guarantor of, or Collateral securing, any of the Obligations;

                  (v) any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of this Agreement, any Note or any other Loan Document;

                  (vi) any defense, set-off or counterclaim which may at any time be available to or be asserted by Holdings, the Borrower or any other Obligor against the Agent or any Lender;

                  (vii) any reduction, limitation, impairment or termination of the Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and Holdings hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, the Obligations or otherwise; or

                  (viii) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, the Borrower, any other Obligor or Holdings.

         (d) Reinstatement, etc. Holdings agrees that its guaranty hereunder shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Obligations is rescinded or must otherwise be restored by the Agent or any Lender, upon the Borrower or any other Obligor being subject to any proceeding of the nature referred to in
Section 8.1.9 or otherwise, all as though such payment had not been made.

         (e) Waiver. Holdings hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations and this guaranty, and any requirement that the Agent or any Lender protect, secure, perfect or insure any Lien on any of the Collateral or other property or exhaust any right or take any action against the Borrower, any other Obligor or any other Person (including any other guarantor) or any Collateral securing the Obligations.

         (f) Waiver of Subrogation. Holdings hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Borrower or any other Obligor that arise from the existence, payment, performance or enforcement of its obligations under its guaranty hereunder, including any right of subrogation, reimbursement, exoneration or indemnification, any right to participate in any claim or remedy of the Agent or any Lender against the Borrower or any other Obligor or any Collateral which the Agent or any Lender now has or hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including the right to take or receive from the

Borrower or any other Obligor, directly or indirectly, in cash or other property or by set-off or in any manner, payment or security on account of such claim or other rights. If any amount shall be paid to the Borrower in violation of the preceding sentence and the Obligations shall not have been paid in cash in full and the Commitments have not been permanently terminated, such amount shall be deemed to have been paid to Holdings for the benefit of, and held in trust for, the Lenders, and shall forthwith be paid to the Agent on behalf of the Lenders to be credited and applied against the Obligations, whether matured or unmatured. Holdings acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Agreement and that the waiver set forth in this Section is knowingly made in contemplation of such benefits.

SECTION 10.14. FORUM SELECTION AND CONSENT TO JURISDICTION. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE AGENT, THE LENDERS, HOLDINGS OR THE BORROWER SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE FEDERAL OR STATE COURTS OF NEW YORK LOCATED IN THE BOROUGH OF MANHATTAN; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. HOLDINGS AND THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY SUBMIT TO THE JURISDICTION OF SUCH COURTS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREE TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. HOLDINGS AND THE BORROWER FURTHER IRREVOCABLY CONSENT TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. HOLDINGS AND THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH THEY MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT HOLDINGS OR THE BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OF FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, HOLDINGS AND THE BORROWER HEREBY IRREVOCABLY WAIVE SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

SECTION 10.15. WAIVER OF JURY TRIAL, ETC. THE AGENT, THE LENDERS, HOLDINGS AND THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE AGENT, THE LENDERS, HOLDINGS OR THE BORROWER. HOLDINGS AND THE BORROWER ACKNOWLEDGE AND AGREE THAT THEY HAVE RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF

EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENT AND THE LENDERS ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER LOAN DOCUMENT. IN NO EVENT SHALL ANY LENDER OR THE AGENT BE LIABLE FOR ANY CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.


                                            SELFCARE CONSUMER PRODUCTS, INC.


                                            By:________________________________
                                               Name:
                                               Title:



                                            SELFCARE, INC.


                                            By:_______________________________
                                               Name:
                                               Title:



                                            THE CHASE MANHATTAN BANK,
                                              as the Agent


                                            By:________________________________
                                               Name:
                                               Title:


                                            LENDERS

                                            THE CHASE MANHATTAN BANK


                                            By:________________________________
                                               Name:
                                               Title:

                                                                      SCHEDULE I

                               DISCLOSURE SCHEDULE


ITEM 1.1 Holdings' Equity Documents.

ITEM 6.8 Initial Capitalization.

ITEM 6.12 Environmental Matters.

ITEM 6.13(a) Inventory Locations.

ITEM 6.20 Insurance.

ITEM 7.2.2(b) Indebtedness to be Paid.

ITEM 7.2.2(c) Ongoing Indebtedness.

ITEM 7.2.2(z) Holdings' Contingent Liabilities.

ITEM 7.2.3(c) Existing Liens.

ITEM 7.2.5(a) Ongoing Investments.

ITEM 7.2.8 Take or Pay Contracts.

ITEM 7.2.12(a) Transactions with Affiliates.

                                                                     SCHEDULE II



                                   PERCENTAGES

Lender                                                        Revolving Loan Commitment     Term Loan Commitment
------                                                        -------------------------     --------------------
The Chase Manhattan Bank                                                    100%                        100%

----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

                                                                    SCHEDULE III


                           ADMINISTRATIVE INFORMATION

         BORROWER AND HOLDINGS

                  Selfcare, Inc.
                  Selfcare Consumer Products, Inc.
                  200 Prospect Street
                  Waltham, MA  02154
                  Telecopier No.:  617-647-3939

                  Attention:  Anthony Hall

         AGENT

                  The Chase Manhattan Bank
                  633 Third Avenue
                  New York, New York  10017
                  Telecopier No.:  212-622-5289

         LENDERS

         1.       The Chase Manhattan Bank


                  Domestic Office
                  633 Third Avenue
                  New York, New York  10017
                  Telecopier No.:  212-622-5289

                  Attention:  Credit Executive

                  LIBOR Office
                  633 Third Avenue
                  New York, New York  10017
                  Telecopier No.:  212-622-5289

                  Attention:  Credit Executive

                  Administrative Information
                  633 Third Avenue
                  New York, New York  10017
                  Telecopier No.:  212-622-5289

                  Attention:  Credit Executive